    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

          BANK UNITED CORP. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

      (Exact name of registrant as specified in its declaration of trust)

              DELAWARE                                6735                                   --
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               (TO BE APPLIED FOR)

                           --------------------------

                       [ADDRESS AND TEL. NUMBER OF TRUST]
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

              [NAME, ADDRESS AND TEL. NUMBER OF DELAWARE TRUSTEE]
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                   COPIES TO:

        CRAIG M. WASSERMAN, ESQ.                    JONATHON K. HEFFRON, ESQ.            E APPLIED FOR)
      WACHTELL, LIPTON, ROSEN & KATZ                    BANK UNITED CORP.
           51 WEST 52ND STREET                        3200 SOUTHWEST FREEWAY
         NEW YORK, NEW YORK 10019                      HOUSTON, TEXAS 77027
              (212) 403-1000                              (713) 543-6500

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

               TITLE OF EACH                        AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
            CLASS OF SECURITIES                      TO BE              OFFERING             AGGREGATE          REGISTRATION
              TO BE REGISTERED                   REGISTERED(1)       PRICE PER UNIT       OFFERING PRICE             FEE
Contingent Payment Right Certificate........      39,783,988               N/A                  N/A                  (2)
                                                 certificates

(1) The number of Contingent Payment Right Certificates ("CPR Certificates") to be registered pursuant to this Registration Statement is equal to (i) the number (37,112,788) of shares of Class A common stock, par value $.01 per share ("Bank United Corp. common stock"), of Bank United Corp. ("Bank United Corp.") presently outstanding or reserved for issuance under various benefit and compensation plans of Bank United Corp. and (ii) the maximum number (2,671,200) of shares of Bank United Corp. common stock that may be issued under the stock purchase contracts included in the Bank United Corp. 8% Premium Interest Equity Securities.

(2) In connection with the merger (the "Merger") of Bank United Corp. into Washington Mutual, Inc. ("Washington Mutual"), Bank United Corp.'s stockholders will receive both CPR Certificates registered under this Registration Statement and shares of common stock of Washington Mutual registered under Washington Mutual's Form S-4 Registration Statement
    No. 333-47308 (the "Washington Mutual Registration Statement"). In connection with the Washington Mutual Registration Statement, Washington Mutual, Inc. has previously paid a registration fee of $522,428 based on the price of Bank United Corp. common stock pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended. Accordingly, the fee paid by Washington Mutual, Inc. has been credited against any registration fee payable hereunder pursuant to Rule 457(b) under the Securities Act, as amended, and no fee is payable hereunder.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement on Form S-4 is being filed in connection with the registration and issuance of contingent payment right certificates of the Bank United Corp. Litigation Contingent Payment Rights Trust, a Delaware business trust. The distribution of the certificates will be effected by a reorganization of Bank United Corp. in which a wholly owned subsidiary of Bank United Corp. will merge with and into Bank United Corp. immediately prior to the proposed merger of Bank United Corp. with and into Washington Mutual, Inc. In this reorganization, each outstanding share of Bank United Corp. common stock will be converted into (a) one new share of Bank United Corp. common stock and
(b) the right to receive one rights certificate. In addition, Bank United Corp.'s outstanding 8% Corporate Premium Income Equity Securities and outstanding options to purchase Bank United Corp. common stock will be adjusted to provide for the issuance of one rights certificate per share of Bank United Corp. common stock issuable or purchasable under those options and Premium Income Equity Securities, respectively. Prior to the special meeting of stockholders of Bank United Corp. to be held in connection with the Bank United Corp. reorganization and the Washington Mutual merger, Bank United Corp. stockholders will receive a proxy statement of Bank United Corp. that will include the information contained in the prospectus included in this registration statement and the information contained in the prospectus included in the registration statement of Washington Mutual, Inc. on Form S-4 (Registration Statement No. 333-47308) with respect to the shares of Washington Mutual common stock to be issued to Bank United Corp. stockholders in the Washington Mutual merger. The prospectus included in this registration statement does not contain all of the information that will be included in the Washington Mutual registration statement.

PRELIMINARY COPY--SUBJECT TO COMPLETION--DATED NOVEMBER 3, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 PROSPECTUS OF
                    BANK UNITED CORP. LITIGATION CONTINGENT
                              PAYMENT RIGHTS TRUST
                            CONTINGENT PAYMENT RIGHT
                                  CERTIFICATES
                            ------------------------

    Bank United Corp., a Delaware corporation, has established the Bank United Corp. Litigation Contingent Payment Rights Trust, a statutory business trust created under Delaware law. The trust will issue contingent payment rights certificates in connection with the Bank United Corp. reorganization in which a wholly owned subsidiary of Bank United Corp. will merge with and into Bank United Corp. This reorganization will occur immediately prior to the merger of Bank United Corp. with and into Washington Mutual, Inc., a Washington corporation. The rights certificates will not be distributed unless the Bank United Corp. reorganization and the Washington Mutual merger are approved by the Bank United Corp. stockholders and all of the conditions to completion of those transactions are satisfied or waived in accordance with the terms of the agreements governing those transactions.

    The rights certificates will represent undivided beneficial interests in the assets of the trust and will entitle the holders of the certificates to receive an amount equal to the proceeds, if any, that may by received by Bank United Corp. and Bank United, a federally chartered savings bank subsidiary of Bank United Corp., or their successors in the "forbearance" litigation of Bank United Corp. and Bank United against the United States, less certain taxes and expenses. The right to receive the proceeds of the forbearance litigation will
be governed by the commitment agreement, dated as of           , 2000, by and
between Bank United Corp. and the trust.

    This prospectus constitutes a prospectus of the trust in respect of the
rights certificates to be issued by the trust. As of [      ], 2000, the record
date for the Bank United Corp. reorganization, the number of rights certificates issuable in the distribution to stockholders of record as of that date would be
[      ]. The number of rights certificates issuable with respect to Bank United
Corp. stock options outstanding on the record date would be [      ]. Based on
these numbers, up to approximately [      ] rights certificates will be issuable
by the trust prior to the Washington Mutual merger. In addition, the maximum number of rights certificates issuable with respect to Bank United Corp. 8% Premium Income Equity Securities outstanding on the record date would be
[      ].

    An application [will be] made promptly after the date of this prospectus to have the rights certificates listed on the NASDAQ National Market under the
symbol "[      ]". No assurance can be given that the rights certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other system.

    THE RIGHTS CERTIFICATES REPRESENT ONLY A BENEFICIAL INTEREST IN THE ASSETS OF THE TRUST. THE RIGHTS CERTIFICATES DO NOT PROVIDE ANY RIGHTS IN THE FORBEARANCE LITIGATION OR AGAINST THE UNITED STATES GOVERNMENT. THE RIGHTS CERTIFICATES ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE OF RISK AND MAY NOT BE AN APPROPRIATE INVESTMENT FOR THE AVERAGE INVESTOR. SEE "RISK FACTORS" FOR FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE RIGHTS CERTIFICATES.

    THE RIGHTS CERTIFICATES OFFERED BY THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    THE RIGHTS CERTIFICATES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               TABLE OF CONTENTS

                                           PAGE
                                         --------
SUMMARY................................      1
Formation of the Trusts................      1
The Commitment Agreement and Payment to
  CPR Certificate Holders..............      1
The Forbearance Litigation.............      1
Management of the Forbearance
  Litigation...........................      2
The CPR Certificates...................      2
Resales of CPR Certificates............      2
No Existing Trading Market for the CPR
  Certificates.........................      2
Expenses of the Contingent Payment
  Rights Trust.........................      3
The Reorganization and Distribution of
  the CPR Certificates.................      3
Effect of the Merger...................      3
RISK FACTORS...........................      4
The Litigation Trustees Will Control
  the Forbearance Litigation...........      4
The Amount and Type of Damages from the
  Forbearance Litigation Are Unknown...      4
Payments, if any, to CPR Certificate
  Holders Cannot Be Assured............      4
The CPR Trust May Not Have Adequate
  Funds for Expenses...................      5
CPR Certificate Holders Will Have Only
  Limited Rights With Respect to the
  Trusts, the Trustees and Bank United
  Corp.................................      6
No Existing Trading Market for the CPR
  Certificates.........................      6
Availability of Information Regarding
  Developments in the Forbearance
  Litigation...........................      7
THE TRUSTS.............................      8
THE FORBEARANCE LITIGATION.............      9
General................................      9
Related Cases..........................     10
Damages................................     10
Management of the Litigation...........     11

                                           PAGE
                                         --------

THE COMMITMENT AGREEMENT...............     12
DESCRIPTION OF THE CPR CERTIFICATES....     15
General................................     15
Resales of CPR Certificates............     15
Tradability............................     15
Payment Procedures for CPR
  Certificates.........................     15
Payment of the Commitment Amount to the
  Payment Trust........................     16
Payment of the Proceeds Amount to the
  Contingent Payment Rights Trust......     16
Payment of Payment Amount to Holders...     16
Timing of Payments.....................     17
Expenses and Retained Amount...........     17
Certain Tax Matters....................     18
Indemnification and Related
  Obligations; Liability...............     21
THE BANK UNITED CORP. REORGANIZATION
  AND THE DISTRIBUTION OF CPR
  CERTIFICATES.........................     24
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................     25
Characterization of the CPR
  Certificates and Trust...............     25
Characterization of the Commitment;
  Section 483..........................     26
Sale of CPR Certificates...............     27
Receipt of Payments on the Commitment..     27
Lack of a Cash Recovery................     27
Other Characterizations................     27
Funding of Additional Expenses.........     28
Backup Withholding and Information
  Reporting............................     28
FILING OF EXCHANGE ACT REPORTS.........     28
VALIDITY OF THE CPR CERTIFICATES.......     28

APPENDICES:

APPENDIX A            -- [Reserved]
                      -- Form of Declaration of Trust (Contingent Payment Rights
APPENDIX B-1          Trust)
APPENDIX B-2          -- Form of Declaration of Trust (Payment Trust)
APPENDIX C            -- Form of Commitment Agreement
APPENDIX D            -- [Reserved]
APPENDIX E            -- [Reserved]

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.

FORMATION OF THE TRUSTS (SEE PAGE   )

    The Bank United Corp. Litigation Contingent Payment Rights Trust is a statutory business trust created under Delaware law pursuant to a declaration of trust and the filing of a certificate of trust with the Delaware Secretary of
State on [      ], 2000. The contingent payment rights trust was created to hold and enforce the commitment agreement described below. The declaration of trust for the contingent payment rights trust, substantially in the form attached as Appendix B-1 to this prospectus, will govern the terms and conditions of the contingent payment rights trust.

    The Payment Trust is a statutory business trust created under Delaware law pursuant to a declaration of trust and the filing of a certificate of trust with the Delaware Secretary of State on [ ], 2000. The payment trust was formed for the purpose of receiving and paying to the contingent payment rights trust any payment of the commitment amount described below. The declaration of trust for the payment trust, substantially in the form attached as Appendix B-2 to this prospectus, will govern the terms and conditions of the payment trust.

THE COMMITMENT AGREEMENT AND PAYMENT TO CPR CERTIFICATE HOLDERS (SEE PAGE   )

    Prior to the Bank United Corp. reorganization, Bank United Corp. will enter into a commitment agreement, substantially in the form attached as Appendix C to this prospectus, pursuant to which Bank United Corp. will be obligated to pay to the payment trust from time to time an amount equal to the commitment amount plus interest less taxes on that interest. The commitment amount is the portion of the proceeds that Bank United Corp. and its subsidiary, Bank United, will be entitled to in the event of any recovery in their forbearance litigation against the United States, less certain reimbursements plus assumed tax benefits to Bank United Corp. relating to the trusts. Upon receiving the payment of the commitment amount, the payment trust will immediately pay that amount (plus interest but less any amounts withdrawn by Bank United Corp. for certain taxes payable by it solely by reason of its ownership of the payment trust) to the contingent payment rights trust. However, if the commitment amount is paid to the payment trust prior to the 366th day following the completion of the Bank United Corp. reorganization, the payment trust will hold that amount in trust until that day, at which time the payment trust will make the applicable payment to the contingent payment rights trust.

    The declaration of trust for the contingent payment rights trust provides that within 60 days of the receipt of any proceeds from the payment trust, the contingent payment rights trust will pay such amounts (other than $[ ] million or such greater amount as the litigation trustees reasonably determine to be likely required to pay additional expenses or to satisfy the contingent payment rights trust's indemnification obligations) less the amount of any accrued but unpaid expenses payable by the contingent payment rights trust, to the holders of the CPR Certificates as of a record date set by the litigation trustees. Any retained amounts will be retained for a period of [one] year or such longer period as the litigation trustees reasonably determine may be likely to be required. In addition, pursuant to the commitment agreement, Bank United Corp. will not be obligated to pay a portion of commitment amount for a period of up to 90 days after receipt of such amounts to the extent that Bank United is not permitted due to regulatory restrictions to distribute to Bank United Corp. those amounts and provided that certain other conditions are met.

THE FORBEARANCE LITIGATION (SEE PAGE   )

    On July 25, 1995, Bank United Corp. and its co-plaintiffs, Bank United and Hyperion Partners L.P., filed suit against the United States in the U.S. Court of Federal Claims for alleged failures of the

United States to abide by its waiver or forbearance of regulatory provisions with respect to regulatory capital requirements, liquidity requirements, accounting requirements and other matters. In March 1999, the U.S. Court of Federal Claims granted Bank United Corp.'s motion for summary judgment on the issue of liability, holding the United States liable for all claims. Bank United Corp. and its co-plaintiffs seek damages in excess of $560 million. Under the terms of the recovery agreement entered into by Bank United Corp., Bank United and Hyperion Partners L.P., Bank United Corp. and Bank United are collectively entitled to 85% of any recovery proceeds.

MANAGEMENT OF THE FORBEARANCE LITIGATION (SEE PAGE   )

    Jonathon K. Heffron, Executive Vice President, Chief Operating Officer and General Counsel of Bank United Corp., and Salvatore A. Ranieri, a director of Bank United Corp., each of whom has knowledge of the facts underlying the forbearance litigation, will be the litigation trustees of the contingent payment rights trust and the payment trust, and will be given full authority, together with a supervisory board that may be formed prior to the Bank United Corp. reorganization, to instruct Bank United Corp. and Bank United to dismiss, settle or cease the prosecution of the litigation. Bank United Corp. will control the payment trust. Administration of the trusts will be conducted by an institutional trustee. There will also be a Delaware trustee in accordance with Delaware law.

    In consideration of their services as litigation trustees for a three-year period following the Bank United Corp. reorganization, Messrs. Heffron and Ranieri each will be paid aggregate fees of $1.5 million, payable in cash in advance in 12 equal quarterly installments. Any portion of these fees that has not been paid as of the final resolution of the forbearance litigation will accelerate and be paid immediately in a lump sum. In addition, the contingent payment rights trust will issue to each of Mr. Heffron and Mr. Ranieri, as trustees, that number of CPR Certificates as is equal to 0.75% of the total number of CPR Certificates issued in connection with the Bank United Corp. reorganization, subject to transfer restrictions and potential forfeiture under certain circumstances.

THE CPR CERTIFICATES (SEE PAGE   )

    The contingent payment rights certificates that are the subject of this prospectus (we refer to these certificates as the "CPR CERTIFICATES") will represent assignable and transferable undivided beneficial interests in the assets of the contingent payment rights trust, which consist primarily of the contingent payment rights trust's rights under the commitment agreement. THE CPR CERTIFICATES ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE OF RISK. See "Risk Factors."

RESALES OF CPR CERTIFICATES (SEE PAGE   )

    The CPR Certificates will be freely transferable by the holders of such CPR Certificates, except for those holders who may be deemed to be "affiliates" of the contingent payment rights trust under applicable federal securities laws. See "Description of the CPR Certificates--Resales of the CPR Certificates" and "Risk Factors."

NO EXISTING TRADING MARKET FOR THE CPR CERTIFICATES (SEE PAGE   )

    There is no current market for the CPR Certificates. Bank United Corp., on behalf of the contingent payment rights trust, [will promptly apply] for inclusion of the CPR Certificates on the NASDAQ National Market System under the
symbol "[      ]." No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other trading system. In the event that the CPR Certificates cannot be listed on any trading system, there would likely be only minimal or no trading channels for the CPR Certificates, resulting in severely reduced or no liquidity for investors in the CPR Certificates. Even if such listing is achieved, there can be no assurance that an active market for the CPR Certificates will develop or be sustained. If such a market develops, there can be no assurance as to the price at which the CPR Certificates would trade at any time and such price could be subject to rapid and substantial change, depending upon, among other things, developments in the forbearance litigation and similar pending litigation. See "Risk Factors."

EXPENSES OF THE CONTINGENT PAYMENT RIGHTS TRUST (SEE PAGE   )

    Under the commitment agreement, Bank United Corp. is obligated to advance amounts to pay expenses of the contingent payment rights trust, including expenses of the forbearance litigation, fees and expenses of the litigation trustees and all administrative expenses. The obligation of Bank United Corp. to advance amounts relating to expenses will be capped at $10 million, subject to certain limitations, but may increase to $13 million if the forbearance litigation is pursued through additional trial court proceedings and related appeals. The contingent payment rights trust may issue additional CPR Certificates after the merger that represent pro rata interests in the assets of the contingent payment rights trust to pay expenses. The contingent payment rights trust may borrow funds in order to pay expenses if such borrowings represent debt of the contingent payment rights trust (and not ownership interests) for federal income tax purposes. See "Risk Factors--Adequacy of the Expense Fund."

THE REORGANIZATION AND DISTRIBUTION OF THE CPR CERTIFICATES (SEE PAGE   )

    Prior to the merger of Bank United Corp. with and into Washington
Mutual, Inc. the contingent payment rights trust will issue CPR Certificates to Bank United Corp. Bank United Corp. will then issue CPR Certificates to its stockholders pursuant to the merger of a wholly owned subsidiary of Bank United Corp. with and into Bank United Corp., as a result of which each outstanding share of Bank United Corp. common stock will be converted into a new share of Bank United Corp. common stock and the right to receive one CPR Certificate. Bank United Corp. will also retain or issue a number of CPR Certificates sufficient for the delivery of CPR Certificates in connection with Bank United Corp. stock options and Bank United Corp. 8% premium income equity securities. See "The Bank United Corp. Reorganization and the Distribution of the CPR Certificates."

    A special meeting of Bank United Corp. stockholders will be held on
[      ], 2000 at [  ] a.m., at [ADDRESS], to consider and vote upon the proposal to approve the agreement and plan of reorganization providing for the Bank United Corp. reorganization merger and to approve the agreement and plan of merger with Washington Mutual, Inc. providing for the merger of Bank United Corp. with and into Washington Mutual, Inc. Unless both proposals are approved by the Bank United Corp. stockholders and all of the conditions to the reorganization and the merger are satisfied or waived in accordance with the terms of the agreements governing those transactions, the CPR Certificates will not be distributed.

EFFECT OF THE MERGER

    In the merger agreement between Bank United Corp. and Washington
Mutual, Inc., Washington Mutual, Inc. has agreed to honor and perform the obligations of Bank United Corp. under, and will by operation of law as successor to Bank United Corp. in the Washington Mutual merger become subject to, the commitment agreement, the declarations of trust and the related agreements to which Bank United Corp. is a party. Unless otherwise indicated, references to Bank United Corp. in this prospectus will also refer to Washington Mutual, Inc. upon completion of the Washington Mutual merger.

                                  RISK FACTORS

    INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS REGARDING THE CPR CERTIFICATES.

THE LITIGATION TRUSTEES WILL CONTROL THE FORBEARANCE LITIGATION

    The declaration of trust for the contingent payment rights trust will provide that the litigation trustees have the right to instruct Bank United Corp. and Bank United with respect to the forbearance litigation, including, among other things, to dismiss, settle or cease prosecuting the forbearance litigation at any time without regard to the impact of any such settlement on the value of the CPR Certificates and without obtaining any cash or other recovery. There can be no assurance that Bank United Corp. or Bank United will comply with the instructions of the litigation trustees. Although the litigation trustees currently intend to cause Bank United Corp. and Bank United to continue to prosecute the forbearance litigation and to seek a cash recovery, there can be no assurance that the litigation trustees will not make a different determination in the future. There is also no assurance that either of the initial litigation trustees, both of whom have knowledge of the facts underlying the forbearance litigation, will remain a litigation trustee, and the holders of the CPR Certificates will have no rights to elect, remove or replace any litigation trustee.

THE AMOUNT AND TYPE OF DAMAGES FROM THE FORBEARANCE LITIGATION ARE UNKNOWN

    The forbearance litigation presents issues as to the amount, if any, and type of damages that may be recoverable by the plaintiffs. Although Bank United Corp. and Bank United were granted a favorable summary judgment on the issue of liability, the court has not ruled on the amount, if any, and type of damages. The United States has argued that some or all of the damages as to which recovery is sought by the plaintiffs in similar cases are too speculative to permit a recovery. In addition, even though the forbearance litigation was prosecuted to an initial favorable judgment on the issue of liability, that judgment is likely to be appealed by the federal government. For these and related reasons, there can be no assurance as to the amount, if any, and type of damages that Bank United Corp. and Bank United may recover. Without limiting the generality of the foregoing, there can be no assurance that Bank United will obtain any monetary recovery in the forbearance litigation. Nor if there is recovery is there any assurance as to the timing of the recovery, which could be very lengthy.

PAYMENTS, IF ANY, TO CPR CERTIFICATE HOLDERS CANNOT BE ASSURED

    Any proceeds of the forbearance litigation received by Bank United Corp. or its subsidiaries will first be applied by Bank United Corp. to the reimbursement of amounts advanced to the contingent payment rights trust by Bank United Corp. as well as any liability incurred by Bank United Corp. in connection with the contingent payment rights trust. In addition, after it receives a payment of the commitment amount (which is described below under "The Commitment Agreement,") from Bank United Corp. (via the payment trust), the contingent payment rights trust will be obligated to hold (and not distribute to the holders of the CPR Certificates) a portion of the proceeds for [one] year (or such longer period as the litigation trustees reasonably determine may be reasonably likely to be required) to cover all expenses, costs and claims and the indemnification obligations of the contingent payment rights trust which may be incurred or which may arise after the payment amount is paid. Furthermore, it is impossible to predict the total amount of any recovery that would be available to be paid to the CPR holders because the fees, costs, taxes and tax benefits associated with the calculation of the amounts to be distributed to CPR holders cannot currently be estimated and could substantially exceed Bank United Corp.'s obligation to provide funds to the contingent payment rights trust for the trust's expenses. To the extent that Bank United Corp. or Bank United must engage in protracted litigation, such fees and costs may increase significantly. See "Description of the CPR Certificates."

    Even in the event that a favorable final judgment or settlement is obtained, it is possible that some or all damages will be in the form of non-cash proceeds, in which case Bank United Corp. will be obligated to monetize such non-cash proceeds pursuant to the instructions of the litigation trustees. No assurance can be provided that Bank United Corp. will be able to convert such non-cash proceeds into cash or, even if this is possible, that the cash obtained will be the equivalent of the fair market value of the non-cash proceeds.

    Even in the event that cash proceeds or monetizable non-cash proceeds that exceed the amount of the required reimbursements are received, there is no assurance that Bank United Corp. will have funds sufficient to pay any portion of the commitment amount to the payment trust when due. There is also no assurance that Bank United Corp. will be able to, or be permitted under then applicable laws, rules or regulations to, cause Bank United to transfer the proceeds from any resolution of the forbearance litigation to Bank United Corp. so as to provide funds to Bank United Corp. to pay the commitment amount. In addition, pursuant to the commitment agreement, Bank United Corp. will not be obligated to pay a portion of commitment amount for a period of up to 90 days after receipt of such amounts to the extent that Bank United is not permitted due to regulatory restrictions to distribute to Bank United Corp. those amounts and provided that certain other conditions are met. In addition, applicable laws, rules or regulations governing savings and loan holding companies then in effect could limit or prevent the payment of the commitment amount by Bank United Corp. to the payment trust.

    Although Bank United Corp. will be obligated under the commitment agreement to pay the commitment amount to the payment trust, the commitment agreement, the declaration of trust and the CPR Certificates will provide that no CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against any member of the Bank United Corp. and its subsidiaries and affiliates for a breach of such obligation. The contingent payment rights trust, or the litigation trustees on behalf of the contingent payment rights trust, however, will be authorized to enforce, institute or maintain a suit, action or proceeding against Bank United Corp. for breach of the commitment agreement.

THE CPR TRUST MAY NOT HAVE ADEQUATE FUNDS FOR EXPENSES

    The contingent payment rights trust will incur a variety of expenses, including the costs of prosecuting the forbearance litigation (including the fees and expenses of counsel, experts and consultants), compensation of the institutional trustee, the Delaware trustee and the litigation trustees, the contingent payment rights trust's indemnification obligations (see "Description of the CPR Certificates--Indemnification and Related Obligations; Liability") and liability insurance for the contingent payment rights trust's indemnification obligations and any liabilities of the litigation trustees. There is no assurance that the amounts to be forwarded by Bank United Corp. will be sufficient to cover such fees and expenses, and to the extent that Bank United Corp. and Bank United must engage in protracted litigation, such fees and expenses may increase significantly.

    The contingent payment rights trust may issue additional CPR Certificates that represent pro rata interests in the assets of the contingent payment rights trust in order to pay expenses. However, there may not be any willing purchasers of additional CPR Certificates and there can be no assurance that, if there are any such purchasers, the terms of any purchase would be reasonable. In the event additional CPR Certificates are issued and existing CPR Certificate holders are not given the opportunity to purchase, or do not purchase a pro rata amount in such issuance, such CPR Certificate holders' indirect interest in the payment amount will be diluted. The contingent payment rights trust will be authorized to borrow additional funds for the sole purpose of funding expenses of the contingent payment rights trust, but only if such borrowings represent debt of the contingent payment rights trust (and not ownership interests) for federal income tax purposes. Furthermore, it may not be possible for the contingent payment rights trust to borrow funds and, if it is able to borrow funds, there can be no assurance that the terms of such borrowings will be reasonable.

CPR CERTIFICATE HOLDERS WILL HAVE ONLY LIMITED RIGHTS WITH RESPECT TO THE
  TRUSTS, THE TRUSTEES AND BANK UNITED CORP.

    The declaration of trust for the contingent payment rights trust and the CPR Certificates will provide that the litigation trustees will have no liability to CPR Certificate holders unless it is established in a final judicial determination by clear and convincing evidence that any action or omission of the litigation trustees was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages. In addition, the declaration of trust for the contingent rights trust will provide that the institutional trustee and the Delaware trustee to the contingent payment rights trust will have no liability to the CPR Certificate holders other than for acts or omissions committed with gross negligence or willful misconduct. Under Delaware law, parties generally cannot agree to eliminate liability for acts or omissions involving gross negligence or willful misconduct.

    The declaration of trust for the contingent payment rights trust and the CPR Certificates will provide that no CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against the litigation trustees or otherwise under the declaration of trust to enforce or otherwise act in respect of the CPR Certificates unless such holder has previously given written notice to the litigation trustees of the substance of such dispute, and holders of at least a majority in interest of the issued and outstanding CPR Certificates have given written notice to such parties of their support of the institution of such proceeding to resolve such dispute.

    The commitment agreement, the declaration of trust for the contingent payment rights trust and the CPR Certificates will provide that Bank United Corp., Bank United, their affiliates, officers, directors, employees or agents will have no liability to the holders of the CPR Certificates. Without limiting the generality of the foregoing, none of the CPR Certificate holders, the trustees or the contingent payment rights trust will have the right to enforce, institute or maintain any suit, action or proceeding against Bank United Corp., Bank United, their affiliates, officers, directors, employees or agents relating to the formation of the contingent payment rights trust, the entering into of the commitment agreement (which is described below in "The Commitment Agreement"), the distribution of the CPR Certificates, the forbearance litigation or the performance by the litigation trustees of their duties as litigation trustees. Notwithstanding the foregoing, the contingent payment rights trust, or the litigation trustees on behalf of the contingent payment rights trust, may enforce, institute or maintain a suit, action or proceeding against Bank United Corp. for breach of the commitment agreement or failure to deliver any CPR Certificate required to be returned when so required.

    The declaration of trust for the contingent payment rights trust will provide that the CPR Certificate holders will have no voting rights (except in connection with certain amendments to the declaration of trust for the contingent payment rights trust and except for limited rights in connection with the removal of the institutional trustee and the Delaware trustee to the contingent payment rights trust), no liquidation preference and no rights to dividends or distributions other than their pro rata share of the commitment amount plus any other contingent payment rights trust assets. In addition, the contingent payment rights trust will have no assets other than the commitment agreement and any funds raised by the contingent payment rights trust.

NO EXISTING TRADING MARKET FOR THE CPR CERTIFICATES

    There is no current market for the CPR Certificates. Bank United Corp., on behalf of the contingent payment rights trust, [will promptly apply] for inclusion of the CPR Certificates on the

NASDAQ National Market System under the symbol "[ ]." No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other trading system. In the event that the CPR Certificates cannot be listed on any trading system, there would likely be only minimal or no trading channels for the CPR Certificates, resulting in severely reduced or no liquidity for investors in the CPR Certificates. Even if such listing is achieved, there can be no assurance that an active market for the CPR Certificates will develop or be sustained. If such a market develops, there can be no assurance as to the price at which the CPR Certificates would trade at any time and such price could be subject to rapid and substantial change, depending upon, among other things, developments in the forbearance litigation and similar pending litigation.

    The price of the CPR Certificates may depend on a number of factors, including, without limitation, the nature of court decisions and opinions in the forbearance litigation and similar cases that may be decided prior to the forbearance litigation and speculation about the outcome of the forbearance litigation and litigation of those similar cases, settlement of any similar cases and Bank United Corp.'s ability to pay the commitment amount to the contingent payment rights trust. Consequently, there could be wide fluctuations in the price of CPR Certificates over short periods of time. The contingent payment rights trust will include reports of developments in the forbearance litigation in its regular, periodic securities filings and reports. In addition, the contingent payment rights trust's ability to disclose details of the forbearance litigation on a regular basis may be limited by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as negotiations. However, important developments in the forbearance litigation and similar cases may occur and become known publicly prior to disclosure in such filings or reports.

    The nature of an investment in the CPR Certificates differs from the nature of an investment in a savings and loan holding company such as Bank United Corp. or Washington Mutual. Some current Bank United Corp. stockholders may therefore determine that investment in the CPR Certificates does not comport with their investment policies or that such investment may be restricted by their charters (in the case of corporate or institutional stockholders). Such determinations by significant Bank United Corp. stockholders, or by a large number of Bank United Corp. stockholders, may result in rapid divestment of CPR Certificates by these stockholders, causing temporary selling pressure that would adversely affect the price of the CPR Certificates for some period following the effective time of the merger.

AVAILABILITY OF INFORMATION REGARDING DEVELOPMENTS IN THE FORBEARANCE LITIGATION

    The contingent payment rights trust will file annual reports on Form 10-K and quarterly reports on Form 10-Q that will include an overview of the status of the forbearance litigation, and will also file a report on Form 8-K upon the occurrence of a material judicial decision in the forbearance litigation or in the event of any agreement to settle the forbearance litigation. The contingent payment rights trust's ability to disclose details of the forbearance litigation may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as settlement negotiations.

                                   THE TRUSTS

    The forbearance litigation described below under "The Forbearance Litigation," is a contingent asset of Bank United Corp. and Bank United, and thus will become a contingent asset of Washington Mutual, Inc. as successor to Bank United Corp. and as parent company of Bank United, upon completion of the Washington Mutual merger described below under "The Bank United Corp. Reorganization and the Distribution of CPR Certificates." However, prior to the Washington Mutual merger, Bank United Corp. will establish the Bank United Corp. Litigation Contingent Payment Rights Trust, a statutory business trust under Delaware law, which will issue CPR Certificates representing the right to receive a portion of the assets of the contingent payment rights trust. This trust will hold and enforce Bank United Corp.'s obligation to pay to the trust Bank United Corp.'s and Bank United's portion of the proceeds of any final judgment or settlement in the forbearance litigation less certain taxes, expenses and reimbursements. Unless otherwise indicated, references to Bank United Corp. in this proxy statement/prospectus also refer to Washington Mutual upon completion of the Washington Mutual merger.

    The contingent payment rights trust will be a statutory business trust created under Delaware law pursuant to a declaration of trust and a certificate of trust to be filed with the Delaware Secretary of State. The purpose of the contingent payment rights trust will be to hold and enforce the commitment agreement described below under "--The Commitment Agreement." Prior to the merger of Bank United Corp. with and into Washington Mutual, Inc., Bank United
Corp., the litigation trustees, [            ] as the institutional trustee, and
[            ] as the Delaware trustee will enter into a declaration of trust substantially in the form attached to this document as Appendix B-1. This declaration of trust will govern the terms and conditions of the contingent payment rights trust.

    Pursuant to the declaration of trust for the contingent payment rights trust and two related litigation trustee agreements, Jonathon K. Heffron, Executive Vice President, Chief Operating Officer and General Counsel of Bank United Corp., and Salvatore A. Ranieri, a director of Bank United Corp., each of whom has knowledge of the facts underlying the forbearance litigation, will be appointed as litigation trustees of the contingent payment rights trust, and will instruct Bank United Corp. and its successors, to dismiss, settle or cease the prosecution of the litigation, including selection and supervision of existing and any new counsel and deciding whether or not to accept any settlement offer. See "The Forbearance Litigation--Management of the Forbearance Litigation." Administration of the contingent payment rights trust, including transfers of CPR Certificates and receipt, holding and payment of funds, will be conducted by the institutional trustee. As required by Delaware law, there will also be a Delaware trustee.

    In addition, Bank United Corp. will form the Payment Trust, which also will be a Delaware statutory business trust, in connection with the reorganization. The purpose of this trust will be to receive and hold in trust any payments by Bank United Corp. of the commitment amount, plus interest less taxes on such interest. The commitment amount is described below under "The Commitment Agreement." Under the commitment agreement, the payment trust will pay any such amounts it receives from Bank United Corp. (less any amounts withdrawn by Bank United Corp. to cover taxes solely relating to ownership of the payment trust) promptly to the contingent payment rights trust. However, in the event that Bank United Corp. pays any portion of the commitment amount to the payment trust prior to the expiration of the 366 day period after the Bank United Corp. reorganization, the payment trust will not pay any such amounts to the contingent payment trust until the expiration of that period. The payment trust will be controlled by the trustees.

    The payment trust will be a statutory business trust created under Delaware law pursuant to a declaration of trust and a certificate of trust and a certificate of trust to be filed with the Delaware Secretary of State. Prior to the merger of Bank United Corp. with and into Washington Mutual, Inc., Bank United Corp., the litigation trustees, [ ] as the institutional trustee, and [ ] as the Delaware trustee will enter into a declaration of trust substantially in the form attached to this document as Appendix B-2. This declaration of trust will govern the terms and conditions of the payment trust.

                           THE FORBEARANCE LITIGATION

    GENERAL

    The following description of the forbearance litigation that is the subject of the commitment agreement does not purport to be a full or complete description of the legal or factual issues presented, the court opinions rendered or the relevant law, and the description is in all respects qualified by reference to the documents filed in connection with the relevant litigation, opinions and law.

    In connection with Bank United Corp.'s original acquisition of certain of the assets and liabilities of United Savings Association of Texas in 1988, the Federal Home Loan Bank Board approved a forbearance letter issued on February 15, 1989. Under the terms of the forbearance letter, the Federal Savings and Loan Insurance Corporation agreed to waive or forbear from enforcing certain regulatory provisions with respect to regulatory capital requirements, liquidity requirements, accounting requirements and other matters. After the enactment of the Financial Institutions Reform Recovery and Enforcement Act of 1989, the Office of Thrift Supervision took the position that the capital standards set forth in the act applied to all savings institutions, including those institutions that had been operating under previously granted capital and accounting forbearances, and that the act eliminated those forbearances. While Bank United has not had to rely on such forbearances or waivers in order to remain in compliance with existing capital requirements as interpreted by the Office of Thrift Supervision, the position of the Office of Thrift Supervision adversely affected Bank United by curtailing the growth and reducing the leverage contemplated by the terms of the forbearance letter. Bank United has been, and continues to be, in compliance with regulatory capital provisions and, accordingly, has not had to rely on the waivers or forbearances provided in connection with the original acquisition.

    On July 25, 1995, Bank United Corp., Bank United and their then affiliate, Hyperion Partners L.P., filed suit against the United States in the U.S. Court of Federal Claims for alleged failures of the United States (1) to abide by a capital forbearance that would have allowed Bank United to operate for ten years under negotiated capital levels lower than the levels required by the then existing regulations or successor regulations, (2) to abide by its commitment to allow Bank United to count $110 million of subordinated debt as regulatory capital for all purposes and (3) to abide by an accounting goodwill treatment that would have allowed Bank United to count as capital for regulatory purposes, and to amortize over a period of twenty five years, the $30.7 million difference between Federal Savings and Loan Insurance Corporation payment obligations to Bank United and the discounted present value of future payments.

    In March 1999, the U.S. Court of Federal Claims granted the plaintiffs' motion for summary judgment on the issue of liability, holding that the United States was liable for claims in the case filed by the plaintiffs. On August 5, 1999, the court denied a motion for summary judgment filed by the United States on the issue of lost profits damages. The case proceeded to trial on the amount of damages on September 13, 1999, and the taking of evidence by the court was concluded on October 21, 1999. The parties submitted post-trial briefs followed by closing argument on February 7, 2000. The plaintiffs seek, and offered evidence in support of, damages in excess of $560 million. The government argued that the damages to plaintiffs as a result of the breach, if any, were speculative and approached zero. Bank United Corp. is unable to predict the outcome of the plaintiffs' suit against the United States and the amount of judgment for damages, if any, that may be awarded. No assurances can be given on the outcome of this case.

    In July 1996, Bank United Corp. and Bank United entered into the recovery agreement with Hyperion Partners L.P. acknowledging the relative value, as among the parties, of claims in the pending forbearance litigation. The agreement confirms that Bank United Corp. and Bank United are entitled to receive 85% of the amount, if any, recovered as a result of any settlement of or a judgment on these claims, and that Hyperion Partners is entitled to receive 15% of this amount. The agreement was approved by the disinterested directors of Bank United Corp. The plaintiffs are obligated to continue to cooperate in good faith and will use their best efforts to maximize the total amount, if any, that they may recover.

RELATED CASES

    The forbearance litigation is one of a number of cases filed against the federal government in the claims court involving acquisitions of failed savings institutions and alleging that, among other things, changes in regulatory capital calculation brought about by the Financial Institutions Reform Recovery and Enforcement Act and capital regulations constitute a breach of the contract between the acquiring institution and the federal government. Each of these related cases presents facts that are specific to the parties to the litigation, and the plaintiffs in these cases allege diverse legal theories of damages. A small number of cases have gone to trial, of which only a few have been decided. Each of those cases is on appeal, and no appellate decisions have been issued with respect to damages claims.

DAMAGES

    Each savings institution affected by the Financial Institutions Reform Recovery and Enforcement Act's and capital regulations' limitation on its regulatory capital reacted to the resulting reduction in its regulatory capital in an individual fashion dictated by the unique facts and circumstances faced by the institution. Accordingly, the extent and amount of damages awarded to each institution that has brought an action against the federal government is expected to be fact specific. Even if the plaintiffs in similar cases have been successful in securing damage awards, Bank United Corp. or Bank United may not obtain such a damage award.

    At the trial in the U.S. Court of Federal Claims, plaintiffs offered evidence in support of three alternative damages models. The first model calculated the plaintiffs' lost profits damages from the government's three breaches of contract relating to capital levels, subordinated debt, and goodwill. The damages calculated totaled $553,291,000. A second model calculated lost profits damages arising solely from the breach of the subordinated debt promise, which totaled $96,085,000. The third model calculated what the cost of raising substitute capital in 1989 to repair the government's three breaches would have been, which was calculated to be $117,227,000. In addition to any recovery under the alternative models, the plaintiffs sought recovery of $4,884,283 in out-of-pocket costs caused by the government's breach of the subordinated debt promise.

    Although Bank United Corp. and Bank United have conducted reviews of the damages suffered, no judicial determination has been made regarding the amount or type of such damages. The United States has argued in similar cases that some or all of the damages alleged by the plaintiffs are too speculative to permit recovery. The determination of damages in other cases may adversely affect some or all of Bank United Corp.'s and Bank United's damage claims to the extent they are decided prior to any determination in Bank United Corp.'s case. In addition, rulings in other cases representing similar claims may also adversely affect some or all of Bank United Corp.'s and Bank United's damage claims. For these and related reasons, even though Bank United Corp. and Bank United prevailed in establishing the liability of the United States at the trial court level, there can be no assurance as to the amount, if any, and type of damages that Bank United Corp. or Bank United may recover. Further, it is possible that Bank United Corp. or Bank United may not obtain any monetary recovery in the forbearance litigation.

MANAGEMENT OF THE FORBEARANCE LITIGATION

    GENERAL. The litigation trustees will be Salvatore A. Ranieri, a director of Bank United Corp., and Jonathon K. Heffron, Executive Vice President, Chief Operating Officer and General Counsel of Bank United Corp., both of whom have knowledge of the facts underlying the forbearance litigation. Messrs. Ranieri and Heffron have been involved in the prosecution of the litigation to date. Pursuant to the declaration of trust for the contingent payment rights trust and the litigation trustee agreements, the litigation trustees will, together with an advisory board for the contingent payment rights trust (sometimes also called the litigation committee) composed of present and former directors of Bank United Corp., if such board is formed, have sole and exclusive right to instruct Bank United Corp. and Bank United, and their successors, with respect to the prosecution of the litigation, including all decisions as to retention, dismissal and the terms of engagement of existing or new counsel for Bank United Corp. and Bank United, which retention may involve fees that are partly contingent, and other advisors, and Bank United Corp. shall cause Bank United, and its successors, to follow these instructions.

    The declaration of trust for the contingent payment rights trust will provide that the litigation trustees will have the right, together with the contingent payment rights trust advisory board, for any reason whatsoever, to instruct Bank United Corp. and Bank United, and their successors, to dismiss, settle or cease prosecution of the forbearance litigation at any time and on any terms. However, the litigation trustees may not permit Bank United Corp. or Bank United to enter into any settlement agreement or other ruling or agreement as part of the resolution of the litigation or a related Internal Revenue Service ruling in connection with such agreement if such agreement imposes any liability or obligation whatsoever, other than a standard settlement release relating only to the forbearance litigation or other related claims that Bank United Corp., its stockholders or Bank United might have been able to bring as of immediately prior to the Washington Mutual merger, on Bank United Corp. or any of its subsidiaries or affiliates or adversely affects or restricts the conduct of its business or adversely affects its tax posture with respect to other matters.

    The litigation trustee agreements will provide that as compensation, the contingent payment rights trust will pay each litigation trustee, during the term of his service as a litigation trustee, fees of $500,000 per year for three years, except that if the forbearance litigation is sooner terminated, the remainder of such fees that would be paid over the three-year period will be accelerated upon final resolution of the litigation and receipt by Bank United Corp. or any of its subsidiaries or affiliates of the litigation proceeds, plus reimbursement of all reasonable out-of-pocket expenses.

    In addition, as an incentive to the litigation trustees, each of them will receive CPR Certificates representing 0.75% of the total outstanding CPR Certificates issued in the Bank United Corp. reorganization. In addition, as of the record date for the Bank United Corp. reorganization, Messrs. Ranieri and
Heffron beneficially own       and       shares of Bank United Corp. common
stock, respectively. Assuming the reorganization had occurred on the record
date, Messrs. Ranieri and Heffron would have received       and       CPR
Certificates, respectively, in respect of the shares of Bank United Corp. common stock they beneficially owned on that date.

    The number of CPR Certificates received by each litigation trustee will depend upon the number of shares of Bank United Corp. common stock, Bank United Corp. stock options and Bank United Corp. 8% Premium Income Equity Securities that such litigation trustee holds (if any) prior to the Bank United Corp. reorganization, which number may be different than the number held as of the date of this document.

    The terms of the declaration of trust for the contingent payment rights trust will require that there must be at least two litigation trustees at all times. If a litigation trustee resigns, dies, becomes incapacitated, or is no longer qualified, the remaining litigation trustee will appoint a successor litigation trustee who will receive fees as determined by the other litigation trustees, but in no event more than the fees payable to the initial litigation trustees.

    AUTHORITY. The declaration of trust for the contingent payment rights trust will provide that the litigation trustees may adopt their own rules and procedures, but may act only with the unanimous approval of both the litigation trustees or the sole remaining litigation trustee then in office. If the number of litigation trustees is increased above two, then approval of the litigation trustees requires the affirmative vote of a majority of the litigation trustees then in office. They may, in their discretion, delegate to one or more of the litigation trustees the authority to act on behalf of the litigation trustees as the litigation trustees may determine appropriate, other than with respect to the retention or dismissal of counsel for Bank United Corp. or the litigation trustees or the approval of a settlement or dismissal of the forbearance litigation. The declaration of trust will provide that the litigation trustees shall also have the authority to retain or dismiss counsel for the litigation trustees and other experts, consultants or support staff as the litigation trustees deem appropriate. Together with any advisory board, the litigation trustees will have full authority on behalf of Bank United Corp. to consult with and instruct the attorneys for Bank United Corp. in connection with the litigation. Pursuant to the declaration of trust, Bank United Corp. will provide the litigation trustees with access to the books, records, facilities, representatives and independent accountants of Bank United Corp. and Bank United, as the litigation trustees may reasonably require.

                            THE COMMITMENT AGREEMENT

    Prior to its reorganization, Bank United Corp., the contingent payment rights trust and the payment trust will enter into the commitment agreement, which will be substantially in the form attached to this document as Appendix C. Upon completion of the merger with Washington Mutual, Washington Mutual, Inc. will assume the rights and obligations of Bank United Corp. under the commitment agreement. Accordingly, references in this prospectus to Bank United Corp. will also refer to Washington Mutual, Inc. upon completion of the Washington Mutual merger. Under the terms of the commitment agreement, Bank United Corp. will be obligated to pay to the payment trust from time to time an amount equal to the commitment amount plus interest less taxes on that interest. The "COMMITMENT AMOUNT" means an amount equal to (1) all cash and non-cash proceeds actually received by Bank United Corp. and its affiliates (other than Hyperion Partners) pursuant to a final, nonappealable judgment or a final settlement of the forbearance litigation, less (2) reimbursements to Bank United Corp., plus (3) any assumed tax benefits to Bank United Corp. The reimbursements that Bank United Corp. may subtract from the litigation proceeds are as follows:

    - amounts paid by Bank United Corp. to the expense fund described below pursuant to the commitment agreement plus interest,

    - Bank United Corp.'s assumed income tax liability attributable to the receipt of the litigation proceeds,

    - damages actually suffered by Bank United Corp. in connection with, arising out of or relating to (1) any matter whatsoever brought by the holders of the CPR Certificates in their capacity as holders or (2) any matter relating to the trusts, the CPR Certificates and their distribution, the forbearance litigation and any actions taken by Bank United Corp. so long as such actions relate to the trusts,

      However, Bank United Corp. will not be reimbursed for damages arising from claims against (A) Bank United Corp. for breach of the commitment agreement, the litigation trustee agreements, the payment trust agreement, the contingent payment rights trust agreement or the Washington Mutual merger agreement; (B) Bank United Corp. for failure to deliver any CPR Certificates when due or return to the trust for cancellation when so required; (C) Bank United Corp. for failure to deposit the trust expenses advanced to the trusts; or (D) Bank United Corp.

      for breach of any depository relationship obligations with respect to trust expenses advanced to the trusts;

    - interest on any cash payment of taxes if proceeds are included in income of Bank United Corp. or Bank United for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash,

    - any indemnification amounts provided to the litigation trustees pursuant to the litigation trustee agreements, and

    - expenses reasonably incurred by Bank United Corp. in connection with the liquidation of non-cash proceeds.

    The payment trust will pay the proceeds amount to the contingent payment rights trust promptly after it receives the commitment amount from Bank United Corp. However, the payment trust will not pay the proceeds amount (as defined below) to the contingent payment rights trust prior to the expiration of the 366 day period starting on the date of distribution of the CPR Certificates to the Bank United Corp. stockholders. The "PROCEEDS AMOUNT" means an amount equal to the commitment amount paid to the payment trust plus interest on such amounts less any amounts withdrawn by Bank United Corp. equal to any taxes payable by Bank United Corp. solely by reason of the ownership of the payment trust.

    The commitment agreement will have the same liquidation preference as Bank United Corp.'s other senior indebtedness. The terms of the commitment agreement will provide that Bank United Corp. will not, and will not permit Bank United to, assign any interest in the forbearance litigation. In the commitment agreement, the parties will acknowledge that any merger of Bank United Corp. or Bank United with any other party will not be deemed to be or to effect an assignment of the forbearance litigation.

    The commitment agreement will provide that Bank United Corp. will not
(a) sell, transfer or otherwise dispose of any shares of any series of voting stock of Bank United or (b) permit Bank United to issue, sell or otherwise dispose of shares of its voting stock unless in either case Bank United remains a controlled subsidiary of Bank United Corp. It will also provide that Bank United Corp. will not permit Bank United to (a) merge or consolidate unless it or a controlled subsidiary of Bank United Corp. will be the surviving entity or
(b) convey or transfer its properties and assets substantially as an entirety to any person, except to Bank United Corp. or a controlled subsidiary of Bank United Corp.

    The commitment agreement will also provide that Bank United Corp. shall not create, assume, incur or suffer to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance, lien or charge of any kind upon the voting stock of Bank United, other than directors' qualifying shares, without effectively providing that the CPR Certificates shall be secured equally and ratably with, or prior to, that indebtedness. However, Bank United Corp. will be permitted to create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance, lien or charge without regard to the foregoing provisions so long as after giving effect to that mortgage, pledge, encumbrance, lien or charge Bank United Corp. will own directly or indirectly at least 80% of the voting stock of Bank United then issued and outstanding, free and clear of the mortgage, pledge, encumbrance, lien or charge. Under the commitment agreement, the term "VOTING STOCK" will be defined to mean, with respect to any person, stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of the person, other than stock having power only by reason of the happening of a contingency.

    The commitment agreement will also provide that, notwithstanding the foregoing, Bank United Corp. may avoid the restrictions described in the previous paragraph if prior to any such transaction:

    - Bank United shall have unconditionally guaranteed payment when due of the commitment amount, if any;

    - Bank United shall have obtained all regulatory approvals, if any, required to permit the guarantee of the payment of the commitment amount; and

    - Bank United Corp. shall have delivered to the institutional trustee an opinion of counsel stating that the guarantee of the payment of the commitment amount by Bank United has been duly authorized, executed and delivered and constitutes a valid, legally binding and enforceable obligation of Bank United.

    Under the commitment agreement, at the request of the contingent payment rights trust or the payment trust, Bank United Corp. must deposit amounts relating to the estimated unpaid expenses of the trusts in an expense fund with Bank United. The aggregate amount that Bank United Corp. will be obligated to pay for the life of the trusts will not exceed $10 million unless the forbearance litigation is pursued through additional trial court proceedings and any related appeals, in which case Bank United Corp. will be obligated to pay such additional expenses provided; that in no event will the aggregate amount Bank United Corp. is obligated to pay exceed $13 million.

                      DESCRIPTION OF THE CPR CERTIFICATES

GENERAL

    Each CPR Certificate will represent an assignable and transferable undivided beneficial interest in the assets of the contingent payment rights trust and, as a result of Bank United Corp. entering into the commitment agreement, will represent an interest in the right to receive a pro rata share of the payment amount (as defined below) and a pro rata share of the retained amount (as defined below) at the expiration of the retained amount period. The "PAYMENT AMOUNT" means any payments of the proceeds amount received by the contingent payment rights trust from the payment trust, less (1) the amount of any accrued but unpaid expenses payable by that trust, plus (2) any interest or income received by that trust on such proceeds amount, less (3) the retained amount. The "RETAINED AMOUNT" means the amount retained by the contingent payment rights trust for [ONE] year or such longer period called the "RETAINED AMOUNT PERIOD" as the litigation trustees reasonably determine is necessary to cover all expenses, costs, and claims and indemnification obligations of the contingent payment rights trust which may be incurred or may arise after any and all amounts payable by Bank United Corp. to the trusts under the commitment agreement have been paid in full. Each CPR Certificate will entitle the holder to receive (1) a fraction of the payment amount equal to one divided by the total number of CPR Certificates then outstanding and (2) a fraction of the retained amount remaining at the expiration of the retained amount period equal to one divided by the total number of CPR Certificates then outstanding.

RESALES OF CPR CERTIFICATES

    The CPR Certificates will be freely transferable by the holders of the certificates under the Securities Act, except for certificates issued to any holder of CPR Certificates who may be deemed to be an "affiliate" of the contingent payment rights trust for purposes of Rule 145 under the Securities Act as of the date of the special meeting of stockholders of Bank United Corp. These affiliates may not sell their certificates except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act.

TRADABILITY

    The declaration of trust for the contingent payment rights trust will require the contingent payment rights trust to use its reasonable best efforts to permit trading of the CPR Certificates on the Nasdaq National Market (or, if such trading is not possible, on such other Nasdaq or other market selected in an effort to maximize liquidity). Bank United Corp., on behalf of the contingent payment rights trust, [will apply] for inclusion of the certificates on the Nasdaq National Market.

    No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the Nasdaq National Market or any other trading system. In the event that the CPR Certificates cannot be listed on any trading market, there would likely be only minimal or no trading channels for the CPR Certificates, resulting in severely reduced or no liquidity for investors in the certificates. Even if such listing is achieved, an active market for the CPR Certificates may not develop or be sustained. Further, the price at which the CPR Certificates would trade at any time could be subject to rapid and substantial change, depending upon among other things developments in the forbearance litigation and similar pending litigation.

PAYMENT PROCEDURES FOR CPR CERTIFICATES

    The declaration of trust for the contingent payment rights trust will provide that if and when Bank United Corp. or any of its subsidiaries or affiliates receive any litigation proceeds Bank United Corp. will deliver to the trustees a written notice regarding the proceeds within ten days of receipt of those proceeds. Within 30 days of receipt of those litigation proceeds, Bank United Corp. will send to the litigation trustees a certificate setting forth the calculation of the portion of the commitment amount with respect to those litigation proceeds. The contingent payment trust will then have 30 days to agree or dispute that calculation. If the trust agrees to the calculation in such time by delivering a notice of agreement or fails to object in such time, Bank United Corp. must deliver to the payment trust that portion of the commitment amount within five business days of delivery of that notice of agreement. If the contingent payment rights trust disputes Bank United Corp.'s calculation of that portion of the commitment amount, it must prepare a certificate setting forth its calculation as well as supporting documentation. If Bank United Corp. disagrees with that calculation, Bank United Corp. and the trust shall hire a mutually agreed upon independent certified public accountant, who will be instructed to recompute such portion of the commitment agreement and determine the correct amount. Within five business days of a resolution of the portion of the commitment amount then payable, Bank United Corp. must pay such amount to the payment trust.

    The declaration of trust for the contingent payment rights trust will further provide that in the event that Bank United is unable to distribute to Bank United Corp. any portion of the litigation proceeds due to regulatory restrictions, the date by which Bank United Corp. must have paid such portion of the litigation proceeds to the payment trust will be extended until Bank United secures regulatory approval. However, in no event will this due date be extended later than 90 days after receipt of those litigation proceeds.

PAYMENT OF THE COMMITMENT AMOUNT TO THE PAYMENT TRUST

    The terms of the commitment agreement will require Bank United Corp. to pay to the payment trust the commitment amount (as described above under "The Commitment Agreement") within the time specified above under "Description of the CPR Certificates--Payment Procedures for CPR Certificates." Any litigation proceeds actually received by Bank United Corp. or its subsidiaries and affiliates, other than Hyperion Partners, will first be applied to the reimbursements and damages actually suffered by Bank United Corp., among other items described under "The Commitment Agreement" above. The commitment amount may be paid to the payment trust in installments if the terms of the judgment or settlement of the forbearance litigation provide that the litigation proceeds are to be paid in installments or if Bank United Corp. receives the litigation proceeds in installments.

PAYMENT OF THE PROCEEDS AMOUNT TO THE CONTINGENT PAYMENT RIGHTS TRUST

    Under the commitment agreement, the payment trust will agree that, promptly after it receives the commitment amount or any portion of such amount from Bank United Corp., the payment trust will pay the proceeds amount (as described above under "The Commitment Agreement") or the corresponding portion of such amount to the contingent payment rights trust. However, the payment trust will not pay any portion of the proceeds amount to the contingent payment rights trust prior to the expiration of the 366 day period starting on the date of distribution of the CPR Certificates to the Bank United Corp. stockholders.

PAYMENT OF PAYMENT AMOUNT TO HOLDERS

    The declaration of trust for the contingent payment rights trust will require that the contingent payment rights trust make payments from time to time to the CPR Certificate holders of the payment amount (as described above under "Description of the CPR Certificates--General") upon the receipt of the applicable proceeds amount from the payment trust. The declaration of trust for the contingent payment rights trust will also provide that upon the expiration of the retained amount period, the contingent payment rights trust will pay to each certificate holder its pro rata share of any funds left in the retained amount (as described above under "Description of the CPR Certificates--General") at such time.

    Pursuant to the declaration of trust for the contingent payment rights trust, each CPR Certificate will entitle the holder to receive (1) a fraction of the payment amount equal to one divided by the total number of CPR Certificates then outstanding, and (2) a fraction of the amount remaining in the retained amount at the expiration of the retained amount period equal to one divided by the total number of certificates then outstanding.

TIMING OF PAYMENTS

    Pursuant to the declaration of trust for the contingent payment rights trust and the commitment agreement, the contingent payment rights trust will make payments of the payment amount to the holders of CPR Certificates as of the record dates determined by the litigation trustees. Payment of the payment amount will be made on the payment dates, which will also be set by the litigation trustees, and which will be within 60 days after the contingent payment rights trust receives a payment from the payment trust pursuant to the commitment agreement. Within 90 days of expiration of the retained amount period, the contingent payment rights trust will pay any remaining portion of the retained amount to the holders of the CPR Certificates.

EXPENSES AND RETAINED AMOUNT

    Under its declaration of trust, the contingent payment rights trust may issue additional CPR Certificates after the effective time of the Washington Mutual merger that represent pro rata interests in the contingent payment rights trust in order to raise funds for or pay expenses. The contingent payment rights trust will be authorized to borrow additional funds for the sole purpose of funding its expenses so long as such indebtedness represents debt of the contingent payment rights trust and not an ownership interest for federal income tax purposes. If the contingent payment rights trust accrues expenses, including interest on borrowings, in addition to the amounts forwarded to the contingent payment rights trust by Bank United Corp., it will deduct the amount of such expenses from the proceeds amount in order to calculate the payment amount.

    Under the commitment agreement, at the request of the contingent payment rights trust or the payment trust, Bank United Corp. must deposit amounts relating to the estimated unpaid expenses of the trusts in an expense fund at Bank United. The aggregate amount that Bank United Corp. will be obligated to pay for the life of the trusts will not exceed $10 million, unless the forbearance litigation is pursued through additional trial court proceedings and related appeals, in which case Bank United Corp. will be obligated to pay such additional expenses; provided that in no event will the aggregate amount Bank United Corp. is obligated to pay exceed $13 million. In the commitment agreement, each of the trusts will agree that, immediately prior to its termination, it will refund to Bank United Corp. any amount provided to it in the expense fund but not used, provided that each of the trusts may retain a reasonable reserve of funds to pay for termination expenses.

    The litigation trustees' obligation to make payments to the holders of the CPR Certificates shall be subject to the requirement that the contingent payment rights trust retain the retained amount for the retained amount period which shall be of [one] year, or such longer period as the litigation trustees reasonably determine is necessary to cover all expenses, costs and claims and the indemnification obligations of the contingent payment rights trust which may be incurred or which may arise after payment of the commitment amount is paid in full. The contingent payment rights trust shall invest the retained amount in certain investments, to the extent that portions of the retained amount are not required to be disbursed for expenses of the contingent payment rights trust, until the expiration of the retained amount period.

CERTAIN TAX MATTERS

    ASSUMED TAX LIABILITY. The commitment agreement will provide that assumed tax liability means an amount equal to the income (including franchise) tax liability of the Bank United Corp. and its subsidiaries and affiliates (referred to in this section as the Bank United Corp. group) (without giving effect to any deductions attributable to payments of the commitment amount) attributable to the receipt of the litigation proceeds computed as follows. Regardless of any position taken by Bank United Corp. or its subsidiaries or affiliates on any tax return or in any claim for refund with respect to the receipt of the litigation proceeds or payments of the commitment amount (or of the actual payment or actual receipt of any taxes with respect thereto), the assumed tax liability shall, (a) if there is no determination to the effect that litigation proceeds are not includible in gross income in whole or in part, be computed based on the tax assumptions described below and (b) if there is such a determination, be computed on the basis of the tax assumptions described below as such tax assumptions are modified by such determination.

    ASSUMED TAX BENEFIT. The commitment agreement will provide that the assumed tax benefit is equal to the sum of (a) the assumed tax benefit with respect to
Section 483 of the Internal Revenue Code and by reason of the payment of the portion of the commitment amount that is treated as interest and (b) the assumed tax benefit by reason of a deduction for the payment of the trust expenses and for the value of the CPR Certificates issued to the trustees. See "The Forbearance Litigation--Management of the Forbearance Litigation." The assumed tax benefit with respect to Section 483 shall, (a) if there is no determination that no deduction is allowed (or that any allowed deduction is limited) with respect to payments of the commitment amount under Section 483(a), be computed based on the tax assumptions and (b) if there is such a determination, be computed on the basis of the tax assumptions as such tax assumptions are modified by such determination, regardless in either case of any position taken by the Bank United Corp. group on any tax return or in any claim for refund with respect to the receipt of the litigation proceeds or payments of the commitment amount (or of the actual payment or actual receipt of any taxes with respect thereto).

    The assumed tax benefit with respect to the trust expense shall (a) if there is no determination that a deduction is allowed in whole or in part for estimated expense amounts advanced to the trusts pursuant to the commitment agreement or for the fair market value of the CPR Certificates issued to the litigation trustees pursuant to the litigation trustee agreements, be computed based on the tax assumptions and (b) if there is such a determination, be computed based on the tax assumptions as modified by such determination, regardless in each case of any position taken by the Bank United Corp. group on any tax return or in any claim for refund with respect to the receipt of litigation proceeds, payment of the commitment amount or the issuance of CPR Certificates to the litigation trustees pursuant to the litigation trustee agreements (or of the actual payment or actual receipt of any taxes with respect thereto).

    A determination with respect to the inclusion in income of the litigation proceeds, the application of Section 483(a) of the Internal Revenue Code to payments of the commitment amount and the deductibility of the trust expenses and of the value of the CPR Certificates issued to the litigation trustees will be deemed to be made on the earlier of:

    - the date a final judicial determination to such effect binding upon the Bank United Corp. group is made in the litigation;

    - the date a final agreement to which a member of the Bank United Corp. group is a party with the federal government to such effect is entered into at the direction of the litigation trustees as part of the resolution of the litigation or a related Internal Revenue Service ruling to such effect is issued to a member of the Bank United Corp. group in connection with such agreement; and

    - the effective date of a law, regulation or Internal Revenue Service ruling or a judicial decision to such effect that applies to the Bank United Corp. group or taxpayers generally.

    Notwithstanding the foregoing, no determination shall be deemed to be made:

    - with respect to the inclusion in income of the litigation proceeds, unless it is made prior to the earlier of (i) 30 days before the date of the filing of the federal tax return for the taxable year in which the litigation proceeds are assumed to be included in gross income, or
      (ii) the receipt of the litigation proceeds;

    - with respect to the application of Section 483(a) of the Internal Revenue Code to the payments of the commitment amount, unless such determination is made prior to the later of (i) the end of the 30th day following the delivery to the trust of a certificate setting forth the calculation of the commitment amount or (ii) the end of the 30th day following the resolution of a dispute with respect to the calculation of that amount; and

    - with respect to the deductibility of the trust expenses and of the value of the CPR Certificates issued to the litigation trustees, unless it is made prior to the receipt of the litigation proceeds.

    TAX ASSUMPTIONS.  In the commitment agreement, "TAX ASSUMPTIONS" will mean
(a), if there is no determination, the following assumptions or (b), if there is a determination, the following assumptions as modified by such determination:

    - The litigation proceeds will be includible in gross income as ordinary income in full.

    - Payments of the commitment amount will not be deductible except that
      Section 483(a) of the Internal Revenue Code will apply to payments of the commitment amount, other than those allocable to CPR Certificates issued on exercise of employee options or otherwise in a transaction that is not a sale or exchange, and payments of the commitment amount will be deductible to the extent treated by Section 483(a) as interest expense.

    - The members of the Bank United Corp. group will not be entitled to a deduction for estimated expense amounts advanced to the trusts pursuant to the commitment agreement and for the fair market value of the CPR Certificates issued to the litigation trustees pursuant to the litigation trustee agreements.

    - The income tax liability attributable to the assumed inclusion of all or a portion of the litigation proceeds in gross income as ordinary income and the benefit of any deduction shall be:

       (1) the product of the amount of such income or deduction and the highest statutory rate of federal income tax applicable to corporations for the year in which the income is assumed to be included or the deduction is assumed to be realized, plus

       (2) the product of such income or deduction and the net combined marginal rate of state and local income (or franchise) tax of the relevant member or members of our group for the year in which the income is assumed to be included and the deduction is assumed to be realized, net of the federal income tax benefit (calculated based on the rate described in clause (a) above) of such state or local income (or franchise) tax.

    The relevant member or members of the Bank United Corp. group shall be the member or members of the group including Bank United Corp. and its subsidiaries and affiliates that is or are assumed to include the litigation proceeds in income or is or are assumed to be allowed the relevant deduction.

    RECONCILIATION PAYMENTS. The commitment agreement will provide that, in the event that any assumed tax liability or any assumed tax benefit cannot be calculated at the time of the receipt of the cash proceeds of the litigation or the payment of the commitment amount, the commitment amount must be paid based on a tentative calculation of any assumed tax benefit or assumed tax liability. The commitment agreement will further provide that 12 months after the end of the taxable year in which the commitment is paid based on the tentative calculation, the parties shall recompute the assumed tax benefit or assumed tax liability. As promptly as practicable but in no event later than 30 days after the recomputation of the assumed tax liability and the assumed tax benefit, Bank United Corp. shall pay to the payment trust any excess of the re-computed commitment amount or portion thereof over the commitment amount or portion thereof that was initially calculated plus interest for the period over which the payment was deferred at a rate of Bank United Corp.'s cost of funds as submitted monthly to the Federal Home Loan Bank. Along with such payment, Bank United Corp. shall provide to the trustees a certificate setting forth the recalculation of the commitment amount or portion thereof.

    DETERMINATION. Under the commitment agreement, a determination with respect to the application of Section 483(a) to payments of the commitment amount will be deemed to be made on the earlier of (i) the date a final judicial determination to such effect binding upon Bank United Corp. is made in the forbearance litigation, (ii) the date a final agreement to which Bank United Corp. is a party with the federal government to such effect is entered into at the direction of the litigation trustees as part of the resolution of the forbearance litigation or a related IRS ruling to such effect issued to a member of the Bank United Corp. group in connection with such agreement (it being understood that the Bank United Corp. group will be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Bank United Corp. group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the forbearance litigation or other related claims that Bank United Corp. or Bank United or Bank United Corp.'s stockholders might have been able to bring as of immediately prior to the merger) on the Bank United Corp. group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and (iii) the effective date of a law, regulation or IRS ruling or a judicial decision to such effect that applies to Bank United Corp. or taxpayers generally. A deduction will be considered allowed under
Section 483(a) to the extent that a deduction is allowed, in an amount up to the deduction calculated under Section 483(a), under another substantially equivalent provision. Notwithstanding the foregoing, no such determination will be deemed to be made with respect to any payment of the commitment amount unless such determination is made prior to (i) the end of the 30th day following the delivery to the contingent payment rights trust of the Washington Mutual certificate with respect to the calculation of such payment of the commitment amount, if the contingent payment rights trust does not deliver a notice of objection within such 30-day period with respect to such calculation certificate, or (ii) the resolution with respect to such payment of the commitment amount, if the contingent payment rights trust delivers a notice of objection within such 30-day period with respect to such calculation certificate. Subject to a determination, the parties intend to treat a portion of each payment of the commitment amount as interest to the extent such payment is treated as interest under Section 483(a).

INDEMNIFICATION AND RELATED OBLIGATIONS; LIABILITY

    INDEMNIFICATION. Pursuant to its declaration of trust, the contingent payment rights trust will indemnify and advance expenses, without requirement of bond or other security, to each litigation trustee, the institutional trustee, and the Delaware trustee and members of the Bank United Corp. litigation committee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to:

    - the contingent payment rights trust,

    - the CPR Certificates,

    - the distribution of the CPR Certificates,

    - the forbearance litigation,

    - any acts or omissions of the trustees in their capacity or purportedly in their capacity as trustees, or

    - actions taken by the litigation trustees (including actions taken by the litigation trustees in their capacity as officers, directors or agents of Bank United Corp. or Washington Mutual, Inc. so long as such actions relate to the contingent payment rights trust including, without limitation, the negotiation of the terms of the contingent payment rights trust and the CPR Certificates and the approval of the establishment of the contingent payment rights trust and the distribution of the certificates and related transactions, but otherwise excluding actions taken by the litigation trustees in such capacities).

    In the circumstances listed above, these persons will be indemnified against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such indemnified person in obtaining indemnification under the declaration of trust, whether or not in a formal proceeding.

    However, in the case of the indemnification of any litigation trustee, if the CPR Certificate holders meet the burden of establishing in a final judicial determination by clear and convincing evidence that such damages arose as the result of actions or omissions of the litigation trustees with deliberate intent to injure the certificate holders or with reckless disregard for the best interests of such holders, no indemnification shall apply. Moreover, in the case of the indemnification of the Delaware trustee or the institutional trustee, if CPR Certificate holders establish in a final and nonappealable judicial determination by clear and convincing evidence that such damages arose because such trustee was grossly negligent or engaged in willful misconduct, then no indemnification shall be permitted. Under Delaware law, parties generally cannot agree to eliminate liability for acts or omissions involving gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the litigation trustees acted or decided with deliberate intent to injure the certificate holders or with reckless disregard for the best interests of such holders or that the Delaware trustee or institutional trustee was grossly negligent or engaged in willful misconduct.

    LIABILITY INSURANCE. The contingent payment rights trust will obtain liability insurance to cover its indemnification obligations and any liabilities of the litigation trustees.

    REIMBURSEMENT OBLIGATIONS. Pursuant to the commitment agreement, Bank United Corp. and its subsidiaries and affiliates will be reimbursed from any litigation proceeds received by Bank United Corp. for any damages actually suffered by them in connection with, arising out of or relating to claims:

    - brought by the holders of the CPR Certificates in their capacity as holders regarding any matter whatsoever, or

    - regarding any matter relating to the trusts, the CPR Certificates and their distribution, the forbearance litigation and any actions taken by Bank United Corp. so long as such actions relate to the trusts.

    However, Bank United Corp. will not be reimbursed for damages arising from claims (a) against Bank United Corp. for breach of the commitment agreement, the litigation trustee agreements, the declarations of trust or the merger agreement relating to the Washington Mutual merger, for failure to deliver any CPR Certificates when due or return to the trust for cancellation when so required or for failure to deposit the trust expenses advanced to the trust, or
(b) against Bank United for breach of any depository relationship obligations with respect to estimated trust expenses advanced to the trusts.

    LIABILITY OF CERTIFICATE HOLDERS AND TRUSTEES. In accordance with Delaware law, CPR Certificate holders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.

    The declaration of trust for the contingent payment rights trust will provide that, except as set forth in that document, the trustees will not be personally liable for the payment of any amounts, including, without limitation, the payment amount or any portion of the retained amount remaining upon the expiration of the retained amount period, to the CPR Certificate holders. Those payments will be made solely from the proceeds amount, if any, and the retained amount, if any, respectively, and other assets of the contingent payment rights trust, if any. In addition, except as set forth in that document, the trustees will not be required to pay to the contingent payment rights trust or to any CPR Certificate holder any deficit upon dissolution of the contingent payment rights trust or otherwise.

    EXCULPATION. The declaration of trust for the contingent payment rights trust will provide that, to the fullest extent permitted by law, none of the trustees, their affiliates or the members of the Bank United Corp. litigation committee will be liable, responsible or accountable in damages or otherwise to the contingent payment rights trust or to each other for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person. However, the declaration of trust will provide two exceptions to that statement:

    - The litigation trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them if it shall be established in a final and nonappealable judicial determination by clear and convincing evidence that any such act or omission of the litigation trustees was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages.

    - The institutional trustee or the Delaware trustee shall be liable for any such loss, damage or claim incurred by reason of the its gross negligence or willful misconduct with respect to such acts or omissions and, in any event, any liability will be limited to actual, proximate, quantifiable damages.

    These provisions are not intended to limit the litigation trustees' right to insurance obtained by the contingent payment rights trust and the proceeds of such insurance.

    The declaration of trust for the contingent payment rights trust will also provide that, to the fullest extent permitted by law, none of the trustees, their affiliates or the members of the Bank United Corp. litigation committee will have any liability to the contingent payment rights trust, the trustees or the CPR Certificate holders.

    The declaration of trust for the contingent payment rights trust will also provide to the fullest extent permitted by law, none of contingent payment rights trust, the trustees or the CPR Certificate holders will have the right to enforce, institute or maintain a suit, action or proceeding against any trustee, any of their affiliates or any member of the Bank United Corp. litigation committee relating to:

    - the formation of the contingent payment rights trust,

    - the entering into of the commitment agreement,

    - the distribution of the CPR Certificates,

    - the maintenance of the forbearance litigation at the direction of the litigation trustees, or

    - the actions of the litigation trustees in their capacity (or purportedly in their capacity) as, litigation trustees.

    However, the contingent payment rights trust (or the litigation trustees on its behalf) may enforce, institute or maintain a suit, action or proceeding against:

    - Bank United Corp. for breach of its obligations under the declaration of trust for the contingent payment rights trust,

    - Bank United Corp. for breach of any of its obligations under the commitment agreement or the payment trust agreement or Bank United Corp.'s failure to deliver any CPR Certificate when due or to return to the contingent payment rights trust for cancellation any CPR Certificate required to be returned pursuant to the merger agreement when so required,

    - Bank United Corp. for failure to make payments to the contingent payment rights trust under the commitment agreement, or

    - Bank United for breach of any depository relationship obligations it may have with respect to payments made by Bank United Corp. to the contingent payment rights trust,

and in each case, Bank United Corp. or Bank United, as the case may be, may be liable to the contingent payment rights trust in connection with such suit, action or proceeding.

    Fees and expenses incurred by Bank United Corp. or its subsidiaries or affiliates in such a suit, action or proceeding described in the preceding paragraph shall not be set off against the litigation proceeds (in order to calculate the commitment amount) if the contingent payment rights trust or the litigation trustees prevail in such a suit, and shall be deemed expenses of the contingent payment rights trust payable by it out of the payment amount, including any retained amount, if the litigation trustees do not prevail.

    OTHER LIMITATION ON RIGHTS OF CPR CERTIFICATE HOLDERS. The declaration of trust for the contingent payment trust will provide that no CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against the litigation trustees to enforce or otherwise act in respect of the declaration of trust, unless the holder has previously given written notice to the litigation trustees of the substance of the dispute, and holders of at least a majority in interest of the issued and outstanding CPR Certificates have given written notice to the parties of their support for the institution of the proceeding to resolve the dispute. In addition, CPR Certificate holders may have the right to institute and maintain certain derivative actions under Section 3816 of the Delaware Business Trust Act.

    The commitment agreement will provide that except as set forth in the two declarations of trust, the commitment agreement, the litigation trustee agreements or the merger agreement for the Washington Mutual merger, Bank United Corp. will have no other obligations to the trusts, the litigation trustees or the holders of CPR Certificates. Without limiting the generality of the foregoing and except as provided in those agreements, Bank United Corp. will have no obligation to advance funds to the contingent payment rights trust, the payment trust, the litigation trustees or the holders of CPR Certificates.

    The declaration of trust for the contingent payment trust will provide that the CPR Certificate holders will have no voting rights, except the rights described in the following two sentences, no liquidation preference and no rights to dividends or distributions other than their pro rata share of the payment amount and any portion of the retained amount remaining at the expiration of the retained amount period, plus any other trust assets. The declaration of trust for the contingent payment rights trust provides that amendments to the declaration of trust must be approved by a majority of the holders of CPR Certificates outstanding, except that the declaration of trust may be amended by the institutional trustees and a majority of the litigation trustees without the consent of the holders of certificates to (1) cure any ambiguity; (2) correct or supplement any provision in the declaration of trust that may be defective or inconsistent with any other provision of the declaration of trust; (3) add to the covenants, restrictions or obligations of the litigation trustees or to alter the allocation of duties between the litigation trustees and the institutional trustee; (4) modify, eliminate or add to any provision of the declaration of trust to ensure that the contingent payment rights trust (a) will be classified for U.S. federal income tax purposes at all times as a grantor trust, (b) will not be required to register as an "investment company" under the Investment Company Act of 1940, or (c) is able to issue additional CPR Certificates. In addition, the holders of a majority of the outstanding CPR Certificates may remove either the institutional trustee or the Delaware trustee with cause or, if a default by the contingent payment rights trust with respect to its payment obligations has occurred and is continuing, with or without cause. The holders of the CPR Certificates will have no rights to elect, remove or replace the litigation trustees.

                  THE BANK UNITED CORP. REORGANIZATION AND THE
                        DISTRIBUTION OF CPR CERTIFICATES

    Bank United Corp. and Washington Mutual, Inc. entered into an agreement and plan of merger dated August 18, 2000, pursuant to which Bank United Corp. will merge with and into Washington Mutual, Inc. with Washington Mutual, Inc. surviving the merger. See "Explanatory Note." Immediately prior to the Washington Mutual merger, Bank United Corp. will effect a reorganization of itself by merging its wholly owned subsidiary (which was formed for the purpose of the reorganization) with and into Bank United Corp. Pursuant to this reorganization, each share of Bank United Corp. common stock outstanding at the time of the reorganization will be converted to a new share of Bank United Corp. common stock and the right to receive one CPR Certificate, and Bank United Corp.'s other outstanding securities will be appropriately and proportionately adjusted. The contingent payment rights trust will issue to Bank United Corp. the CPR Certificates prior to the reorganization.

    In addition to the CPR Certificates to be distributed to holders of Bank United Corp. common stock in the Bank United Corp. reorganization, the contingent payment rights trust will issue to Bank United Corp. one additional CPR Certificate for each share of Bank United Corp. common stock with respect to which appraisal rights are exercised in connection with the reorganization. Bank United Corp. will retain and will be able to sell CPR Certificates in an amount equal to the number of shares of Bank United Corp. common stock as to which stockholders have demanded the exercise of appraisal rights. Bank United Corp. will also retain the number of CPR Certificates that is equal to (1) the number of shares underlying Bank United Corp. stock options outstanding immediately prior to the reorganization for delivery upon the exercise of stock options by the holder of the applicable stock option or upon the election by the holder of the applicable stock options to surrender all or part of the stock option for a combination of cash and CPR Certificates as provided under the Bank United Corp. stock plan pursuant to which the applicable option was issued and (2) the number of CPR Certificates required to satisfy Bank United Corp.'s obligations under the litigation trustee agreements with respect to compensation of the litigation trustees. See "The Forbearance Litigation--Management of the Forbearance Litigation." In addition, the contingent payment rights trust will issue one CPR Certificate per share of Bank United Corp. common stock associated with Bank United Corp. 8% Premium Income Equity Securities in accordance with the terms of those securities. Upon completion of the

Bank United Corp. reorganization and the merger with Washington Mutual, Inc. the number of CPR Certificates that will be issuable with respect to each $50 purchase contract under the Bank United Corp. Bank United Corp. 8% Premium Income Equity Securities will be between 1.1130 and 1.3356 CPR Certificates, depending upon the average closing price per share of Washington Mutual, Inc. common stock for the 20 trading days ending on the third trading day before August 16, 2002.

    Each CPR Certificate distributed by the contingent payment rights trust to each Bank United Corp. stockholder will be automatically redeemed for $0.01 in cash immediately following the Bank United Corp. reorganization if the holder of the share as to which the certificate was issued has given notice, pursuant to
Section 262 of the Delaware General Corporation Law, of an intent to exercise appraisal rights. If any such stockholder subsequently withdraws, or fails to perfect, as required by Section 262, his or her appraisal demand, Bank United Corp. will deliver to the stockholder CPR Certificates equal to the number of Bank United Corp. shares as to which the appraisal demand was withdrawn or not perfected.

    Prior to its reorganization, Bank United Corp. will deposit, or will cause to be deposited, with a depository institution of recognized standing, known as an exchange agent, the CPR Certificates for the benefit of the holders of Bank United Corp. common stock. The exchange agent will cause the certificates to be delivered to the holders of Bank United Corp. common stock as soon as practicable after the Bank United Corp. reorganization.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the material U.S. federal income tax consequences of the holding and sale of CPR Certificates applies to holders of Bank United Corp. common stock who receive the CPR Certificates in the Bank United Corp. reorganization and hold them as capital assets. The discussion may not apply to certain classes of taxpayers, including foreign holders, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, persons who hold the certificates in a hedging transaction or as part of a straddle or conversion transaction and persons to whom the certificates are issued on the exercise of employee options or otherwise in a transaction that is not a sale or exchange.

    THERE ARE NO AUTHORITIES CONSIDERING THE TAX TREATMENT OF INSTRUMENTS THAT ARE SUBSTANTIALLY THE SAME AS THE CPR CERTIFICATES. AS A RESULT, THEIR TAX TREATMENT IS SOMEWHAT UNCERTAIN, AND COULD DIFFER FROM THE TREATMENT DESCRIBED IN THIS DOCUMENT. CERTIFICATE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

    This summary represents the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Bank United Corp. The parties do not intend to request any ruling from the Internal Revenue Service as to the U.S. federal income tax treatment of the CPR Certificates or contingent payment rights trust.

CHARACTERIZATION OF THE CPR CERTIFICATES AND TRUST

    The CPR Certificates represent pro rata beneficial interests in the contingent payment rights trust. It is anticipated that the contingent payment rights trust will be treated as a grantor trust for federal income tax purposes, rather than as a separate taxable entity, and it is a condition to Bank United Corp.'s obligation to consummate the Washington Mutual merger that it receive an opinion of Wachtell, Lipton, Rosen & Katz, dated the closing date of the Washington Mutual merger, to the effect that the contingent payment rights trust will not itself be subject to any material federal income tax. Under the grantor trust rules, each holder of a CPR Certificate will be treated for federal income tax purposes as the owner of a pro rata share of the contingent payment rights trust's assets and will be treated as receiving any amounts received by the contingent payment rights trust when those amounts are received by the contingent payment rights trust (and as making any payments to third parties when those amounts are paid by the contingent payment rights trust). Accordingly, a holder may (depending upon such holder's basis in its interest in the assets of the contingent payment rights trust) realize income attributable to its pro rata share of the payments received by the contingent payment rights trust without regard to whether those payments have been distributed to the holder. Following the effective time of the Washington Mutual merger, the assets of the contingent payment rights trust will consist of the commitment agreement, rights to apply amounts in the expense fund to forbearance litigation and trust related expenses and any other amounts raised by the trust to fund expenses. For federal income tax purposes, the contingent payment rights trust intends to treat the expense fund as an asset of Washington Mutual, and to treat any amounts paid out of the expense fund as expenditures of Washington Mutual, Inc. that do not affect the contingent payment rights trust, except to the extent they result in reduction in the commitment amount. In the absence of a change in law, the contingent payment rights trust will file returns and report to holders of CPR Certificates in a manner consistent with this intention.

    Income of the contingent payment rights trust, which will be taxable to holders whether or not distributed, will include income attributable to the commitment as well as income from the temporary investment of proceeds of the commitment by the contingent payment rights trust (including proceeds that are retained by the contingent payment rights trust for a period of [ONE] year or more as part of the retained amount).

CHARACTERIZATION OF THE COMMITMENT; SECTION 483

    As described above, for federal income tax purposes, the CPR Certificates are equivalent to an ownership interest in the commitment. The contingent payment rights trust intends, under current law, that the payments made under the commitment, to the extent attributable to CPR Certificates issued to Bank United Corp. stockholders in the Bank United Corp. reorganization, will be treated as payments under a contract for the sale or exchange of Bank United Corp. common stock that are subject to Section 483 of the Internal Revenue Code. Given the wholly contingent nature of the commitment, it is not anticipated that the commitment will be treated as a debt instrument for purposes of the original issue discount provisions of the Internal Revenue Code.

    Under Section 483 of the Internal Revenue Code, a holder of a CPR Certificate will not be required to include any amount in income with respect to the certificate until payments on the commitment are received by the contingent payment rights trust (or in some circumstances described below, until the right to those payments becomes fixed), or the CPR Certificate is sold. When a payment is received on the commitment or the certificate is sold, a portion of the amount received will be treated under Section 483 as interest income that is ordinary income to the holder. The interest amount will equal the excess of the amount received over its present value as of the effective date of the Washington Mutual merger, calculated using as the discount rate the applicable federal rate. The applicable federal rate is a rate reflecting an average of market yields on Treasury debt obligations for different ranges of maturities that is published monthly by the Internal Revenue Service. The relevant applicable federal rate will be the lower of (1) the lowest applicable federal rate in effect during the 3-month period ending with the month which includes the date on which the agreement was signed or (2) the lowest applicable federal rate in effect during the 3-month period ending with the month which includes the effective date of the Washington Mutual merger; in each case, the maturity range of the relevant applicable federal rate will correspond to the period from the effective date of the Washington Mutual merger to the date the amount is received or deemed received. Where a payment is due more than six months after it is fixed, (1) the payment will be discounted back to the date when it became fixed, using a discount rate equal to the applicable federal rate that would apply under Section 483 to a payment on the initial commitment that is made when the fixed payment is due, (2) the discount on the deferred payment is treated as interest accruing over the period of deferral and (3) the discounted amount is divided between interest and principal under Section 483 as if it were paid in cash on the date it became fixed. The Section 483 interest must be included in income by a holder under its regular method of accounting (E.G., the accrual method or the cash method).

    The calculation of interest income realized by a holder under Section 483 does not depend on the period for which the holder has held its CPR Certificates. Accordingly, a holder who bought certificates after the effective date of the Washington Mutual merger may be treated as receiving interest under
Section 483 that includes interest for the period from the effective date of the Washington Mutual merger to the date of the holder's purchase of the CPR Certificates. Although there are no specific rules addressing the issue under current law, it is reasonable to assume that a purchaser of CPR Certificates would be permitted to treat the portion of the purchase price that is treated as interest to the seller under Section 483 as a payment of accrued interest that may be offset against the portion of any amount received by the purchaser that is treated as interest under Section 483.

SALE OF CPR CERTIFICATES

    Upon a sale of a CPR Certificate, a holder will recognize gain or loss equal to the difference between the amount realized on the sale, net of imputed interest under Section 483, and the holder's adjusted tax basis in the certificate. Any such gain or loss will be treated as capital gain or loss (which will be long-term if the holder has held the certificates for more than one year). Long-term capital gain of a non-corporate holder is generally subject to a maximum tax rate of 20%.

RECEIPT OF PAYMENTS ON THE COMMITMENT

    When a payment is received on the commitment by the contingent payment rights trust, a holder of CPR Certificates will recognize gain equal to the difference between the amount of the payment allocated to the CPR Certificates, net of imputed interest under Section 483, and the portion of the holder's basis in the certificates that is allocable to such payment. If multiple payments may be received on the commitment, the holder may be required to allocate its basis among those payments. The method for making such allocation is unclear. If a holder receives a payment that is less than its basis in the commitment, the holder may not be allowed a loss until it is determined that no further payments will be made. Where the receipt of a payment terminates all rights of the contingent payment rights trust under the commitment, any gain or loss attributable to the payment generally would be capital gain or loss under
Section 1234A of the Internal Revenue Code. It is not clear whether the same treatment would apply to a partial payment.

LACK OF A CASH RECOVERY

    If identifiable events occur which establish the worthlessness of the CPR Certificates, a certificate holder would be entitled to deduct as a capital loss, in the year of such identifiable event, such holder's adjusted tax basis in its certificates.

OTHER CHARACTERIZATIONS

    Although unlikely, the Internal Revenue Service could take the position that amounts drawn from the expense fund to pay expenses should be treated as a payment by Bank United Corp. or its successor to the contingent payment rights trust that is applied to pay expenses of the contingent payment rights trust. Such a payment could potentially be treated as current income to the contingent payment rights trust or as a deemed loan. Such a deemed loan would be repayable, with interest, solely out of future payments on the commitment. Under this characterization, reductions in the commitment amount paid to the contingent payment rights trust that are attributable to the reimbursement of such expenses or a related interest factor would be treated as additional amounts on the commitment that are paid to the contingent payment rights trust and applied by it to make payments of principal and interest on the deemed loan. Deductions would be allowed for interest deemed paid only to the extent permitted under the general rules of the Internal Revenue Code. Further, if the deemed loan is not repaid, the contingent payment rights trust could have discharge of indebtedness income when the loan is deemed to be discharged. In addition, any holders of CPR Certificates that are pension plans or other tax-exempt organizations subject to the tax on unrelated business taxable income may be required to treat income attributable to the portion of the commitment that is considered debt financed as unrelated business taxable income.

FUNDING OF ADDITIONAL EXPENSES

    The declaration of trust for the contingent payment rights trust permits the issuance of additional CPR Certificates that represent pro rata interests in the contingent payment rights trust and permits borrowings to pay expenses so long as the indebtedness represents debt of the contingent payment rights trust (and not an ownership interest) for federal income tax purposes. Any such issuance of additional certificates will be treated as a sale by holders of existing certificates of a pro rata interest in the commitment corresponding to the interest in the commitment allocated to the newly issued certificates. Any borrowing will have the consequences described in "Certain Federal Income Tax Consequences--Other Characterizations" above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    A CPR Certificate holder may be subject to a backup withholding tax of 31% on the receipt of proceeds of a sale, exchange, redemption or satisfaction of the CPR Certificates. In general, backup withholding will only apply if a holder fails to comply with certain identification requirements. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a holder, provided that the required information is furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption. Payments of amounts treated as interest under Section 483 will also be subject to information reporting unless an exemption applies.

                         FILING OF EXCHANGE ACT REPORTS

    The CPR Certificates will be registered under the Securities Exchange Act of 1934, as amended. So long as the CPR Certificates remain so registered, the contingent payment rights trust will be subject to the reporting obligations of
Section 13(a) of the Securities Exchange Act, and will be obligated thereby to file with the Commission annual reports on Form 10-K and quarterly reports on Form 10-Q. Unless otherwise required by the Commission, such reports will contain only an overview of the status of the forbearance litigation. The contingent payment rights trust will also file a report on Form 8-K upon the occurrence of a material judicial decision in the forbearance litigation or in the event of any agreement to settle the forbearance litigation. Such reports will not include financial statements or any valuation of the forbearance litigation. The contingent payment rights trust's ability to disclose details of the forbearance litigation may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as settlement negotiations.

                        VALIDITY OF THE CPR CERTIFICATES

    The validity of the CPR Certificates being offered hereby will be passed upon for the contingent payment rights trust by Potter Anderson & Corroon, LLP, Wilmington, Delaware.

                                                                    APPENDIX B-1

                              DECLARATION OF TRUST

                                       OF

                             BANK UNITED LITIGATION
                        CONTINGENT PAYMENT RIGHTS TRUST

                                     [DATE]

                               TABLE OF CONTENTS

                                                                             PAGE NO.
                                                                             --------
                                        ARTICLE I.
                              INTERPRETATION AND DEFINITIONS
Section 1.01   Definitions.................................................    B-1-2

                                       ARTICLE II.
                                       ORGANIZATION
Section 2.01   Name........................................................    B-1-6
Section 2.02   Office......................................................    B-1-6
Section 2.03   Purposes and Powers of the Litigation Trust.................    B-1-6
Section 2.04   Title to Property of the Litigation Trust...................    B-1-7
Section 2.05   Mergers.....................................................    B-1-7

                                       ARTICLE III.
                                         TRUSTEES
Section 3.01   Authority...................................................    B-1-8
Section 3.02   Number of Trustees..........................................    B-1-9
Section 3.03   Delaware Trustee............................................    B-1-9
Section 3.04   Institutional Trustee; Eligibility..........................    B-1-9
Section 3.05   Appointment, Removal and Resignation of the Institutional
                 and Delaware Trustees.....................................   B-1-10
Section 3.06   Vacancies Among Relevant Trustees; Effect of Vacancies......   B-1-11
Section 3.07   The Litigation Trustees.....................................   B-1-11
Section 3.08   Limitation on Liability of Litigation Trustees..............   B-1-12
Section 3.09   Resignation of a Litigation Trustee.........................   B-1-12
Section 3.10   Appointment of Successor Litigation Trustees................   B-1-12
Section 3.11   Meetings of the Trustees....................................   B-1-12
Section 3.12   Powers and Duties of Sponsor, Litigation Trustees and
                 Institutional Trustee.....................................   B-1-13
Section 3.13   Certain Duties and Responsibilities of the Trustees.........   B-1-17
Section 3.14   Certain Rights of the Institutional Trustee.................   B-1-18
Section 3.15   Lists of Holders of CPR Certificates........................   B-1-20
Section 3.16   Execution of Documents......................................   B-1-20
Section 3.17   Not Responsible for Recitals or Issuance of CPR
                 Certificates..............................................   B-1-20
Section 3.18   Filings with the Commission.................................   B-1-20
Section 3.19   Default; Notice.............................................   B-1-21

                                       ARTICLE IV.
                                   PAYMENTS TO HOLDERS
Section 4.01   Payment to Holders..........................................   B-1-21
Section 4.02   Timing of Payments..........................................   B-1-21
Section 4.03   Default; Waiver.............................................   B-1-21

                                        ARTICLE V.
                             EXPENSES AND THE RETAINED AMOUNT
Section 5.01   Expenses....................................................   B-1-21
Section 5.02   Return of Funds.............................................   B-1-21
Section 5.03   Retained Amount.............................................   B-1-22

                                                                             PAGE NO.
                                                                             --------
                                       ARTICLE VI.
                               MANAGEMENT OF THE LITIGATION
Section 6.01   Authority of the Litigation Trustees........................   B-1-22
Section 6.02   Retention of Attorneys, Accountants and Other
                 Professionals.............................................   B-1-23
Section 6.03   Cooperation by the Sponsor..................................   B-1-24

                                       ARTICLE VII.
                      ISSUANCE AND DISTRIBUTION OF CPR CERTIFICATES
Section 7.01   General Provisions Regarding CPR Certificates...............   B-1-24
Section 7.02   Paying Agent, Transfer Agent and Registrar..................   B-1-25
Section 7.03   Form and Dating.............................................   B-1-25
Section 7.04   Mutilated, Destroyed, Lost or Stolen Certificates...........   B-1-26
Section 7.05   Temporary CPR Certificates..................................   B-1-26
Section 7.06   Issuance of CPR Certificates on the Effective Date..........   B-1-27
Section 7.07   Redemption and Cancellation.................................   B-1-27
Section 7.08   Issuance of CPR Certificates after the Effective Time.......   B-1-27

                                      ARTICLE VIII.
                     DISSOLUTION AND TERMINATION OF LITIGATION TRUST
Section 8.01   Dissolution and Termination of Litigation Trust.............   B-1-28

                                       ARTICLE IX.
                                  TRANSFER OF INTERESTS
Section 9.01   General.....................................................   B-1-28
Section 9.02   Transfer Procedures.........................................   B-1-29
Section 9.03   Deemed CPR Certificate Holders..............................   B-1-30
Section 9.04   Notices to Clearing Agency..................................   B-1-31
Section 9.05   Appointment of Successor Clearing Agency....................   B-1-31

                                        ARTICLE X.
                               HOLDERS OF CPR CERTIFICATES
Section 10.01  Limitations on Rights of Holders............................   B-1-31
Section 10.02  Limitations on Suits by Holders.............................   B-1-32

                                       ARTICLE XI.
                    LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES,
                                   TRUSTEES OR OTHERS
Section 11.01  Liability...................................................   B-1-33
Section 11.02  Exculpation.................................................   B-1-34
Section 11.03  Fiduciary Duty..............................................   B-1-34
Section 11.04  Indemnification.............................................   B-1-35
Section 11.05  Outside Businesses..........................................   B-1-36
Section 11.06  Compensation; Fee...........................................   B-1-36

                                       ARTICLE XII.
                                        ACCOUNTING
Section 12.01  Fiscal Year.................................................   B-1-36
Section 12.02  Certain Accounting Matters..................................   B-1-36
Section 12.03  Banking.....................................................   B-1-37
Section 12.04  Withholding.................................................   B-1-37

                                                                             PAGE NO.
                                                                             --------
                                      ARTICLE XIII.
                                 AMENDMENTS AND MEETINGS
Section 13.01  Amendments..................................................   B-1-37
Section 13.02  Meetings of Holders of CPR Certificates; Action by Written
                 Consent...................................................   B-1-39

                                       ARTICLE XIV.
                         REPRESENTATIONS OF INSTITUTIONAL TRUSTEE
                                   AND DELAWARE TRUSTEE
Section 14.01  Representations and Warranties of the Institutional
                 Trustee...................................................   B-1-40
Section 14.02  Representations and Warranties of the Delaware Trustee......   B-1-40

                                       ARTICLE XV.
                                      MISCELLANEOUS
Section 15.01  Notices.....................................................   B-1-41
Section 15.02  Governing Law...............................................   B-1-42
Section 15.03  Intention of Parties........................................   B-1-42
Section 15.04  Headings....................................................   B-1-43
Section 15.05  Successors and Assigns......................................   B-1-43
Section 15.06  Partial Enforceability......................................   B-1-43
Section 15.07  Specific Performance........................................   B-1-43
Section 15.08  Counterparts................................................   B-1-43

                              DECLARATION OF TRUST
                                       OF
                             BANK UNITED LITIGATION
                        CONTINGENT PAYMENT RIGHTS TRUST
                                     [DATE]

    This Declaration of Trust (the "Declaration") dated and effective as of [date], by the Trustees (as defined herein), Bank United Corp. (along with its successors, the "Sponsor") and by the holders, from time to time, of undivided beneficial interests in the assets of the Bank United Litigation Contingent Payment Rights Trust (the "Litigation Trust") to be issued pursuant to this Declaration;

    WHEREAS, the Institutional Trustee (as defined herein), the Delaware Trustee (as defined herein) and the Sponsor by this Declaration and by a Certificate of Trust filed with the Secretary of State of the State of Delaware on
            , hereby establish the Litigation Trust, a statutory business Trust under the Delaware Business Trust Act for the sole purposes of holding the Commitment Amount (as defined herein) and of filing a registration statement under the Securities Act (as defined herein) with the Securities and Exchange Commission for the issuance of Contingent Payment Right Certificates;

    WHEREAS,             have established, or simultaneously herewith will
establish, the Bank United Litigation Payment Trust (the "Payment Trust"), a statutory business Trust under the Delaware Business Trust Act for the sole purpose of holding and distributing the Proceeds Amount (as defined herein) to the Litigation Trust or its successor;

    WHEREAS, the Litigation Trust holds all of the beneficial interests in the Payment Trust;

    WHEREAS, the Sponsor and Washington Mutual, Inc. ("Washington Mutual") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as
of August   , 2000, which contemplates that (i) a wholly-owned subsidiary of the
Sponsor will merge (the "Merger") with and into the Sponsor, (ii) immediately prior to the effective time (the "Effective Time") of the Merger, the Litigation Trust will issue to the Sponsor CPR Certificates (as defined herein), representing assignable and transferable undivided beneficial interests in the assets of the Litigation Trust, (iii) pursuant to the Merger, at the Effective Time (and provided that all other conditions to consummation of the Merger have been satisfied or waived), substantially all of the CPR Certificates will be distributed to the stockholders of Sponsor, and (iv) at the Effective Time, and effective at the Effective Time, the Sponsor will enter into a Commitment Agreement (the "Commitment"), in the form attached hereto as EXHIBIT A, pursuant to which the Sponsor will be obligated to pay to the Payment Trust from time to time an aggregate amount equal to the Commitment Amount (as defined herein), and the Payment Trust will distribute to the Litigation Trust the Proceeds Amounts (as defined herein).

    WHEREAS, the Litigation Trust will hold the Commitment and the Litigation Trustees (as defined herein) will, upon the effectiveness of the Commitment, instruct the Sponsor and Bank United, a wholly-owned subsidiary of the Sponsor (along with its successors, "Bank United") pursuant to the terms of this Declaration as to the administration of the litigation claims of the Sponsor and Bank United, and any of their successors, in [reference the litigation] or any substitute or ancillary action, litigation or arbitration with respect to the claims made in such action (the "Litigation");

    WHEREAS, nothing in this Declaration shall be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. sec. 3727) of the Litigation; and

    WHEREAS, as of the date hereof, no interests in the Litigation Trust have been issued;

    NOW, THEREFORE, it being the intention of the parties hereto to establish the Litigation Trust as a statutory Business Trust under the Business Trust Act (as defined herein) and that this Declaration constitute the governing instrument of such statutory Business Trust, the Trustees declare that all assets

                                     B-1-1
contributed to the Litigation Trust will be held in Litigation Trust for the benefit of the holders of the beneficial interests in the assets of the Litigation Trust, subject to the provisions of this Declaration.

                                   ARTICLE I.
                         INTERPRETATION AND DEFINITIONS

    Section 1.01  DEFINITIONS.

    Unless the context otherwise requires:

    (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.01;

    (b) a term defined anywhere in this Declaration has the same meaning throughout;

    (c) all references to "the Declaration" or "this Declaration" are to this Declaration, in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

    (d) all references to "herein" or "hereunder" refer to this Declaration in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

    (e) all references in this Declaration to Articles and Sections and Exhibits are to Articles and Sections of and Exhibits to this Declaration unless otherwise specified;

    (f) a reference to the singular includes the plural and vice versa; and

    (g) a reference to the masculine includes the feminine and vice versa.

    "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor Rule thereunder.

    "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

    "Bank United" has the meaning set forth in the recitals hereof.

    "Bank United Group" means the Sponsor, Bank United and any of their respective successors, their subsidiaries and Affiliates and the subsidiaries and Affiliates of their respective successors, including without limitation Washington Mutual, Inc. and its Affiliates and subsidiaries after the Washington Mutual Merger, PROVIDED that Hyperion shall not be deemed to be a member of the Bank United Group.

    "Bank United Litigation Committee" has the meaning set forth in
Section 3.11(b).

    "Bank United Performance Share Awards" has the meaning set forth in
Section 7.7(c).

    "Bank United SARs" has the meaning set forth in Section 7.07(c).

    "Book Entry Interest" means a beneficial interest in one or more Global CPR Certificates, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.02.

    "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in Seattle (in the State of Washington), Houston (in the State of Texas), or Wilmington (in the State of Delaware) are permitted or required by any applicable law to close.

    "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code,
12 Del. Code sec. 3801 et seq., as it may be amended from time to time, or any successor legislation.

                                     B-1-2

    "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the CPR Certificates and in whose name (or in the name of a nominee of that organization) shall be registered a Global CPR Certificate and which shall undertake to effect book entry transfers and pledges of the CPR Certificates.

    "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

    "Commission" means the Securities and Exchange Commission.

    "Commitment" has the meaning set forth in the recitals hereof.

    "Commitment Amount" has the meaning set forth in the Commitment.

    "Contract Year" has the meaning set forth in Section 3.08(a).

    "Corporate Litigation Trust Office" means the office of the Institutional Trustee at which the corporate Litigation Trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office
at the date of execution of this Declaration is located at             ,
Attention:             ; facsimile number             .

    "CPR Certificates" means the Contingent Payment Right Certificates, including the Contingent Payment Right Certificates issued immediately prior to the Effective Time and any other Contingent Payment Right Certificates issued by the Litigation Trust.

    "Damages" has the meaning set forth in Section 11.04(a).

    "Declaration" has the meaning set forth in the preamble hereto.

    "Deferral Amount" has the meaning set forth in Section 3.08(b).

    "Definitive CPR Certificate" has the meaning set forth in Section 7.03(a).

    "Delaware Trustee" has the meaning set forth in Section 3.03(a).

    "Depositary" means, with respect to the CPR Certificates, [DTC] or another Clearing Agency.

    "DTC" means [The Depository Litigation Trust Company, New York, New York,] the initial Clearing Agency.

    "Effective Date" has the meaning set forth in the recitals hereof.

    "Effective Time" has the meaning set forth in the recitals hereof.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

    "Fiscal Year" has the meaning set forth in Section 12.01.

    "Global CPR Certificate" has the meaning set forth in Section 7.03(a).

    "Holder" means a Person in whose name a CPR Certificate is registered on the register maintained by the Registrar pursuant to Section 7.02, such Person being a beneficial owner within the meaning of the Business Trust Act.

    "Hyperion" means Hyperion Partners L.P., a Delaware limited partnership.

                                     B-1-3

    "Indemnified Person" means (a) the Institutional Trustee, the Delaware Trustee, any Affiliate of the Institutional Trustee or the Delaware Trustee, and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee; (b) any Litigation Trustee; (c) any Affiliate of any Litigation Trustee; (d) any partners, employees, representatives, agents, counsel and other advisors of any Litigation Trustee; (e) any member of the Bank United Litigation Committee; (f) any officer, employee, representative, agent, counsel or other advisors of the Litigation Trust or its Affiliates.

    "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 3.04 and duly appointed pursuant to this Declaration.

    "Investment Company" means an investment company as defined in the Investment Company Act.

    "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

    "List of Holders" has the meaning set forth in Section 3.16.

    "Litigation" has the meaning set forth in the recitals hereof.

    "Litigation Proceeds" has the meaning set forth in the Commitment.

    "Litigation Trust" has the meaning set forth in the first paragraph of this Declaration.

    "Litigation Trustee" has the meaning set forth in Section 3.07.

    "Litigation Trustee Agreements" means the Litigation Trustee Agreements, dated as of [date], entered into by each of the initial Litigation Trustees and the Sponsor.

    "Litigation Trust Property" means (a) the Commitment and all proceeds and rights in respect of the Commitment and (b) any other assets that may be held from time to time by the Litigation Trust.

    "Litigation Trust Purpose" shall have the meaning set forth in
Section 2.03.

    "Merger" has the meaning set forth in the recitals hereof.

    "Merger Agreement" has the meaning set forth in the recitals hereof.

    "Non-Cash Proceeds" has the meaning set forth in the Commitment.

    "Officers' Certificates" means, (i) with respect to any Person other than Litigation Trustees, a certificate signed by two Authorized Officers of such Person, and (ii) with respect to the Litigation Trustees, a certificate signed by a majority of the Litigation Trustees then in office. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in the Declaration shall include:

        (i) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer or Litigation Trustee in rendering the Certificate; and

        (ii) a statement as to whether, in the opinion of each such Authorized Officer or Litigation Trustee, such condition or covenant has been complied with.

    "Paying Agent" has the meaning specified in Section 7.02.

    "Payment Amount" shall mean, with respect to each distribution of the Proceeds Amount received by the Litigation Trust pursuant to the Commitment, such payment of the Proceeds Amount received by the Litigation Trust (including the amount of cash resulting from the monetization by the Sponsor of any Non-Cash Proceeds) less the amount of any accrued but unpaid expenses payable by the Litigation Trust, plus interest or income, if any, received by the Litigation Trust on such payment of the Proceeds Amount, less amounts retained by the Litigation Trust as the Retained Amount.

                                     B-1-4

    "Payment Trust" has the meaning set forth in the recitals hereof.

    ["Payment Trust Agreement" means the [Declaration of Trust], dated [      ],
2000 relating to the Payment Trust.]

    "Payment Trust Trustees" means the trustees of the Payment Trust.

    "Permitted Investment" means [THE MERRILL LYNCH GOVERNMENT FUND MONEY MARKET FUND (INCLUDING ANY SUCCESSOR)] or, if at the time of the receipt of the applicable payment of the Commitment Amount by the Litigation Trust (i) such fund is not in existence, (ii) such fund is no longer limited to investing in short-term obligations of or guaranteed by the United States government,
(iii) such fund is not accepting new investors or new investments or will not accept the investment of the Commitment Amount or the Retained Amount, as the case may be, or (iv) such fund is not AAA rated by Standard and Poor's, the [AAA RATED MONEY MARKET FUND REPORTED IN THE IBC RATED MONEY FUND REPORT TO HAVE THE LARGEST AMOUNT OF ASSETS UNDER MANAGEMENT AS OF THE END OF THE MOST RECENT YEAR FOR WHICH INFORMATION IS PUBLICLY AVAILABLE AND WHICH WILL ACCEPT SUCH INVESTMENT].

    "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, Litigation Trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

    "Proceeds Amount" has the meaning set forth in the Commitment.

    "Recovery Agreement" has the meaning set forth in Section 6.01(e).

    "Reference Rate" means the reference rate or an equivalent rate publicly
announced from time to time of             or any successor (or, if no successor
remains in existence or publicly announces a rate, the commercial bank with the largest amount of deposits in the State of New York as of the most recent year end prior to the applicable date for which information is publicly available and which publicly announces such a rate, as determined in good faith by the Sponsor), as in effect from time to time.

    "Registrar" has the meaning set forth in Section 7.02.

    "Reimbursements" has the meaning set forth in the Commitment.

    "Relevant Trustee" has the meaning set forth in Section 3.05.

    "Replacement Options" has the meaning set forth in the Merger Agreement.

    "Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Litigation Trust Office of the Institutional Trustee, including any managing director, vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Litigation Trust Office of the Institutional Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate Litigation Trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

    "Retained Amount" has the meaning set forth in Section 5.03(a).

    "Retained Amount Period" has the meaning set forth in Section 5.03(a).

    "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

    "Sponsor" has the meaning set forth in the first paragraph of this Agreement.

    "Successor Certificates" has the meaning set forth in
Section 2.05(b)(i)(B).

                                     B-1-5

    "Successor Delaware Trustee" has the meaning set forth in Section 3.05(a).

    "Successor Entity" has the meaning set forth in Section 2.05(b)(i).

    "Successor Institutional Trustee" has the meaning set forth in
Section 3.05(a).

    "Transfer Agent" has the meaning set forth in Section 7.02.

    "Trustee" or "Trustees" means each Person who has signed this Declaration as a Trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Institutional Trustee, Delaware Trustee or Litigation Trustee in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as Trustees hereunder.

    "Washington Mutual" has the meaning set forth in the recitals hereof.

    "Washington Mutual Merger" means the merger of the Sponsor with and into Washington Mutual pursuant to the terms, and subject to the conditions, set forth in the Merger Agreement.

                                  ARTICLE II.
                                  ORGANIZATION

    Section 2.01 NAME. The Litigation Trust is named "Bank United Litigation Contingent Payment Rights Trust", as such name may be modified from time to time by the Litigation Trustees following written notice to the Holders. The Litigation Trust's activities may be conducted under the name of the Litigation Trust or any other name deemed advisable by the Litigation Trustees.

    Section 2.02 OFFICE. The address of the principal office of the Litigation Trust on the date of execution of this Declaration is:

------------------------------------

------------------------------------

    Attention:

    Facsimile:

    On ten Business Days written notice to the Holders, the Institutional Trustee may designate another principal office at the instruction of the Litigation Trustees.

    Section 2.03  PURPOSES AND POWERS OF THE LITIGATION TRUST.

    (a) The exclusive purposes and functions of the Litigation Trust (each, a "Litigation Trust Purpose") are (i) to hold and enforce the Commitment,
(ii) for the purpose of, and in a manner consistent with, achieving the realization and distribution of amounts payable pursuant to the Commitment, upon the effectiveness of the Commitment, to instruct the Sponsor, Bank United and their successors to prosecute, appeal, resolve, settle, compromise or otherwise pursue the Litigation and (iii) upon receipt of payments of the Proceeds Amount pursuant to the Commitment, to distribute the Payment Amount as provided herein, and thereafter as provided herein, any portion of the Retained Amount remaining at the end of the Retained Amount Period, to the Holders in as prompt and orderly a fashion as possible consistent with this Declaration. Anything to the contrary herein or in the Business Trust Act notwithstanding, the Trustees shall not at any time, on behalf of the Litigation Trust or the Holders, enter into or engage in any profit-making trade or business, and the Trustees shall have no powers to take, and shall not take, any actions hereunder other than such as are reasonably necessary and incidental to the achievement of the foregoing sole Litigation Trust Purposes.

                                     B-1-6

    (b) Notwithstanding anything in this Declaration or in the Business Trust Act to the contrary, none of the Trustees or any other Person in carrying out the Litigation Trust Purposes to hold and liquidate Litigation Trust Property as described in Section 2.03(a) shall have any power to (i) modify the terms of the Commitment unless a breach of the Sponsor has occurred thereunder or is reasonably foreseeable, (ii) invest money held by the Litigation Trust except amounts held, pursuant to Sections 3.13(b)(ii)(d) and 5.03 hereof, pending their use to pay expenses or make distributions, or (iii) after the Effective Time, issue any CPR Certificates except as contemplated by this Agreement or pursuant to the Litigation Trustee Agreements.

    (c) In order to raise funds for, or meet its obligation to pay, expenses reasonably necessary to preserve or protect assets of the Litigation Trust or to administer the Litigation Trust (including, without limitation, expenses related to the Litigation and expenses related to the liability and indemnification obligations of the Litigation Trust), and solely in furtherance of Litigation Trust Purposes, the Litigation Trust (pursuant to a determination by the Litigation Trustees on behalf of the Litigation Trust) may undertake the following:

        (i) enter into, subject to the limitations set forth in
    Section 6.02(a), customary fee arrangements (including fees contingent on receipt by the Litigation Trust of, and determined by reference to, all or any portion of the Commitment Amount) with counsel for the Litigation, to the Litigation Trust or to the Litigation Trustees, experts or consultants, which arrangements either (x) provide for such counsel, experts or consultants to receive amounts that represent for federal income tax purposes arms-length compensation for services when paid in cash by the Litigation Trust or (y) otherwise do not create ownership interests in the Litigation Trust for federal income tax purposes other than CPR Certificates of the same class as the CPR Certificates issued immediately prior to the Merger representing pro rata interests in the Litigation Trust;

        (ii) incur indebtedness that represents debt of the Litigation Trust (and not an ownership interest) for federal income tax purposes; and

        (iii) issue additional CPR Certificates of the same class as the CPR Certificates issued immediately prior to the Merger representing pro rata interests in the Litigation Trust.

    Section 2.04 TITLE TO PROPERTY OF THE LITIGATION TRUST. Legal title to all assets of the Litigation Trust shall be vested in the Litigation Trust. The Holders shall not have legal title to any part of the assets of the Litigation Trust, but shall have an undivided beneficial interest in the assets of the Litigation Trust.

    Section 2.05  MERGERS.

    (a) The Litigation Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except (i) as described in paragraph (b) of this Section 2.05, (ii) in a liquidation of the Litigation Trust in accordance with this Declaration, or (iii) as contemplated in Section 4.01 or Section 5.03 hereof.

    (b) The Litigation Trust may, with the consent of the Institutional Trustee (acting in reliance on the opinions delivered hereunder) and a majority of the Litigation Trustees and without the consent of the Delaware Trustee or the Holders of the CPR Certificates, consolidate, amalgamate, merge with or into, or be replaced by a Litigation Trust organized as such under the laws of any state of the United States; PROVIDED that:

        (i) if the Litigation Trust is not the survivor, such successor entity (the "Successor Entity") either:

           (A) expressly assumes all of the obligations of the Litigation Trust under the CPR Certificates; or

                                     B-1-7

           (B) substitutes for the CPR Certificates other securities having substantially the same terms as the CPR Certificates (the "Successor Certificates");

        (ii) the Successor Certificates remain listed, or any Successor Certificates will be listed or quoted upon notification of issuance, on any national securities exchange or automated quotation system on which the CPR Certificates are then listed or quoted, if any;

        (iii) such merger, consolidation, amalgamation or replacement does not result in any material alteration of the Litigation Trust Property or adversely affect the rights, preferences and privileges of the Holders (including any Successor Certificates) in any material respect (other than with respect to any dilution of such Holders' interests in the Successor Entity);

        (iv) such Successor Entity solely has purposes that are substantially identical to that of the Litigation Trust;

        (v) prior to such merger, consolidation, amalgamation or replacement, the Litigation Trust has received an opinion of nationally recognized outside counsel to the Litigation Trust experienced in such matters to the effect that:

           (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders (including any Successor Certificates) in any material respect (other than with respect to any dilution of the Holders' interest in the Successor Entity);

           (b) such merger, consolidation, amalgamation or replacement, will not cause the Litigation Trust (or the Successor Entity) to fail to be classified as a grantor trust for United States federal income tax purposes; PROVIDED, HOWEVER, that the Litigation Trust shall not be required to receive the opinion set forth in clause (b) if a majority of the Holders of CPR Certificates outstanding shall have approved such merger, consolidation, amalgamation or replacement;

        (vi) without the unanimous consent of the Litigation Trustees, such merger, consolidation, amalgamation or replacement shall not result in any material change to the rights of the Litigation Trustees, including, without limitation, their rights to indemnification, exculpation and compensation set forth in this Declaration and under Delaware law; and

        (vii) prior to such merger, consolidation, amalgamation or replacement the Institutional Trustee shall have received an opinion of counsel to the effect that all conditions precedent of this paragraph (b) to such transaction have been satisfied.

    (c) Pursuant to Section 3815(f) of the Business Trust Act, in the case of a consolidation, amalgamation, or merger of the Litigation Trust with or into, or the replacement by, a Litigation Trust organized as such under the laws of any state of the United States, subject to the requirements described in
Section 2.5(b) above, the agreement of merger or consolidation may effect any amendment to this Declaration, or effect the adoption of a new governing instrument of the Litigation Trust if it is the surviving or resulting Business Trust in the merger or consolidation. Such amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

                                  ARTICLE III.
                                    TRUSTEES

    Section 3.01 AUTHORITY. Except as specifically provided in this Declaration, the Institutional Trustee and the Litigation Trustees shall have exclusive and complete authority to carry out the Litigation Trust Purposes. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Litigation Trust, it being understood that except as provided expressly

                                     B-1-8
herein the Litigation Trustees may act only upon the vote or consent (such consent to be evidenced by a writing executed contemporaneously with or promptly following any oral consent) of a majority of the Litigation Trustees. In dealing with the Trustees acting on behalf of the Litigation Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Litigation Trust. Persons dealing with the Litigation Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

    Section 3.02 NUMBER OF TRUSTEES. There shall be one Delaware Trustee if required by Section 3.03; the Institutional Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 3.03 shall have no application to such entity in its capacity as Institutional Trustee. There shall be one Institutional Trustee as required by Section 3.04. There shall be two initial Litigation Trustees, subject to change as provided in
Section 3.07.

    Section 3.03  DELAWARE TRUSTEE.

    (a) If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

        (i) a natural person who is a resident of the State of Delaware; or

        (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including sec. 3807 of the Business Trust Act.

    (b) The Delaware Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

    (c) The initial Delaware Trustee shall be             .

    (d) Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees described in this Declaration. Except as set forth in this Section 3.03, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of sec. 3807 of the Business Trust Act.

    Section 3.04  INSTITUTIONAL TRUSTEE; ELIGIBILITY.

    (a) There shall at all times be one Trustee which shall act as Institutional Trustee, which Trustee shall:

        (i) not be an Affiliate of the Sponsor or of the Sponsor;

        (ii) not offer or provide credit or credit enhancement to the Litigation Trust; and

        (iii) be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate Litigation Trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 3.04(a)(iii), the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                                     B-1-9

    (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 3.4(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 3.05(a).

    (c) The initial Institutional Trustee shall be             .

    (d) The Institutional Trustee shall continue to serve as a Trustee until either:

        (i) the Litigation Trust has been completely liquidated and all amounts received or receivable or potentially receivable pursuant to the Commitment (including the final payment of the Commitment Amount and any portion remaining in the Retained Amount upon the expiration of the Retained Amount Period) and not otherwise applied as provided herein and any other amounts shall have been distributed to the Holders pursuant to the terms hereof and of the CPR Certificates; or

        (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 3.05.

    Section 3.05 APPOINTMENT, REMOVAL AND RESIGNATION OF THE INSTITUTIONAL AND DELAWARE TRUSTEES.

    (a) No resignation or removal of the Institutional or Delaware Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this
Section 3.05.

    (b) Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Litigation Trustees and the Holders. Upon the resignation of the Relevant Trustee, the Litigation Trustees shall appoint a successor (the "Successor Institutional Trustee" or the "Successor Delaware Trustee," as applicable) who shall execute an instrument of acceptance as described in Section 3.05(e) below. If the instrument of acceptance by the successor Relevant Trustee required by this Section 3.5 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Litigation Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The resigning Relevant Trustee shall have no liability for the selection of such successor pursuant to this Section 3.05.

    (c) The Institutional Trustee or the Delaware Trustee, or both of them, may be removed by (i) the Litigation Trustees or (ii) Holders of a majority of the CPR Certificates outstanding, in each case by delivery of notification of removal to the Relevant Trustee (in its individual capacity and on behalf of the Litigation Trust), and in each case for cause, or, if a default by the Litigation Trust with respect to its payment obligations under Article IV shall have occurred and be continuing, with or without cause. A Delaware Trustee who is a natural person may also be removed by the Litigation Trustees if such Delaware Trustee becomes incompetent or incapacitated, and shall be deemed removed if such Delaware Trustee dies. If a Relevant Trustee shall be so removed, the Litigation Trustees shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee or Trustees shall comply with the applicable requirements of Section 3.03 or Section 3.04, as the case may be. If no successor Relevant Trustee shall have been so appointed by the Litigation Trustees and accepted appointment in the manner required by this Section 3.05, within 30 days after delivery of notification of removal or after the Litigation Trust receives notice of the Delaware Trustee's death, incompetence or incapacity, any Holder who has been a Holder of CPR Certificates for at least six months may, on behalf of himself and all others similarly situated, or the Relevant Trustee being removed may, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees.

                                     B-1-10

    (d) The Institutional Trustee shall give notice of each appointment of a successor Relevant Trustee to all Holders. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Litigation Trust Office if it is the Institutional Trustee.

    (e) In the case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (except in the case of the death, incompetence or incapacity of a Delaware Trustee who is a natural person) and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, Litigation Trusts and duties of the retiring Relevant Trustee with respect to the CPR Certificates and the Litigation Trust; it being understood that nothing herein or in such amendment shall designate such Relevant Trustees as co-Trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, Litigation Trusts and duties of the retiring Relevant Trustee; but, on request of the Litigation Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Litigation Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the CPR Certificates and the Litigation Trust.

    (f) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

    (g) Any Person into which the Institutional Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate Trust business of the Institutional Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Institutional Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED that such Person shall be otherwise qualified and eligible under this Article.

    Section 3.06  VACANCIES AMONG RELEVANT TRUSTEES; EFFECT OF VACANCIES.

    (a) If the Institutional Trustee or the Delaware Trustee ceases to hold office for any reason, a vacancy shall occur. A resolution by the remaining Relevant Trustee certifying the existence of such vacancy by the Institutional Trustee and the Delaware Trustee shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 3.05.

    (b) The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Litigation Trust. Whenever a vacancy in the Institutional Trustee or the Delaware Trustee shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with
Section 3.05, the Institutional Trustee or the Delaware Trustee (as the case may be) remaining in office shall have all the powers granted to both the Institutional Trustee and the Delaware Trustee and shall discharge all the duties imposed upon both the Institutional Trustee and the Delaware Trustee by this Declaration.

    Section 3.07  THE LITIGATION TRUSTEES.

    (a) There shall be at all times no fewer than two Trustees (the "Litigation Trustees") who shall be natural persons over the age of 21 years and who shall have the powers, duties and responsibilities of the Litigation Trustees
hereunder. The initial Litigation Trustees will be             .

    (b) In compensation for his services as Litigation Trustee, each Litigation Trustee shall be entitled to the payments and rights set forth in the Litigation Trustee Agreements. Upon appointment of a successor Litigation Trustee by the remaining Litigation Trustees pursuant to Section 3.10, such

                                     B-1-11
successor Litigation Trustee shall receive fees as determined by the other Litigation Trustees (but in no event more than the fees payable to an initial Litigation Trustee).

    Section 3.08 LIMITATION ON LIABILITY OF LITIGATION TRUSTEES. As set forth in Section 11.02(a), the Litigation Trustees will have no liability to any Indemnified Person or any member of the Bank United Group unless it shall be established in a final and nonappealable judicial determination by clear and convincing evidence that any decision or action of the Litigation Trustees was undertaken with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders, and, in any event, any liability will be limited to actual, proximate, and quantifiable damages.

    Section 3.09 RESIGNATION OF A LITIGATION TRUSTEE. Any Litigation Trustee may resign as such by executing an instrument in writing and delivering that instrument to the remaining Litigation Trustee or Trustees, if any, and to the Institutional Trustee. In the event of the resignation of a Litigation Trustee, such Litigation Trustee shall promptly: (a) execute and deliver such documents, instruments and other writings as may be reasonably requested by the remaining Litigation Trustees or Litigation Trustee, or if there is no Litigation Trustee, the Institutional Trustee, to effect the termination of such Litigation Trustee's capacity under this Declaration; (b) deliver to the remaining Litigation Trustees or Litigation Trustee all assets, documents, instruments, records and other writings related to the Litigation Trust as may be in the possession of such Trustee; and (c) otherwise assist and cooperate in effecting the assumption of such Litigation Trustee's obligations and functions by his successor Litigation Trustee.

    Section 3.10  APPOINTMENT OF SUCCESSOR LITIGATION TRUSTEES.

    (a) Upon the death, resignation or incompetency (determined by a court of competent jurisdiction) of a Litigation Trustee, the remaining Litigation Trustee or Litigation Trustees, and no other Person, shall have the power to appoint a successor Litigation Trustee or Trustees, as applicable. In the event of the death, resignation or incompetency (as determined by a court of competent jurisdiction) of all of the Litigation Trustees so that there are no remaining Litigation Trustees, two Litigation Trustees shall be appointed by the written decision of a majority of the members of the Bank United Litigation Committee, or, if such committee is not in existence, a majority of the Persons still living who constituted the Board of Directors of the Sponsor immediately prior to the Effective Time.

    Such appointment shall specify the date on which such appointment shall be effective. Every successor Litigation Trustee appointed hereunder shall execute, acknowledge and deliver to the remaining Litigation Trustees (or, in the event there are no remaining Litigation Trustees, the Bank United Litigation Committee or, if such committee is not in existence, the persons who were members of the Board of Directors of the Sponsor immediately prior to the Effective Time) and to the Institutional Trustee an instrument accepting such appointment, and thereupon such successor Litigation Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, Litigation Trusts and duties of a Litigation Trustee. No successor Litigation Trustee shall have any duty to investigate the administration of the Litigation Trust or the management of the Litigation for any period prior to the effective date of such successor Litigation Trustee's appointment, and no resigning Litigation Trustee shall be required or permitted, prior to final termination of the Litigation (including any proceedings to collect any recovery due the Litigation Trustees), to file any accounting proceeding.

    (b) The Holders will have no right to vote to appoint, remove or replace the Litigation Trustees, which rights are vested exclusively in the Litigation Trustees.

    Section 3.11  MEETINGS OF THE TRUSTEES.

    (a) Meetings of the Delaware Trustee, the Institutional Trustee and the Litigation Trustees together may be held from time to time upon the call of the Delaware Trustee, Institutional Trustee or any Litigation Trustee. Notice of any in-person meetings of the Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight mail) not less than five Business Days before such meeting. Notice of any telephonic meetings of such Trustees shall be

                                     B-1-12
hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight mail) not less than two Business Days before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where such Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any Trustee may also waive such notice of in-person or telephonic meetings in writing by hand delivering or otherwise delivering (including by facsimile, with a hard copy by overnight mail) such written waiver to all other Trustees. Unless provided otherwise in this Declaration, any action to be taken by the Institutional Trustee together with the Litigation Trustees shall be taken with the approval of the Institutional Trustee and each Litigation Trustee (provided, that if there shall be more than two Litigation Trustees, a majority of the Litigation Trustees voting in favor of an action shall constitute approval by the Litigation Trustees unless otherwise provided in this Declaration).

    (b) The Litigation Trustees may adopt their own rules and procedures but, unless otherwise provided by this Declaration, may act only with the unanimous agreement of the two Litigation Trustees or the agreement of the sole remaining Litigation Trustee prior to the appointment of a successor Litigation Trustee pursuant to Section 3.10. The Litigation Trustees may, in their discretion, delegate to one or more of the Litigation Trustees the authority to act on behalf of the Litigation Trustees as the Litigation Trustees may determine appropriate (other than with respect to the retention or dismissal of counsel for the Sponsor or Bank United (or any successor thereto) or the Litigation Trustees, or the approval of a settlement or dismissal of the Litigation). Following the date hereof and prior to the effective time of the Washington Mutual Merger, the initial Litigation Trustees and the Board of Directors of Bank United Corp., in their sole discretion, may establish a committee comprised of present or former members of the Board of Directors of Bank United Corp., or such other persons as may be appointed by such Board, to assist and advise the Litigation Trustees in connection with the Litigation (the "Bank United Litigation Committee").

    Section 3.12 POWERS AND DUTIES OF SPONSOR, LITIGATION TRUSTEES AND INSTITUTIONAL TRUSTEE.

    (a) The Sponsor prior to the Effective Time, and the Institutional Trustee and the Litigation Trustees, shall have the authority, subject to any limitations set forth in Section 2.03, to conduct the affairs of the Litigation Trust in accordance with the terms of this Declaration. In addition, prior to the Effective Time, the Sponsor shall have the authority to take the actions enumerated in (i) below on behalf of the Litigation Trust and, in connection therewith, to enter into all transactions and agreements determined by the Sponsor to be appropriate in exercising such authority and to perform all acts in furtherance thereof:

        (i) The Sponsor shall have the power and authority prior to the Effective Time and is hereby authorized to act on behalf of the Litigation Trust prior to the Effective Time with respect to the following matters:

           (A) the issuance of the CPR Certificates issued immediately prior to the Effective Time;

           (B) the execution of the CPR Certificates issued immediately prior to the Effective Time in accordance with this Declaration;

           (C) compliance with (or obtaining or qualifying for exceptions from) the Securities Act, the Exchange Act or applicable state securities or blue sky laws;

           (D) the execution and filing of the registration statement under the Securities Act to register the CPR Certificates to be issued to the Sponsor immediately prior to the Effective Time and prospectuses (including any amendments or supplements thereto) and the preparation and filing of all documents filed therewith;

           (E) the use of its best efforts to permit trading of the CPR Certificates pursuant to the NASDAQ National Market System (or if, despite such best efforts, trading on the NASDAQ

                                     B-1-13

       National Market System is not possible, on such other NASDAQ market or other market as shall, in the good faith judgment of the Sponsor, provide maximum available liquidity), commencing on the Effective Date and continuing until such time as there are fewer than 400 Holders;

           (F) the notification of the Institutional Trustee and the Litigation Trustees in writing when the CPR Certificates are listed on any stock exchange or quoted on any automated quotation system, if prior to the Effective Time; and

           (G) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (ii) The Trustees on behalf of the Litigation Trust hereby (a) ratify and approve all actions taken by the Sponsor on behalf of the Litigation Trust or for its benefit prior to the Effective Time and all transactions and agreements entered into in connection therewith; and (b) agree and acknowledge that the Sponsor shall have no liability to the Litigation Trust, the Trustees or the Holders for any such actions, transactions or agreements and that the Litigation Trust, the Trustees and the Holders shall no right to enforce, institute or maintain a suit, action or proceeding against the Sponsor, its successors or their respective affiliates, officers, directors, employees or agents relating to such actions, transactions or agreements; it being understood that this
    Section 3.12(a)(ii) does not constitute a waiver by the Litigation Trustees of their rights under Section 7.8 of the Merger Agreement or a waiver by the Trustees or the Litigation Trust of their rights under the Commitment.

    (b) in accordance with subparagraphs (i) and (ii) of this Section 3.12(b), the Institutional Trustee and the Litigation Trustees shall have the authority to enter into all transactions and agreements determined by such Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Trustees under this Declaration, and to perform all acts in furtherance thereof (and all such transactions or agreements entered into or acts performed prior to the date hereof are hereby ratified and approved), including, without limitation, the following:

        (i) The Litigation Trustees shall have the power and authority and are authorized to act on behalf of the Litigation Trust with respect to the following matters and such other powers and authority as provided in the Litigation Trustee Agreements:

           (A) the issuance and determination of the terms (including the quantity and price) of any CPR Certificates issued after the Effective Time in accordance with this Declaration;

           (B) the execution of any CPR Certificates issued after the Effective Time in accordance with this Declaration;

           (C) after the Effective Time, the execution and delivery on behalf of the Litigation Trust, subject to Section 2.03(b), of any agreement with the Sponsor, and such other agreements as may, in the opinion of a majority of the Litigation Trustees, be necessary or desirable in connection with the Litigation Trust Purposes, including agreements with the Depositary and the Paying Agent;

           (D) after the Effective Time, compliance with (or obtaining or qualifying for exceptions from) the Securities Act, the Exchange Act or applicable state securities or blue sky laws or other applicable laws;

           (E) after the Effective Time, the execution and filing of one or more registration statements and prospectuses (including any amendments or supplements thereto) relating to the CPR Certificates and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

           (F) after the Effective Time, the continuation of the designation of the CPR Certificates for trading on any national stock exchange or quotation on the NASDAQ Stock Market's

                                     B-1-14

       National Market System or other automated quotation system until such time as there are fewer than 400 Holders or such time as the CPR Certificates are no longer eligible for such designation on any such exchange or quotation system;

           (G) the carrying out of any of the powers or obligations of the Litigation Trust or of the Litigation Trustees under the Commitment;

           (H) upon the effectiveness of the Commitment and as necessary thereafter, the instruction of the Sponsor and Bank United and their successors as to the prosecution, appeal, resolution, settlement, compromise or other means of pursuing the Litigation and the taking of any action in connection with the prosecution of the Litigation by the Sponsor and Bank United (or any successor to such Persons) or as permitted by Article VI hereof;

           (I) the payment of all expenses of the Litigation Trust (including, without limitation, expenses of the Litigation, compensation and expenses of the Trustees, liability insurance and indemnification obligations) out of the funds of the Litigation Trust, including amounts received pursuant to the Commitment, the Retained Amount and any other source (including, without limitation, funds raised pursuant to Section 2.3(c));

           (J) the sending of notices (other than notice of default), and other information regarding the CPR Certificates to the Holders in accordance with this Declaration;

           (K) the taking of any action to cause the Litigation Trust not to be deemed to be an Investment Company under the Investment Company Act;

           (L) the amendment of the Commitment subject to Section 2.03(b);

           (M) the bringing, defense, payment, collection, compromise, taking of legal action, or other adjustment of claims or demands of or against the Sponsor or its successors which arise out of or in connection with a breach by the Sponsor (or any successor thereto) of any of its obligations under the Commitment, the Payment Trust of any of its obligations under the Commitment or, subject to the limitations set forth in Section 3.12(a)(ii), the Sponsor of any of its obligations hereunder;

           (N) the approval of all applicable tax returns and tax information to be filed by the Institutional Trustee with respect to the Litigation Trust on behalf of the Litigation Trust;

           (O) the compliance by the Litigation Trust with the indemnification obligations of the Litigation Trust; and

           (P) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (ii) The Institutional Trustee shall have the power, duty and authority and is hereby authorized to act on behalf of the Litigation Trust with respect to the following matters:

           (A) the authentication of the CPR Certificates in accordance with this Declaration;

           (B) the application for a taxpayer identification number;

           (C) the maintenance of the funds of the Litigation Trust in a non-interest bearing demand deposit account at Bank United;

           (D) upon receipt of a Proceeds Amount, and at the written direction of the Litigation Trustees, the investment of the Proceeds Amount, until disbursed pursuant to the terms of this Declaration, in a Permitted Investment which is not sold prior to the date the Payment Amount is to be disbursed to the Holders;

           (E) the distribution through the Paying Agent of the Payment Amount and other amounts owed to the Holders in respect of the CPR Certificates in accordance with the terms of this Declaration;

                                     B-1-15

           (F) the sending of notices of a breach by the Sponsor of its obligations under the Commitment or a breach by the Sponsor of its obligations under this Declaration or default by the Litigation Trust of its payment obligations pursuant to Article IV hereof;

           (G) the execution and delivery of letters or documents to, or instruments with, the Depositary relating to the CPR Certificates;

           (H) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Litigation Trust and the execution and filing of the certificate of cancellation provided to it with the Secretary of State of the State of Delaware;

           (I) the due preparation and filing, with the approval of the Litigation Trustees, of all applicable tax returns and tax information reports that are required to be filed with respect to the Litigation Trust on behalf of the Litigation Trust, with the approval of the Litigation Trustees;

           (J) the taking of all actions that may be necessary or appropriate for the preservation and the continuation of the Litigation Trust's valid existence, rights, franchises and privileges as a statutory Business Trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Litigation Trust to effect the Litigation Trust Purposes;

           (K) the bringing, defense, payment, collection, compromise, arbitration, taking of legal action, or other adjustment of claims or demands of or against the Sponsor or its successors or the Litigation Trust which arise out of or in connection with a breach by the Sponsor of any of its obligations under the Commitment, the Payment Trust of any of its obligations under the Commitment, or, subject to the limitations set forth in Section 3.12(a)(ii), by the Sponsor of any of its obligations hereunder;

           (L) the taking of all actions and performance of such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the CPR Certificates; and

           (M) the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine to be necessary or advisable to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

        (iii) The Institutional Trustee shall have the power and authority to act on behalf of the Litigation Trust with respect to any of the duties, liabilities, powers or the authority of the Litigation Trustees set forth in
    Section 3.12(b)(i)(J) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Litigation Trustees, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Litigation Trustees and the action of the Institutional Trustee, the action of the Institutional Trustee shall prevail.

    (c) The Trustees are authorized and directed to conduct the affairs of the Litigation Trust and to operate the Litigation Trust so that the Litigation Trust will not fail to be classified as a grantor trust for United States federal income tax purposes. In this connection, the Trustees are authorized to take any action, not inconsistent with applicable laws, the Certificate of Litigation Trust or this Declaration, as amended from time to time, that the Institutional Trustee or the Litigation Trustees, as the case may be, determines in their discretion to be necessary or desirable for such purpose, even if such action adversely affects the interests of the Holders.

    (d) The Litigation Trustees may consult with counsel (which counsel may be counsel to the Litigation Trust or counsel to any member of the Bank United Group), outside consultants, advisors and other Persons as to matters the Litigation Trustees reasonably believe are within such other Person's professional or expert competence, and the advice of such Persons shall be full and complete

                                     B-1-16
authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith reliance on such advise. All oral or written communications between any such counsel on the one hand, and the Sponsor, Bank United, the Litigation Trust, any Trustee, the Payment Trust, the Payment Trust Trustees any of their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

    (e) Any Trustee may also be a Holder or an officer, director, employee or Affiliate of a Holder, and will have all the rights of such a Holder to the same extent as if such Trustee were not a Trustee.

    Section 3.13  CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEES.

    (a) The Institutional Trustee, before the occurrence of any breach by the Sponsor or the Payment Trust of any of their obligations under the Commitment or a breach by the Sponsor after the Effective Time of any of its obligations under this Declaration, and after the curing of any such breach by the Payment Trust or the Sponsor, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case of a breach by either the Sponsor or the Payment Trust of any of their obligations under the Commitment or a breach by the Sponsor of its obligations hereunder after the Effective Time, the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b) The duties and responsibilities of the Trustees shall be as provided by this Declaration and the Business Trust Act. Notwithstanding the foregoing, no provision of this Declaration shall require any Trustee to expend or risk such Trustee's own funds or otherwise incur any financial liability in the performance of any of such Trustee's duties hereunder, or in the exercise of any of such Trustee's rights or powers. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article. To the extent that, at law or in equity, a Trustee has duties and liabilities relating to the Litigation Trust or to the Holders, such Trustee shall not be liable to the Litigation Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Litigation Trust and the Holders to replace such other duties and liabilities of the Trustees.

    (c) All payments made by the Institutional Trustee or a Paying Agent in respect of the CPR Certificates shall be made only from (i) payments received by the Litigation Trust from the Payment Trust and only to the extent that the Payment Amount is greater than zero or upon the expiration of the Retained Amount Period, any remaining portion of the Retained Amount is greater than zero, in each case so as to enable the Institutional Trustee or a Paying Agent to make payments in accordance with the terms hereof and (ii) proceeds from the liquidation of other assets of the Litigation Trust upon the winding up of the Litigation Trust. Each Holder, by its acceptance of a CPR Certificate, agrees that it will look solely to the Payment Amount and, upon the expiration of the Retained Amount Period, to any remaining portion of the Retained Amount, to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to such Holder for any amount distributable in respect of any CPR Certificate or for any other liability in respect of any CPR Certificate.

                                     B-1-17

    (d) No provision of this Declaration shall be construed to relieve the Institutional Trustee from liability with respect to matters that are within the authority of the Institutional Trustee under this Declaration for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

        (i) the Institutional Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;

        (ii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the CPR Certificates then outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any Litigation Trust or power conferred upon the Institutional Trustee under this Declaration;

        (iii) the Institutional Trustee's sole duty with respect to the custody, safe-keeping and physical preservation of the Payment Amount shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration;

        (iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Litigation Trustees; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Proceeds Amount maintained by the Institutional Trustee pursuant to
    Section 3.12(b)(ii)(d) and except to the extent otherwise required by law.

    Section 3.14 CERTAIN RIGHTS OF THE INSTITUTIONAL TRUSTEE. Subject to the provisions of Section 3.13:

    (a) the Institutional Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, written representation of a Holder, transferee or Litigation Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, CPR Certificate, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

    (b) if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, or (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders are entitled to vote under the terms of this Declaration, the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee in its sole discretion shall deem advisable and in the best interests of the Holders, in which event the Institutional Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

    (c) any direction or act of the Litigation Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

    (d) the Institutional Trustee may consult with counsel (which counsel may be counsel to the Litigation Trustees or appointed by the Sponsor or Bank United (or any successor to such Persons) at the direction of the Litigation Trustees to prosecute the Litigation) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction. All oral or written communications between any such counsel on the one hand, and the Sponsor, Bank United, the Litigation Trust, any Trustee, any of

                                     B-1-18
their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

    (e) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Holders pursuant to this Declaration, unless such Holders shall have offered to the Institutional Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this Section 3.14(e) shall be taken to relieve the Institutional Trustee, upon breach by the Sponsor of any of its obligations under the Commitment, or by the Sponsor or its successors after the Effective Time of any of the obligations of the Sponsor hereunder, of its obligation to exercise, upon the instructions of the Litigation Trustees, the rights and powers vested in it by this Declaration;

    (f) the Institutional Trustee shall not be required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, CPR Certificate, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by a majority of the Holders of CPR Certificates then outstanding, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

    (g) except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

    (h) any action taken by the Institutional Trustee or its agents authorized by this Declaration to be taken by the Institutional Trustee shall bind the Litigation Trust and the Holders, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action;

    (i) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty;

    (j) whenever in the administration of the provisions of this Declaration the Institutional Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Institutional Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, shall be full warrant to the Institutional Trustee for any action taken, suffered or omitted by it under the provisions of this Declaration upon the faith thereof;

    (k) in no event shall the Institutional Trustee be liable for the selection of investments for funds permitted to be invested hereunder or for investment losses thereon, and the Institutional Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Litigation Trustees to provide timely written investment direction with respect to funds permitted to be invested hereunder;

    (l) the Institutional Trustee may execute any of the Litigation Trusts of powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees

                                     B-1-19
appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed; and

    (m) the Institutional Trustee shall not be deemed to have notice of the occurrence of the events described in Section 3.19 unless the Institutional Trustee shall have received written notice of such event or a Responsible Officer of the Institutional Trustee shall have obtained actual knowledge thereof.

    Section 3.15  LISTS OF HOLDERS OF CPR CERTIFICATES.

    (a) At the Effective Time, the Sponsor shall provide to the Institutional Trustee a list (the "List of Holders"), in such form as the Institutional Trustee may reasonably require, of the names and addresses of the Holders as of immediately prior to the Effective Time;

    (b) The Paying Agent, if other than the Institutional Trustee, shall provide to the Institutional Trustee a List of Holders upon the request of the Institutional Trustee; and

    (c) The Institutional Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or which it receives in its capacity as Paying Agent (if acting in such capacity), PROVIDED that the Institutional Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders;

    Section 3.16  EXECUTION OF DOCUMENTS.

    (a) Unless otherwise determined in writing by the Institutional Trustee, and except as otherwise required by the Business Trust Act, the Institutional Trustee, or any one or more of the Litigation Trustees, as the case may be, is authorized to execute on behalf of the Litigation Trust any documents that the Institutional Trustee or the Litigation Trustees, as the case may be, have the power and authority to execute pursuant to Section 3.12.

    (b) Any Institutional or Delaware Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her or its power for the purpose of executing any documents contemplated in Section 3.12.

    Section 3.17  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CPR
CERTIFICATES. The recitals contained in this Declaration and the CPR Certificates shall be taken as the statements of the Litigation Trust, and the Trustees do not assume any responsibility for their correctness. The Sponsor and the Trustees make no representations as to the value or condition of the Litigation Trust Property or any part thereof. Except as otherwise specifically provided in Article XIV, the Sponsor and the Trustees make no representations as to the validity or sufficiency of this Declaration or the CPR Certificates.

    Section 3.18 FILINGS WITH THE COMMISSION. So long as the Litigation Trust is subject to the reporting obligations of the Exchange Act, the Litigation Trustees shall, on behalf of the Litigation Trust, cause to be prepared and filed with the Commission quarterly reports on Form 10-Q and an annual report on Form 10-K. Unless otherwise required by the Commission, such reports will contain only an overview of the status of the Litigation and disclosure of the amounts that have been expended for the relevant period and any contingent or incurred but unpaid expenses (including compensation deferred by the Litigation Trustees) that the Litigation Trust will be obligated to pay in the future. The Litigation Trustees shall also, on behalf of the Litigation Trust, cause to be prepared and filed with the Commission, reports on Form 8-K upon the occurrence of a material judicial decision in the Litigation or in the event of any agreement to settle the Litigation. It is hereby agreed and understood that such reports on Form 10-Q, 10-K or 8-K will not include financial statements or any valuation of the Litigation.

    Section 3.19  DEFAULT; NOTICE.  The Institutional Trustee shall, within
90 days after the occurrence of (i) a breach by the Sponsor of any of its payment obligations under the Commitment, (ii) a breach by the Sponsor after the Effective Time of its obligations hereunder, (iii) a default by the Litigation

                                     B-1-20

Trust in payment of the Payment Amount to the Holders pursuant to Article IV hereof, (iv) a default by the Litigation Trust upon the expiration of the Retained Amount Period in payment of any remaining portion of the Retained Amount pursuant to Article IV hereof, or (v) a breach by the Payment Trust of its obligations under the Commitment, transmit by mail, first class postage prepaid, to the Holders, notice of such default actually known to a Responsible Officer of the Institutional Trustee, unless such default has been cured before the giving of such notice; PROVIDED, HOWEVER, the Institutional Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Institutional Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

                                  ARTICLE IV.
                              PAYMENTS TO HOLDERS

    Section 4.01  PAYMENT TO HOLDERS.

    (a) The Litigation Trust will make payments from time to time to the Holders of the Payment Amounts upon the receipt of the applicable payments of the Proceeds Amount from the Payment Trust. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates then outstanding) of any Payment Amount within 60 days after the Litigation Trust receives a Proceeds Amount.

    (b) Within 90 days of the expiration of the Retained Amount Period, the Litigation Trust will pay to the Holders any remaining portion of the Retained Amount. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates then outstanding) of the remaining portion of the Retained Amount.

    Section 4.02 TIMING OF PAYMENTS. The Litigation Trust will make payments of amounts as contemplated by Section 4.1 to the Holders as of record dates determined by the Litigation Trustees. Payment will be made on payment dates, which will also be set by the Litigation Trustees. The Litigation Trustees shall promptly notify the Institutional Trustee in writing of any such dates.

    Section 4.03 DEFAULT; WAIVER. The Holders of a majority of the CPR Certificates then outstanding may, by vote or consent, on behalf of the Holders of all of the CPR Certificates, waive any breach by the Sponsor of any of its obligations under the Commitment, any failure by the Payment Trust to fulfill its obligations under the Commitment with respect to the Litigation Trust, or any default by the Litigation Trust in payment of the Payment Amount or the funds remaining in the Retained Amount to the Holders pursuant to this
Article IV.

                                   ARTICLE V.
                        EXPENSES AND THE RETAINED AMOUNT

    Section 5.01 EXPENSES. The Litigation Trustees on behalf of the Litigation Trust shall have the right to draw on the funds of the Litigation Trust for the purpose of funding any expenses of the Litigation Trust, including administration expenses, expenses of the Litigation, compensation, fees and expenses of the Trustees, amounts paid as indemnity to any Indemnified Person, premiums for insurance for the Litigation Trustees, and fees and expenses of attorneys, consultants and other experts retained by, or at the direction of, the Litigation Trustees, pursuant to Section 6.02.

    Section 5.02 RETURN OF FUNDS. Pursuant to Section 2.08 of the Commitment, if (x) the amount of the Litigation Proceeds is such that there would be no Commitment Amount payable under the Commitment to the Payment Trust and
(y) immediately prior to the termination of the Litigation Trust as provided by this Declaration and the Commitment the Litigation Trust retains any funds provided to the Litigation Trust pursuant to Section 2.04 of the Commitment but not used, the Litigation Trust shall refund to the Sponsor such amounts less expenses necessary, in the reasonable judgment of the

                                     B-1-21

Litigation Trustees, to terminate the Litigation Trust pursuant to the terms of this Declaration and the Commitment.

    Section 5.03  RETAINED AMOUNT.

    (a) The Litigation Trustees' obligation to make payments to the Holders shall be subject to the requirement that the Litigation Trust retain the Retained Amount for a period (the "Retained Amount Period") of [one] year (or such longer period as the Litigation Trustees shall reasonably determine (initially or at any time prior to the then scheduled termination of the Retained Amount Period) may be reasonably likely to be required) to satisfy all expenses, costs and claims and indemnification obligations of the Litigation Trust which may be incurred or which may arise after the Proceeds Amount is paid in full. The "Retained Amount" shall mean $ million (or such greater amount as the Litigation Trustees shall reasonably determine may be reasonably likely to be required to pay additional expenses or to satisfy the Litigation Trust's indemnification obligations). Any portion of the Retained Amount in excess of $ million or retained longer than two years shall promptly be distributed to the Holders after the Litigation Trustees reasonably determine that such funds are no longer needed for such purposes.

    (b) The Litigation Trust shall invest the Retained Amount in a Permitted Investment, to the extent that portions of the Retained Amount are not required to be disbursed for expenses of the Litigation Trust, until the expiration of the Retained Amount Period.

                                  ARTICLE VI.
                          MANAGEMENT OF THE LITIGATION

    Section 6.01  AUTHORITY OF THE LITIGATION TRUSTEES.

    (a) The Sponsor hereby agrees to, and agrees to cause Bank United and its successors to, upon the effectiveness of the Commitment and as requested by the Litigation Trustees thereafter, to follow and comply with all instructions of the Litigation Trustees in connection with all aspects of the prosecution of the Litigation, including, at the expense of the Litigation Trust, the retention of attorneys, experts, consultants and others and the making of all decisions and the taking of all actions necessary or appropriate to prosecute or otherwise pursue the Litigation by litigation in trial or appellate courts, arbitration, alternative dispute resolution, negotiation, settlement or compromise, or the dismissal, settlement or cessation of prosecution of the Litigation, withdrawal or abandonment of the Litigation; PROVIDED, that no settlement agreement or other ruling or agreement entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related Internal Revenue Service ruling issued to a member of the Bank United Group in connection with such agreement may impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that the Sponsor or Bank United's stockholders may have been able to bring as of immediately prior to the Merger) on any member or members of the Bank United Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters. The Sponsor hereby agrees not to, and to cause Bank United (or any successor thereto) not to, take any action with respect to the Litigation except in accordance with the instructions of the Litigation Trustees.

    (b) Prior to the Effective Time, the Sponsor shall certify by an Officers' Certificate that it has taken the necessary corporate action evidenced by resolutions substantially in the form set forth in EXHIBIT C hereto, to follow and comply, and to cause to cause Bank United to follow and comply, with all instructions of the Litigation Trustees as required by Section 6.1(a). Prior to the Effective Time, Bank United shall certify by an Officer's Certificate that it has taken the necessary action evidenced by resolutions to follow and comply with instructions of the Litigation Trustees.

                                     B-1-22

    (c) Nothing in this Declaration shall constitute a grant by the Sponsor, Bank United or their successors of a power of attorney to the Litigation Trustees to appear on behalf of the Sponsor, Bank United or their successors in connection with the Litigation.

    (d) Nothing in this Declaration shall be deemed to require the Sponsor to advance or risk any funds or otherwise incur any financial liability in connection with the Litigation or the Litigation Trust other than as provided by the Commitment or as contemplated by paragraph (a) above.

    (e) Each of the Sponsor and Bank United shall abide by the Recovery Agreement dated July 24, 1996, by and among the Sponsor, Bank United and Hyperion (as it may be hereafter amended from time to time, the "Recovery Agreement"). Each of the Litigation Trustees acknowledges the obligations of the Sponsor and Bank United under the Recovery Agreement.

    Section 6.02  RETENTION OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONALS.

    (a) The Litigation Trustees shall retain, at the expense of the Litigation Trust, such attorneys as counsel to the Litigation Trust (including, without limitation, counsel to the Sponsor, Bank United or any successor to such Persons in connection with the Litigation) as the Litigation Trustees in their sole discretion may select, and the Litigation Trustees may dismiss such attorneys in their sole discretion. The Litigation Trustees shall instruct the Sponsor and Bank United (or any successor to such Persons), at the expense of the Litigation Trust, to retain such attorneys as the Litigation Trustees may select to aid in the prosecution of the Litigation and to perform such other functions as may be appropriate in the Litigation Trustees' sole and absolute discretion, and the Sponsor shall, and shall cause Bank United (or any successor thereto), in each case at the expense of the Litigation Trust, to follow and comply with such instructions in the manner set forth in Section 6.01(a). The Litigation Trustees may commit the Litigation Trust to and shall pay such attorneys compensation from the funds of the Litigation Trust for services rendered and expenses incurred and may enter into arrangements on such terms as may be approved by the Litigation Trustees with such counsel, including terms providing that all or a portion of such counsel's compensation may be contingent and may be based on a percentage of any recovery, subject to Section 2.03(c)(ii), PROVIDED, HOWEVER, that no such arrangement shall provide for recourse against Bank United or its successors. The Litigation Trustees shall have full authority to instruct the Sponsor or Bank United (or any successor to such Persons) to dismiss any such attorneys retained by the Sponsor or Bank United (or any successor to such Persons) and the Sponsor shall, and shall cause Bank United (or any successor thereto), to comply with such instructions.

    Unless and until instructed to the contrary by the Litigation Trustees, the attorneys currently retained to aid in the prosecution of the Litigation shall continue in such role for the Sponsor and Bank United (or any successor to such Persons), and all parties hereto, having been fully advised, waive any conflict of interest, if any, which the attorneys currently retained may have with respect to any party to this Declaration. In addition, any attorneys, experts, advisors, consultants and investigators retained by or at the direction of the Litigation Trustees and any experts, advisors, consultants and investigators retained by attorneys to aid in the prosecution of the Litigation shall be authorized by this Declaration to accept directions from the Litigation Trustees with respect to the Litigation, notwithstanding any conflict of interest that may arise by reason of such directions with the interests of any party to this Declaration. The Litigation Trustees shall have no duty to the Sponsor or Bank United (or any affiliate, successor entity, or affiliate of any successor entity) to consider any interest the Sponsor, Bank United or any such entity may have with respect to the Litigation. All oral and written communications between any attorneys retained by or at the direction of the Litigation Trustees on one hand, and the Sponsor, Bank United, the Litigation Trust, any Trustee, their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, relating to the Litigation and/or to the actions of the Litigation Trustees, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

                                     B-1-23

    (b) The Litigation Trustees may retain an independent public accounting firm to audit the financial books and records of the Litigation Trust and to perform such other reviews and/or audits as may be appropriate in the Litigation Trustees' sole and absolute discretion. The Litigation Trustees may commit the Litigation Trust, and shall cause the Litigation Trust, to pay such accounting firm compensation from the funds of the Litigation Trust for services rendered and expenses incurred. The Litigation Trustees shall have full authority to dismiss such accounting firm.

    (c) The Litigation Trustees may retain on behalf of the Litigation Trust or instruct the Sponsor or Bank United (or any successor to such Persons) to retain such other experts, advisors, consultants, investigators or other support staff, assistants or employees as the Litigation Trustees, in their sole and absolute discretion, may deem necessary or appropriate to assist the Litigation Trustees to carry out their powers and duties under this Declaration. The Litigation Trustees may commit the Litigation Trust to and shall cause the Litigation Trust to pay all such persons or entities compensation from the funds of the Litigation Trust for services rendered and expenses incurred. The Litigation Trustees shall have full authority to dismiss such persons retained by the Litigation Trust or to instruct the Sponsor or Bank United (or any successor to such Persons) to dismiss such persons retained by the Sponsor or Bank United (or any successor to such Persons).

    Section 6.03  COOPERATION BY THE SPONSOR.

    (a) The Sponsor shall provide, and shall cause Bank United to provide the Litigation Trustees with such access to the books, records, offices, other facilities, employees, agents, representatives and independent accountants of the Sponsor and Bank United as the Litigation Trustees shall reasonably require for the purpose of performing their duties and exercising their powers under this Declaration. The Litigation Trustees shall have full authority on behalf of the Sponsor and Bank United to consult with and instruct the attorneys for the Sponsor and Bank United and their successors in connection with the Litigation.

    (b) The Sponsor shall use its best efforts to cause the relevant officers of the Sponsor and its successors and the agents and representatives of the Sponsor and its successors, and to cause the relevant officers of Bank United and its successors and the agents and representatives of Bank United and its successors, to be available to provide testimony and to execute documents, in each case as required, in the reasonable judgment of the Litigation Trustees, for the purpose of prosecuting the Litigation, including execution of any complaints, motions, answers and other pleadings, affidavits, requests and notices.

                                  ARTICLE VII.
                 ISSUANCE AND DISTRIBUTION OF CPR CERTIFICATES

    Section 7.01  GENERAL PROVISIONS REGARDING CPR CERTIFICATES.

    (a) The Litigation Trust shall issue CPR Certificates substantially in the form of Exhibit B representing undivided beneficial interests in the assets of the Litigation Trust.

    (b) The CPR Certificates issued immediately prior to the Effective Time shall be signed on behalf of the Litigation Trust by an Authorized Officer of the Sponsor. Any CPR Certificates issued by the Litigation Trust following the Merger shall be signed on behalf of the Litigation Trust by a majority of the Litigation Trustees. Such signature shall be the facsimile or manual signature of such Authorized Officer or Litigation Trustees, as applicable. In case any Authorized Officer or Litigation Trustee, as applicable, who shall have signed any of the CPR Certificates shall cease to be an Authorized Officer or Litigation Trustee, as applicable, before the CPR Certificates so signed shall be delivered by the Litigation Trust, such CPR Certificates nevertheless may be delivered as though the person who signed such CPR Certificates had not ceased to be an Authorized Officer or Litigation Trustee, as applicable; and any CPR Certificate may be signed on behalf of the Litigation Trust by such persons who, at the actual date of execution of such CPR Certificate, shall be an Authorized Officer or Litigation Trustee,

                                     B-1-24
as applicable, of the Litigation Trust, although at the date of the execution and delivery of the Declaration any such person was not an Authorized Officer or Litigation Trustee, as applicable. A CPR Certificate shall not be valid until authenticated by the manual signature of a Responsible Officer of the Institutional Trustee. Such signature shall be conclusive evidence that the CPR Certificate has been authenticated under this Declaration. Upon written order of the Litigation Trust signed by one Litigation Trustee, the Institutional Trustee shall authenticate the CPR Certificates for original issue. The Institutional Trustee may appoint an authenticating agent acceptable to the Litigation Trustees to authenticate the CPR Certificates.

    (c) Upon issuance of the CPR Certificates as provided in this Declaration, the CPR Certificates so issued shall be deemed to be validly issued, fully paid and non-assessable.

    (d) Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

    Section 7.02  PAYING AGENT, TRANSFER AGENT AND REGISTRAR.  The Litigation
Trust shall maintain in [            ], an office or agency where the CPR
Certificates may be presented for payment (the "Paying Agent"), and an office or agency where CPR Certificates may be presented for registration of transfer (the "Transfer Agent"). The Litigation Trust shall keep or cause to be kept at such office or agency a register for the purpose of registering CPR Certificates and transfers and exchanges of CPR Certificates, such register to be held by a registrar (the "Registrar"). The Litigation Trustees may appoint the Paying Agent, the Registrar, and the Transfer Agent and may appoint one or more additional Paying Agents or one or more co-Registrars, or one or more co-Transfer Agents in such other locations as they shall determine. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional registrar or co-Registrar and the term "Transfer Agent" includes any additional or co-Transfer Agent. The Litigation Trustees may change any Paying Agent without prior notice to any Holder. The Litigation Trustees shall notify the Institutional Trustee of the name and address of any Paying Agent, Transfer Agent and Registrar not a party to this Declaration. The Litigation Trustees hereby appoint the Institutional Trustee to act as Paying Agent, Transfer Agent and Registrar for the CPR Certificates. The Institutional Trustee or any of its Affiliates may act as Paying Agent, Transfer Agent or Registrar.

    Section 7.03  FORM AND DATING.

    (a) The CPR Certificates and the Institutional Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Declaration. CPR Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Sponsor prior to the Effective Time, and the Litigation Trustees after the Effective Time, as conclusively evidenced by the execution thereof. The CPR Certificates may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Litigation Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Sponsor prior to the Effective Time, and the Litigation Trustees after the Effective Time). The Litigation Trustees shall furnish any such legend not contained in EXHIBIT B to the Institutional Trustee in writing. Each CPR Certificate shall be dated the date of its authentication. The form of CPR Certificate set forth in EXHIBIT B is part of the terms of this Declaration and to the extent applicable, the Institutional Trustee, the Delaware Trustee, the Litigation Trustees and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. The Litigation Trust, in issuing the CPR Certificates may use "CUSIP" numbers (if then generally in use), and, if so, the Institutional Trustee shall indicate the "CUSIP" numbers of the CPR Certificates in notices of redemption and related materials as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers

                                     B-1-25
either as printed on the CPR Certificates or as contained in any notice of redemption and related materials.

    (b) Definitive and Global CPR Certificates. CPR Certificates shall be issued, at the option of the Holder, in the form of individual certificates in definitive, fully registered form without distribution coupons (each, a "Definitive CPR Certificate"), or in the form of one or more permanent global CPR Certificates in definitive, fully registered form without distribution coupons with the appropriate global legends (each, a "Global CPR Certificate"). The number of CPR Certificates represented by the Global CPR Certificate may from time to time be increased or decreased by adjustments made on the records of the Institutional Trustee and the Depositary or its nominee as hereinafter provided.

    (c) Book-Entry Provisions. This Section 7.03(b) shall apply only to the Global CPR Certificates. The Litigation Trust shall execute and the Institutional Trustee shall, in accordance with this Section 7.03, authenticate and deliver initially one or more Global CPR Certificates that (a) shall be registered in the name of Cede & Co. or other nominee of such Depositary and
(b) shall be delivered by the Institutional Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Institutional Trustee as custodian for the Depositary. Clearing Agency Participants shall have no rights under this Declaration with respect to any Global CPR Certificates held on their behalf by the Depositary or by the Institutional Trustee as the custodian of the Depositary or under such Global CPR Certificates, and the Depositary may be treated by the Litigation Trust, the Institutional Trustee and any officer, director, employee, or agent of the Litigation Trust or the Institutional Trustee as the absolute owner of such Global CPR Certificates for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Litigation Trust, the Institutional Trustee or any agent of the Litigation Trust or the Institutional Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Clearing Agency Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global CPR Certificates.

    (d) Definitive CPR Certificates. Any Person with a beneficial interest in a Global CPR Certificate may exchange such interest for Definitive CPR Certificates.

    Section 7.04  MUTILATED, DESTROYED, LOST OR STOLEN
CERTIFICATES. If: (a) any mutilated CPR Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any CPR Certificate; and (b) there shall be delivered to the Institutional Trustee, the Registrar and the Litigation Trustees such security or indemnity as may be required by them to keep each of them harmless; then, in the absence of notice that such CPR Certificate shall have been acquired by a protected purchaser, a majority of the Litigation Trustee on behalf of the Litigation Trust shall execute and the Institutional Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen CPR Certificate, a new CPR Certificate of like denomination. In connection with the issuance of any new CPR Certificate under this Section 7.04, the Registrar or the Institutional Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate CPR Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant CPR Certificates, as if originally issued, whether or not the lost, stolen or destroyed CPR Certificate shall be found at any time.

    Section 7.05 TEMPORARY CPR CERTIFICATES. Until definitive CPR Certificates are ready for delivery, the Litigation Trustees may prepare and the Institutional Trustee shall authenticate temporary CPR Certificates. Temporary CPR Certificates shall be substantially in the form of definitive CPR Certificates but may have variations that the Litigation Trustees consider appropriate for temporary CPR Certificates. Without unreasonable delay, the Litigation Trustee shall prepare and the Institutional Trustee shall authenticate definitive CPR Certificates in exchange for temporary CPR Certificates.

                                     B-1-26

    Section 7.06  ISSUANCE OF CPR CERTIFICATES ON THE EFFECTIVE
DATE. Immediately prior to the Effective Time, the Litigation Trust shall issue to the Sponsor (i) one CPR Certificate for each share of the Sponsor's common stock outstanding as of immediately prior to the Effective Time, (ii) such number of CPR Certificates required to satisfy the Sponsor's obligations under the Litigation Trustee Agreements, (iii) one CPR Certificate for each share of the Sponsor's stock underlying Bank United Corp. stock appreciation rights ("Bank United SARs") and Bank United Corp. performance share awards ("Bank United Performance Share Awards") that are exercised for cash prior to the Merger or which are surrendered solely for cash in the Merger, (iv) one CPR Certificate for each share of stock of the Sponsor underlying the stock options of the Sponsor outstanding immediately prior to the Merger, for delivery by the Sponsor to the holders of Replacement Options upon exercise of Replacement Options following the Merger, and (v) one CPR Certificate for each share of the Sponsor's common stock with respect to which the Sponsor stockholders have provided a notice of intent to exercise appraisal rights in the Merger.

    Section 7.07  REDEMPTION AND CANCELLATION.

    (a) The Sponsor and the Litigation Trustees at any time may deliver CPR Certificates to the Institutional Trustee for cancellation. The Registrar shall forward to the Institutional Trustee any CPR Certificates surrendered to it for registration of transfer, redemption or payment. The Institutional Trustee shall promptly cancel all CPR Certificates surrendered for registration of transfer, payment, replacement or cancellation and shall destroy such canceled CPR Certificates in accordance with its customary practices and procedures. The Institutional Trustee may not issue new CPR Certificates to replace CPR Certificates that have been paid in full or that have been delivered to the Institutional Trustee for cancellation.

    (b) The Litigation Trust shall mandatorily redeem for [$0.01] in cash each CPR Certificate issued to a stockholder of the Sponsor who provides a notice of intent to exercise appraisal rights in the Merger with respect to shares of the common stock of the Sponsor. If any such stockholder of the Sponsor subsequently withdraws, or fails to perfect, such appraisal demand, Washington Mutual, in its capacity as successor to the Sponsor, shall deliver to such stockholder one CPR Certificate for each share of the common stock of the Sponsor as to which such appraisal demand was withdrawn and not perfected.

    (c) Except as contemplated by Section 7.08 below, the Sponsor shall only retain CPR Certificates in an amount equal to, and shall return to the Litigation Trust for cancellation any CPR Certificates held by it in excess of,
(i) the number of shares of the Sponsor's stock as to which former stockholders of the Sponsor exercised and perfected and did not withdraw their appraisal rights plus (ii) the number of CPR Certificates required to satisfy the Sponsor's obligations under the Litigation Trustee Agreements, plus (iii) the number of shares of the stock of underlying Bank United SARs and Bank United Performance Share Awards that are exercised for cash prior to the Merger or which are surrendered solely for cash in the Merger, plus (iv) that number of CPR Certificates as is equal to the number of shares of stock of the Sponsor underlying the stock options of the Sponsor outstanding immediately prior to the Merger, for delivery by the Sponsor to the holders of Replacement Options upon exercise of Replacement Options following the Merger. If any Replacement Options are canceled or expire unexercised, the Sponsor shall return the related number of CPR Certificates to the Litigation Trust and the Institutional Trustee shall cancel such CPR Certificates.

    Section 7.08 ISSUANCE OF CPR CERTIFICATES AFTER THE EFFECTIVE TIME. The Trust may issue additional CPR Certificates to the Sponsor in such amounts and at such times as determined in accordance with the adjustment provisions of the 8% Corporate Premium Income Equity Securities of the Sponsor (or, after the Effective Time, the 8% Corporate Premium Income Equity Securities of Washington Mutual into which such securities of the Sponsor were converted pursuant to the Merger Agreement). In addition, the Trust may issue additional CPR Certificates in accordance with Section 2.03(c).

                                     B-1-27

                                 ARTICLE VIII.
                DISSOLUTION AND TERMINATION OF LITIGATION TRUST

    Section 8.01  DISSOLUTION AND TERMINATION OF LITIGATION TRUST.

    (a) The Litigation Trust shall dissolve:

        (i) 30 days after the date on which the Institutional Trustee has distributed any portion of the Retained Amount remaining upon the expiration of the Retained Amount Period;

        (ii) if the Litigation Trustees determine in writing that the final Payment Amount is less than zero (whether because the Proceeds Amount is less than or equal to zero or because the expenses of the Litigation Trust exceed the Proceeds Amount) and there is no Retained Amount, thirty days after such determination by the Litigation Trustees;

        (iii) 30 days after the date of a final dismissal of the Litigation or a determination by the Sponsor or Bank United (or any successor to such Persons) not to continue to prosecute the Litigation, in either case upon the instruction of the Litigation Trustees; or

        (iv) if, prior to the Effective Time, the Sponsor so resolves in writing; provided that such dissolution is consummated before the issuance of any CPR Certificates.

    (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), and after completion of winding up of the Litigation Trust and satisfaction of liabilities of the Litigation Trust in accordance with the Business Trust Act, the Trustees shall terminate the Litigation Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

    (c) The provisions of Sections 3.08, 3.13, 11.04 and 11.06 shall survive the termination of the Litigation Trust.

                                  ARTICLE IX.
                             TRANSFER OF INTERESTS

    Section 9.01  GENERAL.

    (a) Where CPR Certificates are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of CPR Certificates represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, a majority of the Litigation Trustees shall execute and the Institutional Trustee shall authenticate CPR Certificates at the Registrar's request.

    (b) CPR Certificates may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the CPR Certificates. Any transfer or purported transfer of any CPR Certificate not made in accordance with this Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the holder of such CPR Certificates for any purpose, including but not limited to the receipt of the Payment Amount, and such transferee shall be deemed to have no interest whatsoever in such CPR Certificates.

    (c) The Registrar shall provide for the registration of CPR Certificates and of transfers of CPR Certificates, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any CPR Certificates, the Registrar shall cause one or more new CPR Certificates to be issued in the name of the designated transferee or transferees. Every CPR Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such

                                     B-1-28

Holder's attorney duly authorized in writing. Each CPR Certificate surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 7.07. A transferee of a CPR Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a CPR Certificate. By acceptance of a CPR Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

    Section 9.02  TRANSFER PROCEDURES.

    (a) Transfer and Exchange of Definitive CPR Certificates. When Definitive CPR Certificates are presented to the Registrar (x) to register the transfer of such Definitive CPR Certificates, or (y) to exchange such Definitive CPR Certificates for an equal number of Definitive CPR Certificates of another number, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive CPR Certificates surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Litigation Trust and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

    (b) Restrictions on Transfer of a Definitive CPR Certificate for a Beneficial Interest in a Global CPR Certificate. A Definitive CPR Certificate may not be exchanged for a beneficial interest in a Global CPR Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Institutional Trustee of a Definitive CPR Certificate, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the Institutional Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to a Global CPR Certificate to reflect an increase in the number of the CPR Certificates represented by the Global CPR Certificate, then the Institutional Trustee shall cancel such Definitive CPR Certificate and cause, or direct the Depositary to cause, the aggregate number of CPR Certificates represented by the Global CPR Certificate to be increased accordingly. If no Global CPR Certificates are then outstanding, a majority of Litigation Trustees shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate, an appropriate number of CPR Certificates in global form.

    (c) Transfer and Exchange of Global CPR Certificates. The transfer and exchange of Global CPR Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration and the procedures of the Depositary therefor. Notwithstanding any other provisions of this Declaration, a Global CPR Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

    (d) Transfer of a Beneficial Interest in a Global CPR Certificate for a Definitive CPR Certificate.

        (i) Any Person having a beneficial interest in a Global CPR Certificate may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive CPR Certificate, representing the same number of CPR Certificates. Upon receipt by the Institutional Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global CPR Certificate of written instructions or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in such Global CPR Certificate, then the Institutional Trustee shall cause, in accordance with the standing instructions and procedures of the Depositary, the aggregate liquidation amount of the Global CPR Certificate to be reduced on its books and records and, following such reduction, a majority of the Litigation Trustees shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate, an appropriate number of Definitive CPR Certificates.

        (ii) Definitive CPR Certificate issued in exchange for a beneficial interest in a Global CPR Certificate pursuant to this Section 9.02(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Clearing Agency

                                     B-1-29

    Participants or indirect participants or otherwise, shall instruct the Institutional Trustee. The Institutional Trustee shall deliver such CPR Certificates to the Persons in whose names such CPR Certificates are so registered in accordance with the instructions of the Depositary.

    (e) Definitive CPR Certificates If No Depositary.

    If at any time:

        (i) the Depositary notifies the Institutional Trustee and the Litigation Trustees that the Depositary is unwilling or unable to continue as Depositary for the Global CPR Certificates and a successor Depositary for the Global CPR Certificates is not appointed by the Litigation Trust at the direction of the Litigation Trustees within 90 days after delivery of such notice; or

        (ii) the Litigation Trustees notify the Institutional Trustee in writing to issue Definitive CPR Certificates under this Declaration, then a majority of the Litigation Trustee shall execute, and the Institutional Trustee or Authenticating Agent, upon receipt of a written order of the Litigation Trust signed by a Litigation Trustee requesting the authentication and delivery of Definitive CPR Certificates to the Persons designated by the Litigation Trustees, shall authenticate and deliver Definitive CPR Certificates, in an aggregate amount equal to the amount of Global CPR Certificates, in exchange for such Global CPR Certificates.

    (f) Cancellation or Adjustment of a Global CPR Certificate. At such time as all beneficial interests in a Global CPR Certificate have either been exchanged for Definitive CPR Certificates to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global CPR Certificate shall be returned to the Depositary for cancellation or retained and canceled by the Institutional Trustee. At any time prior to such cancellation, if any beneficial interest in a Global CPR Certificate is exchanged for Definitive CPR Certificates, CPR Certificates represented by such Global CPR Certificate shall be reduced and an adjustment shall be made on the books and records of the Institutional Trustee (if it is then the custodian for such Global CPR Certificate) with respect to such Global CPR Certificate, by the Institutional Trustee to reflect such reduction.

    (g) Obligations with Respect to Transfers and Exchanges of CPR Certificates.

        (i) To permit registrations of transfers and exchanges, a majority of the Litigation Trustees shall execute and the Institutional Trustee or Authenticating Agent shall authenticate Definitive CPR Certificates and Global CPR Certificates at the Registrar's request.

        (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Institutional Trustee or the Registrar may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

        (iii) All CPR Certificates issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the CPR Certificates surrendered upon such registration of transfer or exchange.

    Section 9.03 DEEMED CPR CERTIFICATE HOLDERS. The Litigation Trust, the Litigation Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the Person in whose name any CPR Certificate shall be registered on the books and records of the Litigation Trust as the sole holder of such CPR Certificate (and of the undivided beneficial interest in the assets of the Litigation Trust represented by such CPR Certificate) for purposes of receiving payment of the Payment Amount and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such CPR Certificate or in the rights represented by such Certificate on the part of any other Person, whether or not the Litigation Trust, the Litigation Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof.

                                     B-1-30

    With respect to Global CPR Certificates issued by the Litigation Trust:
(i) the Trustees may deal with the Depositary as the authorized representative of the Holders; (ii) the rights of the holders of beneficial interests in the Litigation Trust shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such holders of beneficial interests and the Depositary and/or direct participants of the Depositary; (iii) the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions on the CPR Certificates to such direct participants; and (iv) the direct participants of the Depositary shall have no rights under this Declaration under or with respect to any of the CPR Certificates held on their behalf by the Depositary, and the Depositary may be treated by the Trustees and their respective agents, employees, officers and directors as the absolute owner of the CPR Certificates for all purposes whatsoever.

    Section 9.04 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Holders is required under this Declaration, unless and until Definitive CPR Certificates shall have been issued to the beneficial owners of CPR Certificates pursuant to Section 9.02(d) or Section 9.02(e), the Trustees shall give all such notices and communications specified herein to be given to the Holders to the Clearing Agency, and shall have no notice obligations to the beneficial owners of CPR Certificates.

    Section 9.05 APPOINTMENT OF SUCCESSOR CLEARING AGENCY. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the CPR Certificates, the Litigation Trustees, in their sole discretion, shall appoint a successor Clearing Agency with respect to such CPR Certificates.

                                   ARTICLE X.
                          HOLDERS OF CPR CERTIFICATES

    Section 10.01 LIMITATIONS ON RIGHTS OF HOLDERS. The Holders of the CPR Certificates acknowledge that:

    (a) the Holders, in their capacities as Holders, are not stockholders of the Sponsor, Bank United or any successor of either of them and will have no rights to dividends, liquidation preferences or other distributions other than the payments described in Article IV, and will have no voting rights except as expressly described herein. The Commitment is solely a contractual obligation between the Sponsor, the Litigation Trust and the Payment Trust, and the Holders have no rights under the Commitment with respect to the Sponsor by reason of their ownership of CPR Certificates and the Sponsor has no liability under the Commitment to the Holders;

    (b) the CPR Certificates are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation;

    (c) the Holders have no rights with respect to, or interest in, (i) the Litigation, (ii) the Sponsor (or any successor thereto), (iii) Bank United (or any successor thereto), or (iv) any amount received by the Sponsor or Bank United or any other member of the Bank United Group with respect to the Litigation, including any judgment or settlement proceeds;

    (d) nothing in this Declaration shall be construed to create any partnership or joint venture between the Sponsor, Bank United, Washington Mutual or any member of the Bank United Group, and the Holders;

    (e) (i) the Litigation is solely an asset of the Sponsor, Bank United, Hyperion and their successors, (ii) the Litigation shall be conducted by and on behalf of the Sponsor, Bank United and their successors solely in accordance with the instructions of the Litigation Trustees pursuant to this Declaration and the Recovery Agreement, (iii) the Litigation Trustees shall have the sole and exclusive right to direct the Sponsor, Bank United and their successors to take (or not take) actions relating to the Litigation as contemplated by this Declaration and the Recovery Agreement and may, among other

                                     B-1-31
things, instruct the Sponsor, Bank United and their successors to dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the Litigation Trustees may determine, (iv) the Litigation Trustees have the sole and exclusive right to take or not take other actions contemplated by this Declaration on behalf of the Sponsor, Bank United and their successors relating to the Litigation (including, without limitation, any decision with respect to the incurrence of expenses);

    (f) the liability of the Trustees and members of the Bank United Group is limited to the extent set forth in Article XI.

    Section 10.02  LIMITATIONS ON SUITS BY HOLDERS.

    (a) To the fullest extent permitted by law, no Holder of CPR Certificates shall have any right by virtue or by availing itself of any provision of this Declaration to institute any action or proceeding other than a suit by such Holder for nonpayment of amounts due and owing with respect to such Holder's CPR Certificates following a payment of the Proceeds Amount to the Litigation Trust and payment of the Payment Amount by the Litigation Trust to other Holders, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Declaration, or for the appointment of a Trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Institutional Trustee written notice of default and of the continuance thereof as herein before provided, and unless also the Holders of not less than 50% of the CPR Certificates outstanding shall have made written request upon the Institutional Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Institutional Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Institutional Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; it being understood and intended, and being expressly covenanted by the Holder of every CPR Certificate with every other Holder of CPR Certificates and the Institutional Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Declaration to effect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Declaration, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Institutional Trustee shall be entitled to such relief as can be given either at law or in equity.

    (b) Any proceeding by Holders shall be instituted only in accordance with the following procedures:

        (i) The prospective plaintiff(s) shall deliver to the Institutional Trustee (which shall promptly deliver a copy thereof to the Litigation Trustees) a printed or typewritten statement not more than 10 pages in length containing (i) the name(s) and address(es) of the prospective plaintiff(s), (ii) a statement of the nature and amount of each plaintiff's interest in the CPR Certificates, and (iii) a description of the nature and grounds of the claims to be asserted and the relief or remedy sought.

        (ii) The Institutional Trustee shall promptly notify the prospective plaintiff(s) of the number of copies needed for distribution to Holders and the postage, printing and administrative costs for preparing and mailing the statement of the prospective plaintiff(s), a response by the Institutional Trustee or the Litigation Trustees, as applicable, which shall not exceed 10 pages in length, a consent form described below and a return envelope. Upon receipt of a certified check for such postage, printing and administrative costs, the Institutional Trustee shall promptly mail these materials to the Holders. Sixty days after mailing, the responses received shall be open to inspection by the prospective plaintiff(s) or any Holder at reasonable times during business hours at the office of the Litigation Trust designated for such purposes.

                                     B-1-32

        (iii) The mailing to Holders shall include a consent form reading substantially as follows:

    "In response to the Bank United Litigation Contingent Payment Rights
Litigation Trust mailing dated             ,

    ______ I HEREBY CONSENT TO SUCH SUIT.

    ______ I DO NOT CONSENT TO SUCH SUIT.

    Signature

------------------------------------

    Printed or Typed Name of Holder

    Date:

------------------------------------

    "If this response is not returned by____________, you will be considered as not consenting to such suit."

                                  ARTICLE XI.
               LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES,
                               TRUSTEES OR OTHERS

    Section 11.01  LIABILITY.

    (a) Except as expressly set forth in this Declaration, the Trustees shall not be:

        (i) personally liable for the payment of any amounts, including, without limitation, the Payment Amount or any portion of the Retained Amount remaining upon the expiration of the Retained Amount Period, to the Holders, which payment shall be made solely from the Proceeds Amount, if any, and the Retained Amount, if any, respectively, and other assets of the Litigation Trust, if any; or

        (ii) required to pay to the Litigation Trust or to any Holder any deficit upon dissolution of the Litigation Trust or otherwise.

    (b) Pursuant to sec. 3803(a) of the Business Trust Act, the Holders of the CPR Certificates shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

    Section 11.02  EXCULPATION.

    (a) To the fullest extent permitted by law, no Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Litigation Trust or any Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person, except that (i) the Litigation Trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them if it shall be established in a final and nonappealable judicial determination by clear and convincing evidence that any such act or omission of the Litigation Trustees was undertaken with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages, and
(ii) the Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee's or Delaware Trustee's (as the case may be) gross negligence or willful misconduct with respect to such acts or omissions and, in any event, any liability will be limited to actual, proximate, quantifiable damages;

                                     B-1-33

PROVIDED, that nothing in this Section 11.2(a) is intended to limit the Litigation Trustees' right to insurance obtained by the Litigation Trust and the proceeds of such insurance.

    (b) To the fullest extent permitted by law, no Indemnified Person shall have any liability to the Litigation Trust, the Trustees or the Holders. Without limiting the generality of the foregoing, to the fullest extent permitted by law, none of the Holders (in their capacity as Holders), the Trustees or the Litigation Trust shall have the right to enforce, institute or maintain a suit, action or proceeding against a Indemnified Person relating to the formation of the Litigation Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the maintenance of the Litigation at the direction of,or the actions of the Litigation Trustees in their capacity (or purportedly in their capacity) as, Litigation Trustees. Notwithstanding the preceding two sentences of this Section 11.02(b), the Litigation Trust (or the Litigation Trustees on behalf of the Litigation Trust) may enforce, institute or maintain a suit, action or proceeding against (i), except as set forth in
Section 3.12(a)(ii), the Sponsor for breach of its obligations hereunder,
(ii) the Sponsor for breach of any of its obligations under the Commitment[or the Payment Trust Agreement] or its failure to deliver any CPR Certificate when due or to return to the Litigation Trust for cancellation any CPR Certificate required to be returned pursuant to the Merger Agreement when so required,
(iii) the Sponsor for failure to make payments to the Litigation Trust under the Commitment Agreement, (iv) Bank United for breach of any depository relationship obligations it may have with respect to payments made by the Sponsor to the Litigation Trust., and in each case, the Sponsor and Bank United or their successors, as the case may be, may be liable to the Litigation Trust in connection with such suit, action or proceeding, or (v) Bank United for breach of its obligations under the Commitment[or the Payment Trust Agreement]. Notwithstanding the preceding two sentences, fees and expenses incurred by the Bank United Group in such a suit, action or proceeding described in the preceding two sentences shall not be set off against the Litigation Proceeds (in order to calculate the Commitment Amount) if the Litigation Trust or the Litigation Trustees prevail in such a suit, and, if in connection with suits brought pursuant to clauses (i) through (iv) inclusive, shall be deemed expenses of the Litigation Trust payable by the Litigation Trust out of the Commitment Amount, including any Retained Amount, if the Litigation Trustees do not prevail.

    (c) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Litigation Trust and upon such information, opinions, reports or statements presented to the Litigation Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and, if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Litigation Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which payment to Holders might properly be paid.

    Section 11.03  FIDUCIARY DUTY.

    (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Litigation Trust or to any other Indemnified Person, an Indemnified Person acting under this Declaration shall not be liable to the Litigation Trust or to any other Indemnified Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified Person.

    (b) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

        (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall

                                     B-1-34
    have no duty or obligation to give any consideration to any interest of or factors affecting the Litigation Trust or any other Person; or

        (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

    Section 11.04  INDEMNIFICATION.

    (a) The Litigation Trust shall indemnify, to the fullest extent permitted by law, any Indemnified Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to the Litigation Trust, the CPR Certificates, the distribution of the CPR Certificates, the Litigation or any acts or omissions of the Trustees in their capacity or purportedly in their capacity as Trustees, or actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers, directors or agents of the Sponsor or Washington Mutual so long as such actions relate to the Litigation Trust including, without limitation, the negotiation of the terms of the Litigation Trust and the CPR Certificates and the approval of the establishment of the Litigation Trust and the distribution of the CPR Certificates and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities), against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such Indemnified Person in obtaining indemnification under this Declaration, whether or not in a formal proceeding (collectively, "Damages").

    (b) Notwithstanding the preceding paragraphs (a), no indemnification shall apply (i) in the case of the indemnification of the Litigation Trustees, if Holders establish in a final and nonappealable judicial determination by clear and convincing evidence that such Damages arose as the result of acts or omissions of the Litigation Trustees with deliberate intent to injure the CPR Certificate Holders or with reckless disregard for the best interests of such Holders, or (ii) in the case of the indemnification of the Delaware Trustee or the Institutional Trustee, if Holders establish in a final and nonappealable judicial determination by clear and convincing evidence that such damages arose because such Trustee was grossly negligent or engaged in willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that (i) the Litigation Trustees acted or decided with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders or (ii) the Delaware Trustee or Institutional Trustee was grossly negligent or engaged in willful misconduct.

    (c) To the fullest extent permitted by law, expenses (including attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections 11.04(a) shall be paid by the Litigation Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (without bond or security) by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Litigation Trust as authorized in this
Section 11.04.

    (d) All rights to indemnification under this Section 11.04 shall be deemed to be provided by a contract between the Litigation Trust and each Indemnified Person who serves in such capacity at any time while this Section 11.04 is in effect. Any repeal or modification of this Section 11.04 shall not affect any rights or obligations then existing.

    (e) The Litigation Trust shall purchase and maintain insurance to cover its indemnification obligations and any other liabilities of the Litigation Trustees.

                                     B-1-35

    (f) For purposes of this Section 11.04, references to "the Litigation Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger involving the Litigation Trust, so that any Person who is or was a director, Trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, Trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.04 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

    (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.04 shall continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

    Section 11.05 OUTSIDE BUSINESSES. Any Indemnified Person or member of the Bank United Group may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Litigation Trust, and the Litigation Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Litigation Trust, shall not be deemed wrongful or improper. No Indemnified Person or member of the Bank United Group shall be obligated to present any particular investment or other opportunity to the Litigation Trust even if such opportunity is of a character that, if presented to the Litigation Trust, could be taken by the Litigation Trust, and any Indemnified Person or member of the Bank United Group shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Indemnified Person or member of the Bank United Group may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, Trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

    Section 11.06  COMPENSATION; FEE.  The Litigation Trust agrees:

    (a) to pay to the Institutional Trustee and the Delaware Trustee from time to time, upon the approval of the Litigation Trustees, reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express Litigation Trust); and

    (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the compensation and the expenses and disbursements of their respective agents and counsel).

    The provisions of Section 11.04 and this Section 11.06 shall survive the dissolution of the Litigation Trust and the termination of this Declaration and the removal or resignation of any Trustee.

                                  ARTICLE XII.
                                   ACCOUNTING

    Section 12.01 FISCAL YEAR. The fiscal year ("Fiscal Year") of the Litigation Trust shall be the calendar year, or such other year as is required by the Code.

    Section 12.02  CERTAIN ACCOUNTING MATTERS.

    (a) At all times during the existence of the Litigation Trust, the Litigation Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Litigation Trust. The books of account shall be maintained on

                                     B-1-36
the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Litigation Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Litigation Trust by a firm of independent certified public accountants selected by the Litigation Trustees.

    (b) The Litigation Trustees shall cause to be duly prepared and delivered to each of the Holders any annual United States federal income tax information statement required by the Code, containing such information with regard to the CPR Certificates held by each Holder as is required by the Code and the regulations promulgated thereunder. Notwithstanding any right under the Code to deliver any such statement at a later date, the Litigation Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Litigation Trust.

    (c) The Litigation Trustees shall cause to be duly prepared and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Litigation Trustees on behalf of the Litigation Trust with any state or local taxing authority.

    Section 12.03 BANKING. The Litigation Trust may maintain one or more bank accounts in the name and for the sole benefit of the Litigation Trust; PROVIDED, HOWEVER, that all payments received by the Litigation Trust pursuant to the Commitment shall be maintained separately from other funds as provided by
Section 3.12(b)(ii)(D).

    Section 12.04 WITHHOLDING. The Institutional Trustee or any Paying Agent shall comply with all withholding requirements under United States federal, state and local law. The Institutional Trustee or any Paying Agent shall request, and the Holders shall provide to the Institutional Trustee or any Paying Agent, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Institutional Trustee or any Paying Agent to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Litigation Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Institutional Trustee or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Institutional Trustee or any Paying Agent may reduce subsequent Distributions by the amount of such withholding.

                                 ARTICLE XIII.
                            AMENDMENTS AND MEETINGS

    Section 13.01  AMENDMENTS.

    (a) Except as otherwise provided in this Declaration, this Declaration may only be amended by a written instrument approved and executed by

        (i) the Institutional Trustee;

        (ii) the Litigation Trustees in accordance with the last sentence of
    Section 3.11(a); and

        (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

                                     B-1-37

    (b) Notwithstanding any other provision of this Article XIII, no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Institutional Trustee shall have first received:

        (A) an Officers' Certificate from the Litigation Trust that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the CPR Certificates); and

        (B) an opinion of counsel (who may be counsel to the Litigation Trust or the Litigation Trustees) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the CPR Certificates).

        (C) Except as provided in Section 13.01(d), (e), (f) or (g), no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Holders of a majority of the CPR Certificates then outstanding shall have consented to such amendment.

        (D) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Holder, this Declaration may not, except as permitted by Section 13.01(g)(i) or (ii), be amended to
    (i) discriminate among Holders, (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such occurrence, or (iii) modify the definition of Payment Amount or Retained Amount.

        (E) Section 2.03(a) and this Section 13.01 shall not be amended without the consent of all of the Holders of the CPR Certificates then outstanding.

        (F) Sections 11.02(b) and 11.04(b), (c)(iii), (d), (e), (f), (g) and
    (h) shall not be amended without the consent of the Sponsor.

        (G) Subject to Section 13.01(b), this Declaration may be amended by the Institutional Trustee and the Litigation Trustees without the consent of the Holders of the CPR Certificates:

           (i) to cure any ambiguity;

           (ii) to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

           (iii) to add to the covenants, restrictions or obligations of the Litigation Trustees or to alter the allocation of duties between the Litigation Trustees and the Institutional Trustee;

           (iv) to modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Litigation Trust
       (a) will be classified for United States federal income tax purposes at all times as a grantor trust, (b) will not be required to register as an Investment Company under the Investment Company Act (including without limitation to conform to any change in any applicable Rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority) or (c) is able to issue additional CPR Certificates;

PROVIDED, HOWEVER, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) or (iv) shall adversely affect the powers, preferences or special rights of Holders or cause the Litigation Trust to fail to continue to be classified as a grantor trust for purposes of United States federal income taxation.

        (H) The Institutional Trustee may, but shall have no obligation to, execute any amendment which materially adversely affects its rights, powers, immunities or indemnities.

                                     B-1-38

    Section 13.02 MEETINGS OF HOLDERS OF CPR CERTIFICATES; ACTION BY WRITTEN CONSENT.

    (a) Meetings of the Holders may be called at any time by the Litigation Trustees to consider and act on any matter on which Holders are entitled to act under the terms of this Declaration, the terms of the CPR Certificates or the rules of any stock exchange or automated quotation system on which the CPR Certificates are listed or admitted for trading, if any. The Litigation Trustees shall call a meeting of the Holders if directed to do so by the Holders of at least 25% of CPR Certificates. Such direction shall be given by delivering to the Litigation Trustees one or more calls in a writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

    (b) Except to the extent otherwise provided in the terms of the CPR Certificates, the following provisions shall apply to meetings of Holders:

           (i) notice of any such meeting (with a copy to the Institutional Trustee) shall be given to all the Holders having a right to vote thereat at least 20 days and not more than 60 days before the date of such meeting.

    Whenever a vote, consent or approval of the Holders is permitted or required under this Declaration or the rules of any stock exchange or automated quotation system on which the CPR Certificates are listed or admitted for trading, if any, such vote, consent or approval may be given at a meeting of the Holders. Any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of CPR Certificates that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing. The Litigation Trustees may specify that any written ballot submitted to the Holders for the purpose of taking any action without a meeting shall be returned to the Litigation Trust within the time specified by the Litigation Trustees;

           (ii) each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Litigation Trust were a Delaware corporation and the Holders were stockholders of a Delaware corporation; each meeting of the Holders shall be conducted by the Litigation Trustees or by such other Person that the Litigation Trustees may designate; and

           (iii) unless the Business Trust Act, this Declaration or the terms of the CPR Certificates or the listing rules of any stock exchange on which the CPR Certificates are then listed for trading, if any, otherwise provides, the Litigation Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                     B-1-39

                                  ARTICLE XIV.
         REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE

    Section 14.01  REPRESENTATIONS AND WARRANTIES OF THE INSTITUTIONAL
TRUSTEE. The Trustee that acts as initial Institutional Trustee represents and warrants to the Litigation Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Litigation Trust at the time of the Successor Institutional Trustee's acceptance of its appointment as Institutional Trustee, that:

    (a) the Institutional Trustee is a corporation or banking association with Litigation Trust powers, duly organized, validly existing and in good standing under the laws of the United States or a State thereof with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

    (b) the execution, delivery and performance by the Institutional Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

    (c) the execution, delivery and performance of this Declaration by the Institutional Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Trustee.

    Section 14.02 REPRESENTATIONS AND WARRANTIES OF THE DELAWARE TRUSTEE. The Trustee that acts as initial Delaware Trustee represents and warrants to the Litigation Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Litigation Trust at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

    (a) the Delaware Trustee, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

    (b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Litigation Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

    (c) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Litigation Trust the requirements of Section 3807 of the Business Trust Act.

                                     B-1-40

                                  ARTICLE XV.
                                 MISCELLANEOUS

    Section 15.01 NOTICES. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

    (a) if given to the Litigation Trust, in care of the Institutional Trustee at the Litigation Trust's mailing address set forth below (or such other address as the Litigation Trust may give notice of to the Holders of the CPR Certificates):

                                         _______________________________________
                                          ______________________________________
                                          Attention:
                                          Facsimile:
                                          with a copy to:
                                          ______________________________________
                                          ______________________________________
                                          Attention:
                                          Facsimile:

    (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the CPR Certificates):

                                         _______________________________________
                                          ______________________________________
                                          Attention:
                                          Facsimile:

    (c) if given to the Institutional Trustee, at the mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holders of the CPR Certificates).

                                         _______________________________________
                                          ______________________________________

                                     B-1-41

                                          Attention:
                                          Facsimile:

    (d) if given to the Litigation Trustees, at each mailing address set forth below (or such other address as the Litigation Trust may give notice of to the Holders of the CPR Certificates):

                                         _______________________________________
                                          ______________________________________
                                          Attention:
                                          Facsimile:

                                         _______________________________________
                                          ______________________________________
                                          Attention:
                                          Facsimile:

    (e) if given to any Holder, at the address set forth on the books and records of the Litigation Trust.

    All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver the same.

    Section 15.02 GOVERNING LAW. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; PROVIDED, HOWEVER, that, to the fullest extent permitted by law, there shall not be applicable to the Litigation Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to Litigation Trusts that relate to or regulate, in a manner inconsistent with the terms hereof
(a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (b) affirmative requirements to post bonds for Trustees, officers, agents or employees of a Litigation Trust,
(c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to Trustees, officers, agents or employees of a Litigation Trust, (e) the allocation of receipts and expenditures to income or principal,
(f) restrictions or limitations on the permissible nature, amount or concentration of Litigation Trust investments or requirements relating to the titling, storage or other manner of holding or investing Litigation Trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of Trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees as set forth or referenced in this Declaration. [Section 3540 and Section 3561 of Title 12 of the Delaware Code shall not apply to the Litigation Trust.]

    Section 15.03 INTENTION OF PARTIES. It is the intention of the parties hereto that the Litigation Trust be classified for United States federal income tax purposes as a grantor trust that is formed to

                                     B-1-42
hold the Commitment and liquidate the Commitment, as provided for herein. The provisions of this Declaration shall be interpreted to further this intention of the parties.

    Section 15.04 HEADINGS. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

    Section 15.05 SUCCESSORS AND ASSIGNS. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

    Section 15.06 PARTIAL ENFORCEABILITY. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

    Section 15.07 SPECIFIC PERFORMANCE. The Sponsor hereby agrees that the obligations imposed on it in this Declaration are special, unique and of an extraordinary character, and that, in the event of breach by the Sponsor, damages would not be an adequate remedy and the Sponsor shall be entitled to specific performance and injunctive and other equitable relief, including declaratory relief, in addition to any other remedy to which it may be entitled, at law or in equity; and the Sponsor hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

    Section 15.08 COUNTERPARTS. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and the Sponsor to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                                     B-1-43

    IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                         [_____________________________________]
                                          as Delaware Trustee
                                          By:___________________________________
                                          Name:
                                          Title:

                                         [_____________________________________]
                                          as Institutional Trustee
                                          By:___________________________________
                                          Name:
                                          Title:

                                          BANK UNITED CORP.,
                                          as Sponsor
                                          By:___________________________________
                                          Name:
                                          Title:

                                          BANK UNITED LITIGATION
                                          CONTINGENT PAYMENT RIGHTS LITIGATION
                                          TRUST
                                          By:___________________________________
                                          ______________, as Litigation Trustee
                                          By:___________________________________
                                          ______________, as Litigation Trustee

                                     B-1-44

                   [TO BE UPDATED TO REFLECT FINAL AGREEMENT]

                       EXHIBIT B TO DECLARATION OF TRUST
                  FORM OF CONTINGENT PAYMENT RIGHT CERTIFICATE
                         [FORM OF FACE OF CERTIFICATE]

[The following two paragraphs apply only to Certificates in global form.] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY LITIGATION TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE LITIGATION TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]

--------------------------------------------   --------------------------------------------
CERTIFICATE NUMBER                             NUMBER OF CONTINGENT PAYMENT RIGHT
                                               CERTIFICATES

                  CUSIP NO

                                     B-1-45

      CERTIFICATE EVIDENCING UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS
                                       OF
         BANK L&C LITIGATION CONTINGENT PAYMENT RIGHTS LITIGATION TRUST
                     CONTINGENT PAYMENT RIGHT CERTIFICATES

    BANK L&C LITIGATION CONTINGENT PAYMENT RIGHTS LITIGATION TRUST, a statutory Business Trust created under the laws of the State of Delaware (the "Litigation
Trust"), hereby certifies that             (the "Holder") is the registered
owner of certificates of the Litigation Trust representing undivided beneficial interests in the assets of the Litigation Trust, designated the Contingent Payment Right Certificates (the "CPR Certificates"). Subject to the Declaration (as defined below), the CPR Certificates are transferable on the books and records of the Litigation Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The CPR Certificates represented hereby are issued pursuant to the designation, rights, privileges, restrictions, preferences and other terms and provisions of, and shall in all respects be subject to, the provisions of the
Declaration of Trust of the Litigation Trust dated as of             ,       ,
among [insert Litigation Trustees] as Litigation Trustees (the "Litigation
Trustees"), [insert DE Trustee], as Delaware Trustee, [            ], as
Institutional Trustee, Bank United Corp., as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Litigation Trust, including the designation of the terms of the CPR Certificates, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The [Institutional Trustee] will provide a copy of the Declaration to the Holder without charge upon written request to the Litigation Trust at its principal place of business.

    Upon receipt of this CPR Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

    This CPR Certificate is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

    IN WITNESS WHEREOF, the Litigation Trust has duly executed this CPR Certificate.

                              BANK L&C LITIGATION
                   CONTINGENT PAYMENT RIGHTS LITIGATION TRUST
                       [By: Bank United Corp.] as Sponsor
                                      By:

                                         _______________________________________
                                          Name
                                          Title:  [Authorized Officer]]
                                          [By: _________________________________

                                         _______________________________________
                                          Name:
                                          Title:  Litigation Trustee
                                          By: __________________________________

                                     B-1-46

                                         _______________________________________
                                          Name:
                                          Title:  Litigation Trustee]
                                          By: __________________________________

                                         _______________________________________
                                          Name:
                                          Title:  Litigation Trustee]
                                          By: __________________________________

                                         _______________________________________
                                          Name:
                                          Title:  Litigation Trustee]]
                                          Dated:

                                     B-1-47

                   [TO BE UPDATED TO REFLECT FINAL AGREEMENT]
                         CERTIFICATE OF AUTHENTICATION

    This is one of the CPR Certificates referred to in the within-mentioned Declaration.

                        [Institutional Trustee], as the
                             Institutional Trustee
                                      By:

                            ------------------------

                              [Authorized Officer]

                        [FORM OF REVERSE OF CERTIFICATE]

    Distributions payable on each CPR Certificate will be payable from time to time upon the receipt by the Bank United Litigation Contingent Payment Rights Trust (The "Litigation Trust") of payments of the Proceeds Amount (as defined herein) from the Bank United Litigation Payment Trust, a Delaware Business Trust (the ("Payment Trust") pursuant to the Commitment (as defined herein). The Payment Trust shall pay the Proceeds Amount to the Litigation Trust upon its receipt of the Commitment Amount (as defined herein) from Bank United Corp.
Corp., a       corporation (together with its successors, "Bank United Corp."), pursuant to the Commitment. The Commitment means the Commitment Agreement (the
"Commitment") dated as of             ,       , between Bank United Corp., the
Payment Trust and the Litigation Trust, entered into by Bank United Corp. in connection with the merger (the "Merger") of Bank United Corp. with and into
Washington Mutual, a             corporation (together with its successors,
"Washington Mutual"). The Proceeds Amount means the Commitment Amount plus any interest earned thereon. The Commitment Amount means an amount equal to the Litigation Proceeds (as defined herein) minus the Reimbursements (as defined herein) plus the Assumed Tax Benefit (as defined herein). Litigation Proceeds means an amount equal to any and all cash payments (the "Cash Proceeds") and non-cash payments (the "Non-Cash Proceeds") actually received by Bank United Corp., Bank United (as defined herein) or any of their affiliates other than Hyperion Partners L.P. (the "Bank United Group") pursuant to a final, non-appealable judgment or a final settlement of the litigation claims of Bank United Corp. and Bank United, a wholly-owned subsidiary of Bank United Corp. (together with its successors, "Bank United"), in [reference the litigation] (the "Litigation"). [Reimbursements means an amount equal to (a) the amounts paid by Bank United Corp. to the Litigation Trust and the Payment Trust to pay such trusts' expenses pursuant to the Commitment, plus (b) interest on the amounts paid by Bank United Corp. to the Litigation Trust and the Payment Trust to pay such trusts' expenses pursuant to the Commitment calculated from the time of any such withdrawal at an annual interest rate equal to fifteen percent (15%) compounded annually, plus (c) the Assumed Tax Liability (as defined herein), plus (d) in the event the Litigation Proceeds are required to be included in income for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash (because of either the accrual of Cash Proceeds before the payment thereof or the time required to liquidate Non-Cash Proceeds),
interest at the [REFERENCE RATE OF             (THE "REFERENCE RATE") PLUS 250
BASIS POINTS] from the date of such payment of taxes to the date of receipt of cash. Assumed Tax Benefit means an amount equal to the tax benefit that would be allowed to the Bank United Group under Section 483(a) of the Internal Revenue Code, computed based on certain assumptions, from payments on the Commitment. The Assumed Tax Liability means an amount equal to the income (including franchise) tax liability of the Bank United Group (not giving effect to any deductions attributable to payments of the Proceeds Amount) attributable to the receipt of the Litigation Proceeds computed on certain assumptions. The Payment Amount means, with respect to each payment of the Proceeds Amount received by the

                                     B-1-48

Litigation Trust pursuant to the Commitment, such payment of the Proceeds Amount received by the Litigation Trust less the amount of any accrued but unpaid expenses payable by the Litigation Trust, plus interest or income, if any, received by the Litigation Trust on such payment of the Proceeds Amount, less amounts retained by the Litigation Trust as the Retained Amount (as defined herein). The Retained Amount means $ million (or such greater amount as the Litigation Trustees shall reasonably determine may be reasonably likely to be required to pay additional expenses or to satisfy the Litigation Trust's indemnification obligations). The Litigation Trustees' obligation to make payments to the Holders shall be subject to the requirement that the Litigation Trust retain, from payments of the Proceeds Amount, the Retained Amount for a period (the "Retained Amount Period") of two years (or such longer period as the Litigation Trustees shall reasonably determine (initially or at any time prior to the then scheduled termination of the Retained Amount Period) may be reasonably likely to be required) to satisfy all expenses, costs and claims and indemnification obligations of the Litigation Trust which may be incurred or which may arise after the Proceeds Amount is paid in full.

    The Payment Trust will promptly make payments from time to time, but in no event prior to the expiration of the 366 day period commencing with the distribution of the CPR Certificates to the Holders, to the Litigation Trust of the Proceeds Amount upon the receipt of the applicable payment of the Commitment Amount from the Sponsor.

    The Litigation Trust will make payments from time to time to the Holders of the Payment Amounts upon the receipt of the applicable payments of the Proceeds Amount from the Payment Trust. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates outstanding) of any Payment Amount within 60 days after the Litigation Trust receives a Proceeds Amount.

    Within 90 days of the expiration of the Retained Amount Period, the Litigation Trust will pay to the Holders any remaining portion of the Retained Amount. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates then outstanding) of the remaining portion of the Retained Amount.

    The Litigation Trust shall mandatorily redeem for $[0.01] in cash each CPR Certificate issued to a Bank United Corp. stockholder who provides a notice of intent to exercise appraisal rights in the Merger with respect to shares of Bank United Corp. common stock. If any such Bank United Corp. stockholder subsequently withdraws, or fails to perfect, such appraisal demand, Washington Mutual in its capacity as successor to Bank United Corp., shall deliver to such stockholder one CPR Certificate for each share of Bank United Corp. common stock as to which such appraisal demand was withdrawn and not perfected.

    To the fullest extent permitted by law, no Indemnified Person (as defined in the Declaration) shall be liable, responsible or accountable in damages or otherwise to the Litigation Trust or any other Indemnified Person or member of the Bank United Group for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person, except that
(i) the Litigation Trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them if it shall be established in a final and nonappealable judicial determination by clear and convincing evidence that any such act or omission of the Litigation Trustees was undertaken with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages, and
(ii) the Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee's or Delaware Trustee's (as the case may be) gross negligence or willful misconduct with respect to such acts or omissions.

    To the fullest extent permitted by law, no Indemnified Person (as defined in the Declaration), shall have any liability to the Litigation Trust, the Payment Trust, the Trustees of either Trust (the "Trustees") or the Holders. Without limiting the generality of the foregoing, to the fullest extent

                                     B-1-49
permitted by law, none of the Holders (in their capacity as Holders), the Trustees, the Payment Trust, or the Litigation Trust shall have the right to enforce, institute or maintain a suit, action or proceeding against an Indemnified Person relating to the formation of the Litigation Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the Litigation or actions of the Trustees in their capacity (or purportedly in their capacity) as Trustees. The Litigation Trust (or the Litigation Trustees on behalf of the Litigation Trust) may enforce, institute or maintain a suit, action or proceeding against (i) Bank United Corp. for breach of its obligations under the Declaration, (ii) Bank United Corp. for its breach of any of its obligations under the Commitment or its failure to deliver any CPR Certificate when due or to return to the Litigation Trust for cancellation any CPR Certificate required to be returned pursuant to the Merger Agreement when so required, (iii) Bank United Corp. for failure to make payments to the Litigation Trust pursuant to the Commitment, (iv) Bank United for breach of any depository relationship obligations it may have with respect to payments made by Bank United Corp. to the Litigation Trust or the Payment Trust, or (v) the Payment Trust for breach of the Commitment and in each case, Bank United Corp., the Payment Trust, Bank United or their successors, as the case may be, may be liable to the Litigation Trust in connection with such suit, action or proceeding; PROVIDED, that fees and expenses incurred by the Bank United Group in such a suit, action or proceeding shall not be set off against the Litigation Proceeds (in order to calculate the Commitment Amount) if the Litigation Trust or the Litigation Trustees prevail in such a suit, and, if in connection with suits brought pursuant to clauses (i) through (v) inclusive, shall be deemed expenses of the Litigation Trust payable by the Litigation Trust out of the Proceeds Amount, including any Retained Amount, if the Litigation Trustees do not prevail.

    The Holders will have no voting rights (except in connection with certain amendments to the Declaration described in Article XIII of the Declaration and except in connection with the removal of the Institutional Trustee and the Delaware Trustee for cause, or, if a default by the Litigation Trust with respect to its payment obligations under Article IV of the Declaration shall have occurred and be continuing, with or without cause), no liquidation preference and no rights to dividends or distributions other than their pro rata share of the Payment Amount and any portion of the Retained Amount remaining at the expiration of the Retained Amount Period, plus any other Litigation Trust assets.

    THE CPR CERTIFICATES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

    The Holders have no rights with respect to, or interest in, (i) the Litigation, (ii) Bank United Corp., (iii) Bank United, or (iv) any amount received by Bank United Corp., Bank United or any other member of the Bank United Group with respect to the Litigation, including any judgment or settlement proceeds.

    Each Holder acknowledges that: (i) the Litigation is solely an asset of Bank United Corp., Bank United and their successors, (ii) the Litigation shall be conducted by and on behalf of Bank United Corp., Bank United and their successors solely in accordance with the instructions of the Litigation Trustees pursuant to the Declaration, (iii) the Litigation Trustees shall have the sole and exclusive right to direct Bank United Corp., Bank United and their successors to take (or not take) actions relating to the Litigation as contemplated by the Declaration and may, among other things, instruct Bank United and its successors to dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the Litigation Trustees may determine, and
(iv) the Litigation Trustees have the sole and exclusive right to take or not take other actions contemplated by the Declaration relating to the Litigation (including, without limitation, any decision with respect to the incurrence of expenses).

    Nothing in the Declaration or this CPR Certificate shall be construed to create any partnership or joint venture between Bank United Corp., Bank United, Washington Mutual or any member of the Bank United Group, and the Holders.

                                     B-1-50

                                                                    APPENDIX B-2

                              DECLARATION OF TRUST

                                       OF

                             BANK UNITED LITIGATION
                                 PAYMENT TRUST

                                     [DATE]

                               TABLE OF CONTENTS

                                                                             PAGE NO.
                                                                             --------
                                        ARTICLE I.
                              INTERPRETATION AND DEFINITIONS

Section 1.01   Definitions.................................................    B-2-2

                                       ARTICLE II.
                                       ORGANIZATION

Section 2.01   Name........................................................    B-2-6
Section 2.02   Office......................................................    B-2-6
Section 2.03   Purposes and Powers of the Litigation Trust.................    B-2-6
Section 2.04   Title to Property of the Litigation Trust...................    B-2-6
Section 2.05   Mergers.....................................................    B-2-7

                                       ARTICLE III.
                                         TRUSTEES

Section 3.01   Authority...................................................    B-2-8
Section 3.02   Number of Trustees..........................................    B-2-8
Section 3.03   Delaware Trustee............................................    B-2-8
Section 3.04   Institutional Trustee; Eligibility..........................    B-2-8
Section 3.05   Appointment, Removal and Resignation of the Institutional
                 and Delaware Trustees.....................................    B-2-9
Section 3.06   Vacancies Among Relevant Trustees; Effect of Vacancies......   B-2-10
Section 3.07   The Litigation Trustees.....................................   B-2-10
Section 3.08   Limitation on Liability of Litigation Trustees..............   B-2-10
Section 3.09   Resignation of a Litigation Trustee.........................   B-2-11
Section 3.10   Appointment of Successor Litigation Trustees................   B-2-11
Section 3.11   Meetings of the Trustees....................................   B-2-11
Section 3.12   Powers and Duties of Sponsor, Litigation Trustees and
                 Institutional Trustee.....................................   B-2-12
Section 3.13   Certain Duties and Responsibilities of the Trustees.........   B-2-15
Section 3.14   Certain Rights of the Institutional Trustee.................   B-2-16
Section 3.15   Lists of Holders of CPR Certificates........................   B-2-18
Section 3.16   Execution of Documents......................................   B-2-18
Section 3.17   Not Responsible for Recitals or Issuance of CPR
                 Certificates..............................................   B-2-18
Section 3.18   Filings with the Commission.................................   B-2-18
Section 3.19   Default; Notice.............................................   B-2-18

                                       ARTICLE IV.
                                   PAYMENTS TO HOLDERS

Section 4.01   Payment to Holders..........................................   B-2-19
Section 4.02   Timing of Payments..........................................   B-2-19
Section 4.03   Default; Waiver.............................................   B-2-19

                                        ARTICLE V.
                             EXPENSES AND THE RETAINED AMOUNT

Section 5.01   Expenses....................................................   B-2-19
Section 5.02   Return of Funds.............................................   B-2-19

                                                                             PAGE NO.
                                                                             --------
                                       ARTICLE VI.
                                        [RESERVED]

                                       ARTICLE VII.
                      ISSUANCE AND DISTRIBUTION OF CPR CERTIFICATES
Section 7.01   The Beneficial Interest.....................................   B-2-22

                                      ARTICLE VIII.
                       DISSOLUTION AND TERMINATION OF PAYMENT TRUST

Section 8.01   Dissolution and Termination of Payment Trust................   B-2-22

                                       ARTICLE IX.
                                  TRANSFER OF INTERESTS

Section 9.01   General.....................................................   B-2-22

                                        ARTICLE X.
                               HOLDERS OF CPR CERTIFICATES

Section 10.01  Limitations on Rights of Holders............................   B-2-23
Section 10.02  Limitations on Suits by Holders.............................   B-2-23

                                       ARTICLE XI.
                    LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES,
                                   TRUSTEES OR OTHERS

Section 11.01  Liability...................................................   B-2-24
Section 11.02  Exculpation.................................................   B-2-24
Section 11.03  Fiduciary Duty..............................................   B-2-25
Section 11.04  Indemnification.............................................   B-2-25
Section 11.05  Outside Businesses..........................................   B-2-26
Section 11.06  Compensation; Fee...........................................   B-2-27

                                       ARTICLE XII.
                                        ACCOUNTING

Section 12.01  Fiscal Year.................................................   B-2-27
Section 12.02  Certain Accounting Matters..................................   B-2-27
Section 12.03  Banking.....................................................   B-2-27
Section 12.04  Withholding.................................................   B-2-27

                                      ARTICLE XIII.
                                 AMENDMENTS AND MEETINGS

Section 13.01  Amendments..................................................   B-2-28
Section 13.02  Meetings of Holders of CPR Certificates; Action by Written
                 Consent...................................................   B-2-29

                                                                             PAGE NO.
                                                                             --------
                                       ARTICLE XIV.
                         REPRESENTATIONS OF INSTITUTIONAL TRUSTEE
                                   AND DELAWARE TRUSTEE

Section 14.01  Representations and Warranties of the Institutional
                 Trustee...................................................   B-2-29
Section 14.02  Representations and Warranties of the Delaware Trustee......   B-2-30

                                       ARTICLE XV.
                                      MISCELLANEOUS

Section 15.01  Notices.....................................................   B-2-30
Section 15.02  Governing Law...............................................   B-2-32
Section 15.03  Intention of Parties........................................   B-2-32
Section 15.04  Headings....................................................   B-2-32
Section 15.05  Successors and Assigns......................................   B-2-32
Section 15.06  Partial Enforceability......................................   B-2-32
Section 15.07  Specific Performance........................................   B-2-32
Section 15.08  Counterparts................................................   B-2-32
Section 15.09  Consent to Jurisdiction and Service of Process..............   B-2-33
Section 15.10  Default Rules...............................................   B-2-33

                              DECLARATION OF TRUST
                                       OF
                             BANK UNITED LITIGATION
                                 PAYMENT TRUST
                                     [DATE]

    This Declaration of Trust (the "Declaration" or, this "Agreement") dated and effective as of [date], by the Trustees (as defined herein), Bank United Corp. (along with its successors, the "Sponsor") and by Bank United Contingent Payment Rights Trust, a Delaware business trust (the "Litigation Trust"), being the sole holder of the beneficial interest in the assets of the Bank United Litigation Payment Trust (the "Payment Trust") to be issued pursuant to this Declaration;

    WHEREAS, the Institutional Trustee (as defined herein), the Delaware Trustee (as defined herein) and the Sponsor by this Declaration and by a Certificate of Trust filed with the Secretary of State of the State of Delaware on even date herewith, hereby establish the Payment Trust, a statutory business trust under the Business Trust Act (as defined herein) for the sole purposes of holding and distributing the Proceeds Amount (as defined herein) to the Litigation Trust or its successor;

    WHEREAS, the Litigation Trust has been established as a statutory business trust under the Business Trust Act for the sole purpose of holding the Commitment Amount (as defined herein) and of filing a registration statement under the Securities Act (as defined herein) with the Securities and Exchange Commission for the issuance of CPR Certificates (as defined herein);

    WHEREAS, pursuant to this Declaration, the sole beneficial interests in the Payment Trust is being issued to the Litigation Trust;

    WHEREAS, the Sponsor and Washington Mutual, Inc. ("Washington Mutual") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 18, 2000, which contemplates that (i) a wholly-owned subsidiary of the Sponsor will merge (the "Merger") with and into the Sponsor, (ii) immediately prior to the effective time (the "Effective Time") of the Merger, the Litigation Trust will issue to the Sponsor CPR Certificates, representing assignable and transferable undivided beneficial interests in the assets of the Litigation Trust, (iii) pursuant to the Merger, at the Effective Time (and provided that all other conditions to consummation of the Merger have been satisfied or waived), substantially all of the CPR Certificates will be distributed to the stockholders of Sponsor, and (iv) at the Effective Time, and effective at the Effective Time, the Sponsor will enter into a Commitment Agreement (the "Commitment"), in the form attached hereto as EXHIBIT A, pursuant to which the Sponsor will be obligated to pay to the Payment Trust from time to time an aggregate amount equal to the Commitment Amount, and the Payment Trust will distribute to the Litigation Trust the Proceeds Amounts (as defined herein).

    WHEREAS, the Litigation Trust will hold the Commitment and the Litigation Trustees of the Litigation Trust will, upon the effectiveness of the Commitment, instruct the Sponsor and Bank United, a wholly-owned subsidiary of the Sponsor (along with its successors, "Bank United") pursuant to the terms of the Litigation Trust Declaration (as defined herein) as to the administration of the litigation claims of the Sponsor and Bank United, and any of their successors, in [reference the litigation] or any substitute or ancillary action, litigation or arbitration with respect to the claims made in such action (the "Litigation");

    WHEREAS, nothing in this Declaration shall be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. sec. 3727) of the Litigation; and

    NOW, THEREFORE, it being the intention of the parties hereto to establish the Payment Trust as a statutory business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such statutory business trust, the Trustees declare that all assets contributed to

                                     B-2-1
the Payment Trust will be held in Payment Trust for the benefit of the Litigation Trust as the sole holder of the beneficial interest in the assets of the Payment Trust, subject to the provisions of this Declaration.

                                   ARTICLE I.
                         INTERPRETATION AND DEFINITIONS

    Section 1.01  DEFINITIONS.

    Unless the context otherwise requires:

    (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.01;

    (b) a term defined anywhere in this Declaration has the same meaning throughout;

    (c) all references to "the Declaration" or "this Declaration" are to this Declaration, in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

    (d) all references to "herein" or "hereunder" refer to this Declaration in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

    (e) all references in this Declaration to Articles and Sections and Exhibits are to Articles and Sections of and Exhibits to this Declaration unless otherwise specified;

    (f) a reference to the singular includes the plural and vice versa; and

    (g) a reference to the masculine includes the feminine and vice versa.

    "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor Rule thereunder.

    "Agreement" has the meaning set forth in the recitals hereof.

    "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

    "Bank United" has the meaning set forth in the recitals hereof.

    "Bank United Group" means the Sponsor, Bank United and any of their respective successors, their subsidiaries and Affiliates and the subsidiaries and Affiliates of their respective successors, including without limitation Washington Mutual, Inc. and its Affiliates and subsidiaries after the Merger, PROVIDED that Hyperion shall not be deemed to be a member of the Bank United Group.

    "Bank United Litigation Committee" has the meaning set forth in
Section 3.11(b).

    "Beneficial Interest" has the meaning set forth in Section 7.01(a).

    "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in Seattle (in the State of Washington), Houston (in the State of Texas), or Wilmington (in the State of Delaware) are permitted or required by any applicable law to close.

    "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code sec. 3801 et seq., as it may be amended from time to time, or any successor legislation.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

    "Commission" means the Securities and Exchange Commission.

    "Commitment" has the meaning set forth in the recitals hereof.

                                     B-2-2

    "Commitment Amount" has the meaning set forth in the Commitment.

    "Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at ____________, Attention:____________; facsimile number____________.

    "CPR Certificates" means the Contingent Payment Right Certificates, including the Contingent Payment Right Certificates issued immediately prior to the Effective Time and any other Contingent Payment Right Certificates issued by the Litigation Trust.

    "Damages" has the meaning set forth in Section 11.04(a).

    "Declaration" has the meaning set forth in the preamble hereto.

    "Default Rule" means a rule stated in the Business Trust Act (i) which structures, defines, or regulates the finances, governance, operations or other aspects of a Delaware business trust organized under the Business Trust Act, and
(ii) which applies except to the extent it is negated or modified through the provisions of a governing instrument.

    "Delaware Trustee" has the meaning set forth in Section 3.03(a).

    "Effective Date" has the meaning set forth in the recitals hereof.

    "Effective Time" has the meaning set forth in the recitals hereof.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

    "Fiscal Year" has the meaning set forth in Section 12.01.

    "Holder" means the Litigation Trust as the sole holder of the Beneficial Interest of the Payment Trust issued pursuant to this Declaration, such Person being a beneficial owner within the meaning of the Business Trust Act.

    "Hyperion" means Hyperion Partners L.P., a Delaware limited partnership.

    "Indemnified Person" means (a) the Institutional Trustee, the Delaware Trustee, any Affiliate of the Institutional Trustee or the Delaware Trustee, and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee; (b) any Litigation Trustee; (c) any Affiliate of any Litigation Trustee; (d) any partners, employees, representatives, agents, counsel and other advisors of any Litigation Trustee; (e) any member of the Bank United Litigation Committee; (f) any officer, employee, representative, agent, counsel or other advisors of the Payment Trust or its Affiliates.

    "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 3.04 and duly appointed pursuant to this Declaration.

    "Investment Company" means an investment company as defined in the Investment Company Act.

    "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

    "Litigation" has the meaning set forth in the recitals hereof.

    "Litigation Proceeds" has the meaning set forth in the Commitment.

    "Litigation Trust" has the meaning set forth in the first paragraph of this Declaration.

                                     B-2-3

    "Litigation Trust Declaration" means the Amended and Restated Declaration of Trust entered into on even date herewith by the Trustees (as defined therein), the Sponsor, and by the holders, from time to time, of CPR Certificates.

    "Litigation Trustees" has the meaning set forth in Section 3.07.

    "Litigation Trustee Agreements" means the Litigation Trustee Agreements, dated as of [date], entered into by each of the initial Litigation Trustees and the Sponsor.

    "Litigation Trust Holder" means a Person in whose name a CPR Certificate is registered on the register maintained by the Registrar pursuant to the Litigation Trust Declaration, such Person being a beneficial owner of the Litigation Trust within the meaning of the Business Trust Act.

    "Litigation Trust Property" means (a) the Commitment and all proceeds and rights in respect of the Commitment and (b) any other assets that may be held from time to time by the Litigation Trust.

    "Merger" has the meaning set forth in the recitals hereof.

    "Merger Agreement" has the meaning set forth in the recitals hereof.

    "Non-Cash Proceeds" has the meaning set forth in the Commitment.

    "Officers' Certificates" means, (i) with respect to any Person other than Litigation Trustees, a certificate signed by two Authorized Officers of such Person, and (ii) with respect to the Litigation Trustees, a certificate signed by a majority of the Litigation Trustees then in office. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in the Declaration shall include:

        (i) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer or Litigation Trustee in rendering the Certificate; and

        (ii) a statement as to whether, in the opinion of each such Authorized Officer or Litigation Trustee, such condition or covenant has been complied with.

    "Payment Amount" shall mean, with respect to each distribution of the Proceeds Amount received by the Litigation Trust pursuant to the Commitment, such payment of the Proceeds Amount received by the Litigation Trust (including the amount of cash resulting from the monetization by the Sponsor of any Non-Cash Proceeds) less the amount of any accrued but unpaid expenses payable by the Litigation Trust, plus interest or income, if any, received by the Litigation Trust on such payment of the Proceeds Amount, less amounts retained by the Litigation Trust as the Retained Amount.

    "Payment Trust" has the meaning set forth in the recitals hereof.

    "Payment Trust Declaration" means this Declaration of Trust, dated [      ],
2000 relating to the Payment Trust.

    "Payment Trust Purpose" shall have the meaning set forth in Section 2.03.

    "Payment Trust Trustees" means the trustees of the Payment Trust.

    "Permitted Investment" means [________] or, if at the time of the receipt of the applicable payment of the Commitment Amount by the Litigation Trust
(i) such fund is not in existence, (ii) such fund is no longer limited to investing in short-term obligations of or guaranteed by the United States government, (iii) such fund is not accepting new investors or new investments or will not accept the investment of the Commitment Amount or the Retained Amount, as the case may be, or (iv) such fund is not AAA rated by Standard and Poor's, the [________].

                                     B-2-4

    "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

    "Proceeds Amount" has the meaning set forth in the Commitment.

    "Recovery Agreement" has the meaning set forth in Section 6.01(e).

    "Reference Rate" means the reference rate or an equivalent rate publicly announced from time to time of____________or any successor (or, if no successor remains in existence or publicly announces a rate, the commercial bank with the largest amount of deposits in the State of New York as of the most recent year end prior to the applicable date for which information is publicly available and which publicly announces such a rate, as determined in good faith by the Sponsor), as in effect from time to time.

    "Reimbursements" has the meaning set forth in the Commitment.

    "Relevant Trustee" has the meaning set forth in Section 3.05.

    "Replacement Options" has the meaning set forth in the Merger Agreement.

    "Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee, including any managing director, vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Institutional Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

    "Retained Amount" has the meaning set forth in Section 5.03(a) of the Litigation Trust Declaration.

    "Retained Amount Period" has the meaning set forth in Section 5.03(a) of the Litigation Trust Declaration.

    "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

    "Sponsor" has the meaning set forth in the first paragraph of this Agreement.

    "Successor Delaware Trustee" has the meaning set forth in Section 3.05(b).

    "Successor Entity" has the meaning set forth in Section 2.05(b)(i).

    "Successor Institutional Trustee" has the meaning set forth in
Section 3.05(b).

    "Trustee" or "Trustees" means each Person who has signed this Declaration as a Trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Institutional Trustee, Delaware Trustee or Litigation Trustee in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as Trustees hereunder.

    "Washington Mutual" has the meaning set forth in the recitals hereof.

                                     B-2-5

                                  ARTICLE II.
                                  ORGANIZATION

    Section 2.01 NAME. The trust formed hereby is named "Bank United Litigation Payment Trust", as such name may be modified from time to time by the Litigation Trustees following written notice to the Holder. The Payment Trust's activities may be conducted under the name of the Payment Trust or any other name deemed advisable by the Litigation Trustees.

    Section 2.02 OFFICE. The address of the principal office of the Payment Trust on the date of execution of this Declaration is:

------------------------------------

------------------------------------

    Attention:

    Facsimile:

    On ten Business Days written notice to the Holder, the Litigation Trustees may designate another principal office.

    Section 2.03  PURPOSES AND POWERS OF THE PAYMENT TRUST.

    (a) The exclusive purposes and functions of the Payment Trust (each, a "Payment Trust Purpose") are holding and distributing the Proceeds Amount to the Litigation Trust or its successor. Anything to the contrary herein or in the Business Trust Act notwithstanding, the Trustees shall not at any time, on behalf of the Payment Trust or the Holder, enter into or engage in any profit-making trade or business, and the Trustees shall have no powers to take, and shall not take, any actions hereunder other than such as are reasonably necessary and incidental to the achievement of the foregoing exclusive Payment Trust Purposes.

    (b) Notwithstanding anything in this Declaration or in any Default Rule of the Business Trust Act to the contrary, no Trustee shall have any power to
(i) modify the terms of the Commitment unless a breach of the Sponsor has
occurred thereunder or is reasonably foreseeable [IN WHICH EVENT       ],
(ii) invest money held by the Payment Trust except amounts held, pursuant to Sections 3.12(a)(ii)(B), pending their use to pay expenses or make distributions, or (iii) admit as a beneficial owner any Person other than the Holder.

    (c) In order to raise funds for, or meet its obligation to pay, expenses reasonably necessary to preserve or protect assets of the Payment Trust or to administer the Payment Trust (including, without limitation, expenses related to the Litigation and expenses related to the liability and indemnification obligations of the Payment Trust), and solely in furtherance of Payment Trust Purposes, the Litigation Trustees on behalf of the Payment Trust may undertake the following:

        (i) enter into, subject to the limitations set forth in
    Section 6.02(a), customary fee arrangements (including fees contingent on receipt by the Payment Trust of, and determined by reference to, all or any portion of the Commitment Amount) with counsel for the Litigation, to the Payment Trust or to the Litigation Trustees, experts or consultants, which arrangements provide for such counsel, experts or consultants to receive amounts that represent for federal income tax purposes arms-length compensation for services when paid in cash by the Payment Trust; and

        (ii)[ incur indebtedness that represents debt of the Payment Trust (and not an ownership interest) for federal income tax purposes.]

    Section 2.04 TITLE TO PROPERTY OF THE PAYMENT TRUST. Legal title to all assets of the Payment Trust shall be vested in the Payment Trust. The Holder shall not have legal title to any part of the assets of

                                     B-2-6
the Payment Trust, but shall have the sole undivided beneficial interest in the assets of the Payment Trust.

    Section 2.05  MERGERS.

    (a) The Payment Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except (i) as described in paragraph (b) of this Section 2.05, or (ii) in a liquidation of the Payment Trust in accordance with this Declaration.

    (b) The Payment Trust may, with the consent of the Institutional Trustee (acting in reliance on the opinions delivered pursuant to this Section 2.05) and a majority of the Litigation Trustees and without the consent of the Delaware Trustee or the Litigation Trust Holders, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States; provided that:

        (i) if the Payment Trust is not the survivor, such successor entity (the "Successor Entity") expressly assumes all of the obligations of the Payment Trust hereunder;

        (ii) such merger, consolidation, amalgamation or replacement does not result in any material alteration of the property of the Payment Trust or the Litigation Trust Property or adversely affect the rights, preferences and privileges of the Holder or the Litigation Trust Holders in any material respect (other than with respect to any dilution of the Holder's interests in the Successor Entity);

        (iii) such Successor Entity has purposes that are substantially identical to the Payment Trust Purposes;

        (iv) prior to such merger, consolidation, amalgamation or replacement, the Payment Trust has received an opinion of nationally recognized outside counsel to the Payment Trust experienced in such matters to the effect that:

           (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holder or the Litigation Trust Holders in any material respect;

        (b) such merger, consolidation, amalgamation or replacement, will not cause the Payment Trust or the Litigation Trust (or the Successor Entity) to fail to be classified as a grantor trust for United States federal income tax purposes; PROVIDED, HOWEVER, that the Payment Trust shall not be required to receive the opinion set forth in clause (b) if the Holder and a majority of the Litigation Trust Holders outstanding shall have approved such merger, consolidation, amalgamation or replacement;

        (v) without the unanimous consent of the Litigation Trustees, such merger, consolidation, amalgamation or replacement shall not result in any material change to the rights of the Litigation Trustees, including, without limitation, their rights to indemnification, exculpation and compensation set forth in this Declaration and under Delaware law; and

        (vi) prior to such merger, consolidation, amalgamation or replacement the Institutional Trustee shall have received an opinion of counsel to the effect that all conditions precedent of this paragraph (b) to such transaction have been satisfied.

    (c) Pursuant to Section 3815(f) of the Business Trust Act, in the case of a consolidation, amalgamation, or merger of the Payment Trust with or into, or the replacement by, a trust organized as such under the laws of any state of the United States, subject to the requirements described in Section 2.5(b) above, the agreement of merger or consolidation may effect any amendment to this Declaration, or effect the adoption of a new governing instrument of the Payment Trust if it is the

                                     B-2-7
surviving or resulting business trust in the merger or consolidation. Such amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

                                  ARTICLE III.
                                    TRUSTEES

    Section 3.01 AUTHORITY. Except as specifically provided in this Declaration, the Institutional Trustee and the Litigation Trustees shall have exclusive and complete authority to carry out the Payment Trust Purposes. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Payment Trust, it being understood that except as provided expressly herein the Litigation Trustees may act only upon the vote or consent (such consent to be evidenced by a writing executed contemporaneously with or promptly following any oral consent) of a majority of the Litigation Trustees. In dealing with the Trustees acting on behalf of the Payment Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Payment Trust. Persons dealing with the Payment Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

    Section 3.02 NUMBER OF TRUSTEES. There shall be one Delaware Trustee if required by Section 3.03; the Institutional Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 3.03 shall have no application to such entity in its capacity as Institutional Trustee. There shall be one Institutional Trustee as required by Section 3.04. There shall be two initial Litigation Trustees, subject to change as provided in
Section 3.07.

    Section 3.03  DELAWARE TRUSTEE.

    (a) If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

        (i) a natural person who is a resident of the State of Delaware; or

        (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including Section 3807 of the Business Trust Act.

    (b) The Delaware Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

    (c) The initial Delaware Trustee shall be____________.

    (d) Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees described in this Declaration. Except as set forth in this Section 3.03, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

    Section 3.04  INSTITUTIONAL TRUSTEE; ELIGIBILITY.

    (a) There shall at all times be one Trustee which shall act as Institutional Trustee, which Trustee shall:

        (i) not be an Affiliate of the Sponsor;

        (ii) not offer or provide credit or credit enhancement to the Payment Trust; and

        (iii) be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination

                                     B-2-8
    by federal, state, territorial or District of Columbia authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this
    Section 3.04(a)(iii), the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 3.04(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 3.05(a).

    (c) The initial Institutional Trustee shall be____________.

    (d) The Institutional Trustee shall continue to serve as a Trustee until either:

        (i) the Payment Trust has been completely liquidated and all amounts received or receivable or potentially receivable pursuant to the Commitment and not otherwise applied as provided herein and any other amounts shall have been distributed to the Holder; or

        (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 3.05.

    Section 3.05 APPOINTMENT, REMOVAL AND RESIGNATION OF THE INSTITUTIONAL AND DELAWARE TRUSTEES.

    (a) No resignation or removal of the Institutional or Delaware Trustee (each a "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this
Section 3.05.

    (b) Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Litigation Trustees and the Holder. Upon the resignation of the Relevant Trustee, the Litigation Trustees shall appoint a successor (the "Successor Institutional Trustee" or the "Successor Delaware Trustee," as applicable) who shall execute an instrument of acceptance as described in Section 3.05(e) below. If the instrument of acceptance by the successor Relevant Trustee required by this Section 3.05 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Payment Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The resigning Relevant Trustee shall have no liability for the selection of such successor pursuant to this Section 3.05.

    (c) The Institutional Trustee or the Delaware Trustee, or both of them, may be removed with or without cause by (i) the Litigation Trustees or (ii) the Holder, in each case by delivery of notification of removal to the Relevant Trustee. A Delaware Trustee who is a natural person may also be removed by the Litigation Trustees if such Delaware Trustee becomes incompetent or incapacitated, and shall be deemed removed if such Delaware Trustee dies. If a Relevant Trustee shall be so removed, the Litigation Trustees shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee or Trustees shall comply with the applicable requirements of Section 3.03 or
Section 3.04, as the case may be. If no successor Relevant Trustee shall have been so appointed by the Litigation Trustees and accepted appointment in the manner required by this Section 3.05, within 30 days after delivery of notification of removal or after the Payment Trust receives notice of the Delaware Trustee's death, incompetence or incapacity, the Holder may appoint a successor Relevant Trustee, and such successor Trustee or Trustees shall comply with the applicable requirements of Section 3.03 or Section 3.04, as the case may be.

                                     B-2-9

    (d) The Institutional Trustee shall give notice of each appointment of a successor Relevant Trustee to the Holder. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Institutional Trustee.

    (e) In the case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (except in the case of the death, incompetence or incapacity of a Delaware Trustee who is a natural person) and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, and duties of the retiring Relevant Trustee with respect to the Payment Trust; it being understood that nothing herein or in such amendment shall designate such Relevant Trustees as co-Trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, and duties of the retiring Relevant Trustee; but, on request of the Payment Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all property of the Payment Trust, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Payment Trust.

    (f) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

    (g) Any Person into which the Institutional Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Institutional Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED that such Person shall be otherwise qualified and eligible under this Article.

    Section 3.06  VACANCIES AMONG RELEVANT TRUSTEES; EFFECT OF VACANCIES.

    (a) The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Payment Trust. Whenever a vacancy in the Institutional Trustee or the Delaware Trustee shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with
Section 3.05, the Institutional Trustee or the Delaware Trustee (as the case may be) remaining in office shall have all the powers granted to both the Institutional Trustee and the Delaware Trustee and shall discharge all the duties imposed upon both the Institutional Trustee and the Delaware Trustee by this Declaration.

    Section 3.07  THE LITIGATION TRUSTEES.

    (a) There shall be at all times no fewer than two Trustees (the "Litigation Trustees") who shall be natural persons over the age of 21 years and who shall have the powers, duties and responsibilities of the Litigation Trustees hereunder. The initial Litigation Trustees shall be____________.

    (b) Upon appointment of a successor Litigation Trustee by the remaining Litigation Trustees pursuant to Section 3.10, such successor Litigation Trustee shall receive fees as determined by the other Litigation Trustees (but in no event more than the fees payable to an initial Litigation Trustee).

    Section 3.08 LIMITATION ON LIABILITY OF LITIGATION TRUSTEES. As set forth in Section 11.02(a), the Litigation Trustees will have no liability to any Indemnified Person or any member of the Bank United Group unless it shall be established in a final and nonappealable judicial determination by clear and

                                     B-2-10
convincing evidence that any decision or action of the Litigation Trustees was
(x) grossly negligent, (y) an act of willful misconduct, or (z) undertaken with deliberate intent to injure the Holder or with reckless disregard for the best interests of the Holder, and, in each such event, any liability will be limited to actual, proximate, and quantifiable damages.

    Section 3.09 RESIGNATION OF A LITIGATION TRUSTEE. Any Litigation Trustee may resign as such by executing an instrument in writing and delivering that instrument to the remaining Litigation Trustee or Trustees, if any, and to the Institutional Trustee. In the event of the resignation of a Litigation Trustee, such Litigation Trustee shall promptly: (a) execute and deliver such documents, instruments and other writings as may be reasonably requested by the remaining Litigation Trustees or Litigation Trustee, or if there is no Litigation Trustee, the Institutional Trustee, to effect the termination of such Litigation Trustee's capacity under this Declaration; (b) deliver to the remaining Litigation Trustees or Litigation Trustee all assets, documents, instruments, records and other writings related to the Payment Trust as may be in the possession of such Trustee; and (c) otherwise assist and cooperate in effecting the assumption of such Litigation Trustee's obligations and functions by his successor Litigation Trustee.

    Section 3.10  APPOINTMENT OF SUCCESSOR LITIGATION TRUSTEES.

    (a) Upon the death, resignation or incompetency (determined by a court of competent jurisdiction) of a Litigation Trustee, the remaining Litigation Trustee or Litigation Trustees, and no other Person, shall have the power to appoint a successor Litigation Trustee or Trustees, as applicable. In the event of the death, resignation or incompetency (as determined by a court of competent jurisdiction) of all of the Litigation Trustees so that there are no remaining Litigation Trustees, two Litigation Trustees shall be appointed by the written decision of a majority of the members of the Bank United Litigation Committee, or, if such committee is not in existence, a majority of the Persons still living who constituted the Board of Directors of the Sponsor immediately prior to the Effective Time.

    Such appointment shall specify the date on which such appointment shall be effective. Every successor Litigation Trustee appointed hereunder shall execute, acknowledge and deliver to the remaining Litigation Trustees (or, in the event there are no remaining Litigation Trustees, the Bank United Litigation Committee or, if such committee is not in existence, the persons who were members of the Board of Directors of the Sponsor immediately prior to the Effective Time) and to the Institutional Trustee an instrument accepting such appointment, and thereupon such successor Litigation Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, and duties of a Litigation Trustee. No successor Litigation Trustee shall have any duty to investigate the administration of the Payment Trust or the management of the Litigation for any period prior to the effective date of such successor Litigation Trustee's appointment, and no resigning Litigation Trustee shall be required or permitted, prior to final termination of the Litigation (including any proceedings to collect any recovery due the Litigation Trustees), to file any accounting proceeding.

    (b) The Holder will have no right to vote to appoint, remove or replace the Litigation Trustees, which rights are vested exclusively in the Litigation Trustees, the Bank United Litigation Committee or, if such committee is not in existence, the persons who were members of the Board of Directors of the Sponsor immediately prior to the Effective Time), as applicable.

    Section 3.11  MEETINGS OF THE TRUSTEES.

    (a) Meetings of the Delaware Trustee, the Institutional Trustee and the Litigation Trustees together may be held from time to time upon the call of the Delaware Trustee, Institutional Trustee or any Litigation Trustee. Notice of any in-person meetings of the Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight mail) not less than five Business Days before such meeting. Notice of any telephonic meetings of such Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight mail) not less than two Business Days before a meeting. Notices shall contain a brief statement of the

                                     B-2-11
time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where such Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any Trustee may also waive such notice of in-person or telephonic meetings in writing by hand delivering or otherwise delivering (including by facsimile, with a hard copy by overnight mail) such written waiver to all other Trustees. Unless provided otherwise in this Declaration, any action to be taken by the Institutional Trustee together with the Litigation Trustees shall be taken with the approval of the Institutional Trustee and each Litigation Trustee (PROVIDED, that if there shall be more than two Litigation Trustees, a majority of the Litigation Trustees voting in favor of an action shall constitute approval by the Litigation Trustees unless otherwise provided in this Declaration).

    (b) The Litigation Trustees may adopt their own rules and procedures but, unless otherwise provided by this Declaration, may act only with the unanimous agreement of the two Litigation Trustees or the agreement of the sole remaining Litigation Trustee prior to the appointment of a successor Litigation Trustee pursuant to Section 3.10. The Litigation Trustees may, in their discretion, delegate to one or more of the Litigation Trustees the authority to act on behalf of the Litigation Trustees as the Litigation Trustees may determine appropriate (other than with respect to the retention or dismissal of counsel for the Sponsor or Bank United (or any successor thereto) or the Litigation Trustees, or the approval of a settlement or dismissal of the Litigation). Following the date hereof and prior to the effective time of the Merger, the initial Litigation Trustees and the Board of Directors of Bank United Corp., in their sole discretion, may establish a committee comprised of present or former members of the Board of Directors of Bank United Corp., or such other persons as may be appointed by such Board, to assist and advise the Litigation Trustees in connection with the Litigation (the "Bank United Litigation Committee").

    Section 3.12 POWERS AND DUTIES OF SPONSOR, LITIGATION TRUSTEES AND INSTITUTIONAL TRUSTEE.

    (a) The Sponsor prior to the Effective Time, and the Institutional Trustee and the Litigation Trustees, shall have the authority, subject to any limitations set forth in Section 2.03, to conduct the affairs of the Payment Trust in accordance with the terms of this Declaration. In addition, prior to the Effective Time, the Sponsor shall have the authority to take the actions enumerated in (i) below on behalf of the Payment Trust and, in connection therewith, to enter into all transactions and agreements determined by the Sponsor to be appropriate in exercising such authority and to perform all acts in furtherance thereof:

        (i) The Sponsor shall have the power and authority prior to the Effective Time and is hereby authorized to act on behalf of the Payment Trust prior to the Effective Time with respect to the execution and filing of a registration statement under the Securities Act describing, among other things, the Payment Trust and prospectuses (including any amendments or supplements thereto) and the preparation and filing of all documents filed therewith.

        (ii) The Trustees on behalf of the Payment Trust hereby (a) ratify and approve all actions taken by the Sponsor on behalf of the Payment Trust or for its benefit prior to the Effective Time and all transactions and agreements entered into in connection therewith; and (b) agree and acknowledge that the Sponsor shall have no liability to the Payment Trust, the Trustees or the Holder for any such actions, transactions or agreements and that the Payment Trust, the Trustees and the Holder shall no right to enforce, institute or maintain a suit, action or proceeding against the Sponsor, its successors or their respective affiliates, officers, directors, employees or agents relating to such actions, transactions or agreements; it being understood that this Section 3.12(a)(ii) does not constitute a waiver by the Litigation Trustees of their rights under Section 7.8 of the Merger Agreement or a waiver by the Trustees or the Payment Trust of their rights under the Commitment.

                                     B-2-12

    (b) in accordance with subparagraphs (i) and (ii) of this Section 3.12(b), the Institutional Trustee and the Litigation Trustees shall have the authority to enter into all transactions and agreements determined by such Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Trustees under this Declaration, and to perform all acts in furtherance thereof (and all such transactions or agreements entered into or acts performed prior to the date hereof are hereby ratified and approved), including, without limitation, the following:

        (i) The Litigation Trustees shall have the power and authority and are authorized to act on behalf of the Payment Trust with respect to the following matters and such other powers and authority as provided in the Litigation Trustee Agreements:

           (A) after the Effective Time, the execution and delivery on behalf of the Payment Trust, subject to Section 2.03(b), of any agreement with the Sponsor, and such other agreements as may, in the opinion of a majority of the Litigation Trustees, be necessary or desirable in connection with the Payment Trust Purposes;

           (B) after the Effective Time, the execution and filing of one or more registration statements and prospectuses (including any amendments or supplements thereto) relating to, among other things, the Payment Trust, and filing of all periodic and other reports and other documents pursuant to the foregoing;

           (C) the carrying out of any of the powers or obligations of the Payment Trust or of the Litigation Trustees under the Commitment;

           (D) the payment of all expenses of the Payment Trust (including, without limitation, expenses of the Litigation, compensation and expenses of the Trustees, liability insurance and indemnification obligations) out of the funds of the Payment Trust, including amounts received pursuant to the Commitment, and any other source (including, without limitation, funds raised pursuant to Section 2.03(c));

           (E) the sending of notices (other than notice of default), and other information to the Holder in accordance with this Declaration;

           (F) the taking of any action to cause the Payment Trust not to be deemed to be an Investment Company under the Investment Company Act;

           (G) the amendment of the Commitment subject to Section 2.03(b);

           (H) the bringing, defense, payment, collection, compromise, taking of legal action, or other adjustment of claims or demands of or against the Sponsor or its successors which arise out of or in connection with a breach by the Sponsor (or any successor thereto) of any of its obligations under the Commitment or, subject to the limitations set forth in Section 3.12(a)(ii), the Sponsor of any of its obligations hereunder;

           (I) the approval of all applicable tax returns and tax information to be filed by the Institutional Trustee with respect to the Payment Trust on behalf of the Payment Trust;

           (J) the compliance by the Payment Trust with the indemnification obligations of the Payment Trust; and

                                     B-2-13

           (K) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (ii) The Institutional Trustee shall have the power, duty and authority and is hereby authorized to act on behalf of the Payment Trust with respect to the following matters:

           (A) the application for a taxpayer identification number;

           (B) the maintenance of the funds of the Payment Trust in a non-interest bearing demand deposit account at Bank United;

           (C) upon receipt of a Proceeds Amount, and at the written direction of the Litigation Trustees, the investment of the Proceeds Amount, until disbursed to the Holder pursuant to the terms of this Declaration, in a Permitted Investment which is not sold prior to the date the Payment Amount is to be disbursed to the Holder;

           (D) the distribution of any amounts owed to the Holder in accordance with the terms of this Declaration;

           (E) the sending of notices of a breach by the Sponsor of its obligations under the Commitment or a breach by the Sponsor of its obligations under this Declaration or default by the Payment Trust of its payment obligations pursuant to Article IV hereof;

           (F) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Payment Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

           (G) the due preparation and filing of all applicable tax returns and tax information reports that are required to be filed with respect to the Payment Trust on behalf of the Payment Trust, with the approval of the Litigation Trustees;

           (H) the taking of all actions that may be necessary or appropriate for the preservation and the continuation of the Payment Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holder or to enable the Payment Trust to effect the Payment Trust Purposes;

           (I) the bringing, defense, payment, collection, compromise, arbitration, taking of legal action, or other adjustment of claims or demands of or against the Sponsor or its successors or the Payment Trust which arise out of or in connection with a breach by the Sponsor of any of its obligations under the Commitment, the Payment Trust of any of its obligations under the Commitment, or, subject to the limitations set forth in Section 3.12(a)(ii), by the Sponsor of any of its obligations hereunder;

           (J) the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine to be necessary or advisable to give effect to the terms of this Declaration for the benefit of the Holder (without consideration of the effect of any such action on any particular Holder).

        (iii) The Institutional Trustee shall have the power and authority to act on behalf of the Payment Trust with respect to any of the duties, liabilities, powers or the authority of the Litigation Trustees set forth in
    Section 3.12(b)(i) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Litigation Trustees, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Litigation Trustees and the action of the Institutional Trustee, the action of the Institutional Trustee shall prevail.

                                     B-2-14

    (c) The Trustees are authorized and directed to conduct the affairs of the Payment Trust and to operate the Payment Trust so that the Payment Trust will not fail to be classified as a grantor trust for United States federal income tax purposes. In this connection, the Trustees are authorized to take any action, not inconsistent with applicable laws, the Certificate of Trust or this Declaration, as amended from time to time, that the Institutional Trustee or the Litigation Trustees, as the case may be, determines in their discretion to be necessary or desirable for such purpose, even if such action adversely affects the interests of the Holder.

    (d) The Litigation Trustees may consult with counsel (which counsel may be counsel to the Payment Trust or counsel to any member of the Bank United Group), outside consultants, advisors and other Persons as to matters the Litigation Trustees reasonably believe are within such other Person's professional or expert competence, and the advice of such Persons shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith reliance on such advise. All oral or written communications between any such counsel on the one hand, and the Sponsor, Bank United, the Payment Trust, any Trustee, any of their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

    (e) Any Trustee may also be a Holder or an officer, director, employee or Affiliate of a Holder, and will have all the rights of such a Holder to the same extent as if such Trustee were not a Trustee.

    Section 3.13  CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEES.

    (a) The Institutional Trustee, before the occurrence of any breach by the Sponsor or the Payment Trust of any of their obligations under the Commitment or a breach by the Sponsor after the Effective Time of any of its obligations under this Declaration, and after the curing of any such breach by the Payment Trust or the Sponsor, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case of a breach by either the Sponsor or the Payment Trust of any of their obligations under the Commitment or a breach by the Sponsor of its obligations hereunder after the Effective Time, the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b) The duties and responsibilities of the Trustees shall be as provided by this Declaration and the Business Trust Act. Notwithstanding the foregoing, no provision of this Declaration shall require any Trustee to expend or risk such Trustee's own funds or otherwise incur any financial liability in the performance of any of such Trustee's duties hereunder, or in the exercise of any of such Trustee's rights or powers. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article. To the extent that, at law or in equity, a Trustee has duties and liabilities relating to the Payment Trust or to the Holder, such Trustee shall not be liable to the Payment Trust or to the Holder for such Trustee's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Payment Trust and the Holder to replace such other duties and liabilities of the Trustees.

    (c) No provision of this Declaration shall be construed to relieve any Trustee from liability with respect to matters that are within the authority of such Trustee under this Declaration for its own bad

                                     B-2-15
faith, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

        (i) a Trustee shall not be liable for any error or judgment made in good faith by, in the case of any entity, an authorized officer of such Trustee, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts;

        (ii) a Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

        (iii) the Institutional Trustee's sole duty with respect to the custody, safe-keeping and physical preservation of any amounts paid pursuant to the Commitment Agreement shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration;

        (iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Litigation Trustees; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Proceeds Amount maintained by the Institutional Trustee pursuant to
    Section 3.12(b)(ii)(d) and except to the extent otherwise required by law.

    Section 3.14 CERTAIN RIGHTS OF THE INSTITUTIONAL TRUSTEE. Subject to the provisions of Section 3.13:

    (a) the Institutional Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, written representation of the Holder, transferee or Litigation Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, CPR Certificate, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

    (b) if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, or (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holder is entitled to vote under the terms of this Declaration, the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee in its sole discretion shall deem advisable and in the best interests of the Holder, in which event the Institutional Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

    (c) any direction or act of the Litigation Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

    (d) the Institutional Trustee may consult with counsel (which counsel may be counsel to the Litigation Trustees or appointed by the Sponsor or Bank United (or any successor to such Persons) at the direction of the Litigation Trustees to prosecute the Litigation) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction. All oral or written communications between any such counsel on the one hand, and the Sponsor, Bank United, the Payment Trust, any Trustee, any of their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be

                                     B-2-16
protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

    (e) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of the Holder pursuant to this Declaration, unless the Holder shall have offered to the Institutional Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this Section 3.14(e) shall be taken to relieve the Institutional Trustee, upon breach by the Sponsor of any of its obligations under the Commitment, or by the Sponsor or its successors after the Effective Time of any of the obligations of the Sponsor hereunder, of its obligation to exercise, upon the instructions of the Litigation Trustees, the rights and powers vested in it by this Declaration;

    (f) the Institutional Trustee shall not be required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, CPR Certificate, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Holder, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

    (g) except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

    (h) any action taken by the Institutional Trustee or its agents authorized by this Declaration to be taken by the Institutional Trustee shall bind the Payment Trust and the Holder, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action;

    (i) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty;

    (j) whenever in the administration of the provisions of this Declaration the Institutional Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Institutional Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, shall be full warrant to the Institutional Trustee for any action taken, suffered or omitted by it under the provisions of this Declaration upon the faith thereof;

    (k) in no event shall the Institutional Trustee be liable for the selection of investments for funds permitted to be invested hereunder or for investment losses thereon, and the Institutional Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Litigation Trustees to provide timely written investment direction with respect to funds permitted to be invested hereunder;

    (l) the Institutional Trustee may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed; and

                                     B-2-17

    (m) the Institutional Trustee shall not be deemed to have notice of the occurrence of the events described in Section 3.19 unless the Institutional Trustee shall have received written notice of such event or a Responsible Officer of the Institutional Trustee shall have obtained actual knowledge thereof.

    Section 3.15  [Intentionally Left Blank].

    Section 3.16  EXECUTION OF DOCUMENTS.

    (a) Unless otherwise determined in writing by the Institutional Trustee, and except as otherwise required by the Business Trust Act, the Institutional Trustee, or any one or more of the Litigation Trustees, as the case may be, is authorized to execute on behalf of the Payment Trust any documents that the Institutional Trustee or the Litigation Trustees, as the case may be, have the power and authority to execute pursuant to Section 3.12.

    (b) Any Institutional or Delaware Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her or its power for the purpose of executing any documents contemplated in Section 3.12.

    Section 3.17 NOT RESPONSIBLE FOR RECITALS. The recitals contained in this Declaration shall be taken as the statements of the Payment Trust, and the Trustees do not assume any responsibility for their correctness. The Sponsor and the Trustees make no representations as to the value or condition of the property of the Payment Trust or any part thereof. Except as otherwise specifically provided in Article XIV, the Sponsor and the Trustees make no representations as to the validity or sufficiency of this Declaration.

    Section 3.18  [Intentionally Left Blank].

    Section 3.19  DEFAULT; NOTICE.  The Institutional Trustee shall, within
90 days after the occurrence of (i) a breach by the Sponsor of any of its payment obligations under the Commitment, (ii) a breach by the Sponsor after the Effective Time of its obligations hereunder, or (iii) a breach by the Payment Trust of its obligations under the Commitment, transmit by mail, first class postage prepaid, to the Holder, notice of such default actually known to a Responsible Officer of the Institutional Trustee, unless such default has been cured before the giving of such notice; PROVIDED, HOWEVER, the Institutional Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Institutional Trustee in good faith determines that the withholding of such notice is in the best interests of the Holder.

                                  ARTICLE IV.
                               PAYMENTS TO HOLDER

    Section 4.01 PAYMENT TO HOLDER. From and after the expiration of the 366 day period starting on the date of distribution of the CPR Certificates to the Bank United Corp. stockholders, the Institutional Trustee shall, in accordance with Section 4.02, pay the Proceeds Amount to the Holder.

    Section 4.02 TIMING OF PAYMENTS. The Institutional Trustee on behalf of the Payment Trust will make payments of amounts as contemplated by Section 4.01 to the Holder as of record dates determined by the Litigation Trustees. Payment will be made on payment dates, which will also be set by the Litigation Trustees. The Litigation Trustees shall promptly notify the Institutional Trustee in writing of any such dates.

    Section 4.03 DEFAULT; WAIVER. The Holders of a majority of the CPR Certificates then outstanding may, by vote or consent, on behalf of the Holder, waive any breach by the Sponsor of any of its obligations under the Commitment, or any failure by the Payment Trust to fulfill its obligations under the Commitment and with respect to the Holder.

                                     B-2-18

                                   ARTICLE V.
                                    EXPENSES

    Section 5.01 EXPENSES. The Litigation Trustees on behalf of the Payment Trust shall have the right to draw on the funds of the Payment Trust for the purpose of funding any expenses of the Payment Trust, including administration expenses, compensation, fees and expenses of the Trustees, amounts paid as indemnity to any Indemnified Person and premiums for insurance for the Litigation Trustees.

    Section 5.02 RETURN OF FUNDS. Pursuant to Section 2.08 of the Commitment, immediately prior to its termination, the Payment Trust shall return to the Sponsor any amounts provided to the Payment Trust pursuant to Section 2.04 of the Commitment Agreement but not used by the Payment Trust, less a reasonable reserve of funds to pay for termination expenses.

                                  ARTICLE VI.
                          [INTENTIONALLY LEFT BLANK].

                                  ARTICLE VII.
                      ISSUANCE OF THE BENEFICIAL INTEREST

    Section 7.01  THE BENEFICIAL INTEREST

    (a) The Payment Trust shall be authorized to issue one class of undivided beneficial interest in the assets of the Payment Trust (the "Beneficial Interest"), which may not be issued to more than one Person. Simultaneously with the execution hereof, the Beneficial Interest shall be issued to the Litigation Trust.

    (b) Upon issuance of the Beneficial Interest as provided in this Declaration, the Beneficial Interest so issued shall be deemed to be validly issued, fully paid and non-assessable.

    (c) The Litigation Trust, by virtue of having become the Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                                 ARTICLE VIII.
                  DISSOLUTION AND TERMINATION OF PAYMENT TRUST

    Section 8.01  DISSOLUTION AND TERMINATION OF PAYMENT TRUST.

    (a) The Payment Trust shall dissolve:

        (i) 30 days after the date on which the Proceeds Amount has been paid in full to the Litigation Trust;

        (ii) 30 days after the date of a final dismissal of the Litigation or a determination by the Sponsor or Bank United (or any successor to such Persons) not to continue to prosecute the Litigation, in either case upon the instruction of the Litigation Trustees;

        (iii) if, prior to the Effective Time, the Sponsor so resolves in writing; provided that such dissolution is consummated before the issuance of any CPR Certificates pursuant to the Litigation Trust Declaration; or

        (iv) 30 days after the date that the Litigation Trust dissolves

                                     B-2-19

    (b) As soon as is practicable after the occurrence of an event referred to in Section 8.01(a), and after completion of winding up of the Payment Trust and satisfaction of liabilities of the Payment Trust in accordance with the Business Trust Act, the Trustees shall terminate the Payment Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

    (c) The provisions of Sections 3.08, 3.13, 11.04 and 11.06 shall survive the termination of the Payment Trust.

                                  ARTICLE IX.
                             TRANSFER OF INTERESTS

    Section 9.01 GENERAL. The Beneficial Interest shall not be transferable in whole or in part.

                                   ARTICLE X.
                                   THE HOLDER

    Section 10.01 LIMITATIONS ON RIGHTS OF HOLDER. The Holder acknowledges that:

    (a) the Holder, in its capacity as the Holder, is not a stockholder of the Sponsor, Bank United or any successor of either of them and will have no rights to dividends, liquidation preferences or other distributions other than the payments described in Article IV, and will have no voting rights except as expressly described herein. The Commitment is solely a contractual obligation between the Sponsor, the Litigation Trust and the Payment Trust;

    (b) nothing in this Declaration shall be construed to create any partnership or joint venture between or among the Sponsor, Bank United, Washington Mutual or any member of the Bank United Group, and the Holder;

    (c) (i) the Litigation is solely an asset of the Sponsor, Bank United, Hyperion and their successors, (ii) the Litigation shall be conducted by and on behalf of the Sponsor, Bank United and their successors solely in accordance with the instructions of the Litigation Trustees pursuant to this Declaration and the Recovery Agreement, (iii) the Litigation Trustees shall have the sole and exclusive right to direct the Sponsor, Bank United and their successors to take (or not take) actions relating to the Litigation as contemplated by this Declaration and the Recovery Agreement and may, among other things, instruct the Sponsor, Bank United and their successors to dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the Litigation Trustees may determine, (iv) the Litigation Trustees have the sole and exclusive right to take or not take other actions contemplated by this Declaration on behalf of the Sponsor, Bank United and their successors relating to the Litigation (including, without limitation, any decision with respect to the incurrence of expenses);

    (d) the liability of the Trustees and members of the Bank United Group is limited to the extent set forth in Article XI.

    Section 10.02  LIMITATIONS ON SUITS BY HOLDER.

    (a) To the fullest extent permitted by law, the Holder shall not have any right by virtue or by availing itself of any provision of this Declaration to institute any action or proceeding other than a suit by such Holder for nonpayment of amounts due and owing with respect to the Commitment, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Declaration, or for the appointment of a Trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless the Holder previously shall have given to the Institutional Trustee written notice of default and of the continuance thereof as herein before provided, and the Holder shall have

                                     B-2-20
made written request upon the Institutional Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Institutional Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Institutional Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; it being understood and intended, and being expressly covenanted by the Holder with the Institutional Trustee, that the Holder shall not have any right in any manner whatever by virtue of any provision of this Declaration to effect, disturb or prejudice the rights of the Holder, or to enforce any right under this Declaration, except in the manner herein provided. For the protection and enforcement of the provisions of this Section, each of the Holder and the Institutional Trustee shall be entitled to such relief as can be given either at law or in equity.

                                     B-2-21

    (b) Any proceeding by the Holder shall be instituted only in accordance with the following procedure:

        (i) The Holder shall deliver to the Institutional Trustee (which shall promptly deliver a copy thereof to the Litigation Trustees) a printed or typewritten statement not more than 10 pages in length containing a description of the nature and grounds of the claims to be asserted and the relief or remedy sought.

                                  ARTICLE XI.
      LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

    Section 11.01  LIABILITY.

    (a) Except as expressly set forth in this Declaration, the Trustees shall not be:

        (i) personally liable for the payment of any amounts, which payment shall be made solely from the assets of the Payment Trust, if any; or

        (ii) required to pay to the Payment Trust or to any Holder any deficit upon dissolution of the Payment Trust or otherwise.

    (b) Pursuant to Section 3803(a) of the Business Trust Act, the Holder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

    Section 11.02  EXCULPATION.

    (a) To the fullest extent permitted by law, no Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Payment Trust or any Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person, except that
(i) the Litigation Trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them if it shall be established in a final and nonappealable judicial determination by clear and convincing evidence that any such act or omission of the Litigation Trustees was (x) grossly negligent, (y) the result of willful misconduct, or
(z) undertaken with deliberate intent to injure the Holder or with reckless disregard for the best interests of such Holder and, in any event, any liability will be limited to actual, proximate, quantifiable damages, and (ii) the Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee's or Delaware Trustee's (as the case may be) gross negligence or willful misconduct with respect to such acts or omissions and, in any event, any liability will be limited to actual, proximate, quantifiable damages; PROVIDED, that nothing in this Section 11.02(a) is intended to limit the Litigation Trustees' right to insurance obtained by the Payment Trust and the proceeds of such insurance.

    (b) To the fullest extent permitted by law, no Indemnified Person shall have any liability to the Payment Trust, the Trustees or the Holder. Without limiting the generality of the foregoing, to the fullest extent permitted by law, none of the Holder (in its capacity as Holder), the Trustees or the Payment Trust shall have the right to enforce, institute or maintain a suit, action or proceeding against a Indemnified Person relating to the formation of the Payment Trust, the entering into of the Commitment, the maintenance of the Litigation at the direction of,or the actions of the Litigation Trustees in their capacity (or purportedly in their capacity) as, Litigation Trustees. Notwithstanding the preceding two sentences of this Section 11.02(b), the Payment Trust (or the Litigation Trustees on behalf of the Payment Trust) may enforce, institute or maintain a suit, action or proceeding against (i), except as set forth in
Section 3.12(a)(ii), the Sponsor for breach of its obligations hereunder,
(ii) the Sponsor for breach of any of its obligations under the Commitment or this Declaration, or (iii) Bank

                                     B-2-24

United for breach of any depository relationship obligations it may have with respect to payments made by the Sponsor to the Payment Trust, and in each case, the Sponsor and Bank United or their successors, as the case may be, may be liable to the Payment Trust in connection with such suit, action or proceeding, or (v) Bank United for breach of its obligations under the Commitment or this Declaration. Notwithstanding the preceding two sentences, fees and expenses incurred by the Bank United Group in such a suit, action or proceeding described in the preceding two sentences shall not be set off against the Litigation Proceeds (in order to calculate the Commitment Amount) if the Payment Trust or the Litigation Trustees prevail in such a suit, and, if in connection with suits brought pursuant to clauses (i) through (iv) inclusive, shall be deemed expenses of the Payment Trust payable by the Payment Trust out of the Commitment Amount.

    (c) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Payment Trust and upon such information, opinions, reports or statements presented to the Payment Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and, if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Payment Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which payment to Holder might properly be paid.

    Section 11.03  FIDUCIARY DUTY.

    (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Payment Trust or to any other Indemnified Person, an Indemnified Person acting under this Declaration shall not be liable to the Payment Trust or to any other Indemnified Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified Person.

    (b) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

        (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Payment Trust or any other Person; or

        (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

    Section 11.04  INDEMNIFICATION.

    (a) The Payment Trust shall indemnify, to the fullest extent permitted by law, any Indemnified Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to the Payment Trust, the Litigation or any acts or omissions of the Trustees in their capacity or purportedly in their capacity as Trustees, or actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers, directors or agents of the Sponsor or Washington Mutual so long as such actions relate to the Payment Trust including, without limitation, the negotiation of the terms of the Payment Trust and the approval of the establishment of the Payment Trust and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities), against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated

                                     B-2-25
with the defense of a claim or incurred by such Indemnified Person in obtaining indemnification under this Declaration, whether or not in a formal proceeding (collectively, "Damages").

    (b) Notwithstanding the preceding paragraphs (a), no indemnification shall apply (i) in the case of the indemnification of the Litigation Trustees, if the Holder establishes in a final and nonappealable judicial determination by clear and convincing evidence that such Damages arose as the result of (x) acts or omissions of the Litigation Trustees with deliberate intent to injure the Holder or with reckless disregard for the best interests of the Holder, or (y) willful misconduct or gross negligence, or (ii) in the case of the indemnification of the Delaware Trustee or the Institutional Trustee, if the Holder establish in a final and nonappealable judicial determination by clear and convincing evidence that such damages arose because such Trustee was grossly negligent or engaged in willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that (i) the Litigation Trustees acted or decided with deliberate intent to injure the Holder or with reckless disregard for the best interests of such Holder or (ii) the Delaware Trustee or Institutional Trustee was grossly negligent or engaged in willful misconduct.

    (c) To the fullest extent permitted by law, expenses (including attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections 11.04(a) shall be paid by the Payment Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (without bond or security) by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Payment Trust as authorized in this Section 11.04.

    (d) All rights to indemnification under this Section 11.04 shall be deemed to be provided by a contract between the Payment Trust and each Indemnified Person who serves in such capacity at any time while this Section 11.04 is in effect. Any repeal or modification of this Section 11.04 shall not affect any rights or obligations then existing.

    (e) The Payment Trust shall purchase and maintain insurance to cover its indemnification obligations and any other liabilities of the Litigation Trustees.

    (f) For purposes of this Section 11.04, references to "the Payment Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger involving the Payment Trust, so that any Person who is or was a director, Trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, Trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.04 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

    (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.04 shall continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

    Section 11.05 OUTSIDE BUSINESSES. Any Indemnified Person or member of the Bank United Group may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Payment Trust, and the Payment Trust and the Holder shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper.

                                     B-2-26

    Section 11.06 COMPENSATION; FEE. The Trustees on behalf of the Payment Trust agree:

    (a) to pay to the Institutional Trustee and the Delaware Trustee from time to time, upon the approval of the Litigation Trustees, reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust); and

    (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the compensation and the expenses and disbursements of their respective agents and counsel).

    The provisions of Section 11.04 and this Section 11.06 shall survive the dissolution of the Payment Trust and the termination of this Declaration and the removal or resignation of any Trustee.

                                  ARTICLE XII.
                                   ACCOUNTING

    Section 12.01 FISCAL YEAR. The fiscal year ("Fiscal Year") of the Payment Trust shall be the calendar year, or such other year as is required by the Code.

    Section 12.02  CERTAIN ACCOUNTING MATTERS.

    (a) At all times during the existence of the Payment Trust, the Litigation Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Payment Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Payment Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Payment Trust by a firm of independent certified public accountants selected by the Litigation Trustees.

    (b) The Litigation Trustees shall cause to be duly prepared and delivered to each of the Holder any annual United States federal income tax information statement required by the Code, containing such information with regard to the Beneficial Interest held by the Holder as is required by the Code and the regulations promulgated thereunder. Notwithstanding any right under the Code to deliver any such statement at a later date, the Litigation Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Payment Trust.

    (c) The Litigation Trustees shall cause to be duly prepared and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Litigation Trustees on behalf of the Payment Trust with any state or local taxing authority.

    Section 12.03 BANKING. The Payment Trust may maintain one or more bank accounts in the name and for the sole benefit of the Payment Trust; PROVIDED, HOWEVER, that all payments received by the Payment Trust pursuant to the Commitment shall be maintained separately from other funds as provided by
Section 3.12(b)(ii)(D).

    Section 12.04 WITHHOLDING. The Institutional Trustee or any Paying Agent shall comply with all withholding requirements under United States federal, state and local law. The Institutional Trustee or any Paying Agent shall request, and the Holder shall provide to the Institutional Trustee or any Paying Agent, such forms or certificates as are necessary to establish an exemption from withholding with respect to the Holder, and any representations and forms as shall reasonably be requested by the Institutional Trustee to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Litigation Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by the Holder, shall remit amounts withheld with

                                     B-2-27
respect to the Holder to applicable jurisdictions. To the extent that the Institutional Trustee or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to the Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, the Holder shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual distributions made, the Institutional Trustee may reduce subsequent distributions by the amount of such withholding.

                                 ARTICLE XIII.
                            AMENDMENTS AND MEETINGS

    Section 13.01  AMENDMENTS.

    (a) Except as otherwise provided in this Declaration, this Declaration may only be amended by a written instrument approved and executed by

        (i) the Institutional Trustee;

        (ii) the Litigation Trustees in accordance with the last sentence of
    Section 3.11(a); and

        (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

    (b) Notwithstanding any other provision of this Article XIII, no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Institutional Trustee shall have first received:

        (A) an Officers' Certificate from the Payment Trust that such amendment is permitted by, and conforms to, the terms of this Declaration; and

        (B) an opinion of counsel (who may be counsel to the Payment Trust or the Litigation Trustees) that such amendment is permitted by, and conforms to, the terms of this Declaration.

        (C) Except as provided in Section 13.01(b)(D), any such purported amendment shall be void and ineffective unless the Holder shall have consented to such amendment.

        (D) Subject to Section 13.01(b), this Declaration may be amended by the Institutional Trustee and the Litigation Trustees without the consent of the
    Holder:

           (i) to cure any ambiguity;

           (ii) to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

           (iii) to add to the covenants, restrictions or obligations of the Litigation Trustees or to alter the allocation of duties between the Litigation Trustees and the Institutional Trustee;

           (iv) to modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Payment Trust
       (a) will be classified for United States federal income tax purposes at all times as a grantor trust, or (b) will not be required to register as an Investment Company under the Investment Company Act (including without limitation to conform to any change in any applicable Rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority);

PROVIDED, HOWEVER, that no such modification, elimination or addition referred to in clauses (i), (ii), or (iii) shall adversely affect the powers, preferences or special rights of the Holder or cause the Payment

                                     B-2-28

Trust to fail to continue to be classified as a grantor trust for purposes of United States federal income taxation.

    (H) The Institutional Trustee may, but shall have no obligation to, execute any amendment which materially adversely affects its rights, powers, immunities or indemnities.

    Section 13.02  MEETINGS OF THE HOLDER; ACTION BY WRITTEN CONSENT.

    (a) Meetings of the Holder may be called at any time by the Litigation Trustees to consider and act on any matter on which the Holder is entitled to act under the terms of this Declaration. The Litigation Trustees shall call a meeting of the Holder if directed to do so by the Holder. Such direction shall be given by delivering to the Litigation Trustees one or more calls in a writing stating that the signing Holder wishes to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

    (b) The following provisions shall apply to meetings of the Holder:

        (i) notice of any such meeting (with a copy to the Institutional Trustee) shall be given to the Holder at least 20 days and not more than 60 days before the date of such meeting.

    Whenever a vote, consent or approval of the Holder is permitted or required under this Declaration, such vote, consent or approval may be given at a meeting of the Holder. Any action that may be taken at a meeting of the Holder may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holder. The Litigation Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Payment Trust within the time specified by the Litigation Trustees;

        (ii) the Holder may authorize any Person to act for it by proxy on all matters in which the Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Payment Trust were a Delaware corporation and the Holder were stockholders of a Delaware corporation; each meeting of the Holder shall be conducted by the Litigation Trustees or by such other Person that the Litigation Trustees may designate; and

        (iii) unless the Business Trust Act or this Declaration otherwise provides, the Litigation Trustees, in their sole discretion, shall establish all other provisions relating to meetings of the Holder, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by the Holder, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIV.
         REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE

    Section 14.01  REPRESENTATIONS AND WARRANTIES OF THE INSTITUTIONAL
TRUSTEE. The Trustee that acts as initial Institutional Trustee represents and warrants to the Payment Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Payment Trust at the time of the Successor Institutional Trustee's acceptance of its appointment as Institutional Trustee, that:

    (a) the Institutional Trustee is a corporation or banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States or a State thereof

                                     B-2-29
with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

    (b) the execution, delivery and performance by the Institutional Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

    (c) the execution, delivery and performance of this Declaration by the Institutional Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Trustee.

    Section 14.02 REPRESENTATIONS AND WARRANTIES OF THE DELAWARE TRUSTEE. The Trustee that acts as initial Delaware Trustee represents and warrants to the Payment Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Payment Trust at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

    (a) the Delaware Trustee, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

    (b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

    (c) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Payment Trust the requirements of Section 3807 of the Business Trust Act.

                                  ARTICLE XV.
                                 MISCELLANEOUS

    Section 15.01 NOTICES. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

    (a) if given to the Payment Trust, in care of the Institutional Trustee at the Payment Trust's mailing address set forth below (or such other address as the Payment Trust may give notice of to the Holder):

------------------------------------

------------------------------------

    Attention:

    Facsimile:

                                     B-2-30
    with a copy to:

------------------------------------

------------------------------------

    Attention:

    Facsimile:

    (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holder):

------------------------------------

------------------------------------

    Attention:

    Facsimile:

    (c) if given to the Institutional Trustee, at the mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holder).

------------------------------------

------------------------------------

    Attention:

    Facsimile:

    (d) if given to the Litigation Trustees, at each mailing address set forth below (or such other address as the Payment Trust may give notice of to the Holder):

------------------------------------

------------------------------------

    Attention:

    Facsimile:

------------------------------------

------------------------------------

    Attention:

    Facsimile:

    (e) if given to any Holder, at the address set forth on the books and records of the Payment Trust.

    All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver the same.

                                     B-2-31

    Section 15.02 GOVERNING LAW. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; PROVIDED, HOWEVER, that, to the fullest extent permitted by law, there shall not be applicable to the Payment Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (b) affirmative requirements to post bonds for Trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to Trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal,
(f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of Trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees as set forth or referenced in this Declaration. Section 3540 and, to the fullest extent permitted by applicable law, Section 3561, of Title 12 of the Delaware Code shall not apply to the Payment Trust.

    Section 15.03 INTENTION OF PARTIES. It is the intention of the parties hereto that the Payment Trust be classified for United States federal income tax purposes as a grantor trust that is formed to hold the Commitment and liquidate the Commitment, as provided for herein. The provisions of this Declaration shall be interpreted to further this intention of the parties.

    Section 15.04 HEADINGS. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

    Section 15.05 SUCCESSORS AND ASSIGNS. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

    Section 15.06 PARTIAL ENFORCEABILITY. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

    Section 15.07 SPECIFIC PERFORMANCE. The Sponsor hereby agrees that the obligations imposed on it in this Declaration are special, unique and of an extraordinary character, and that, in the event of breach by the Sponsor, damages would not be an adequate remedy and the Sponsor shall be entitled to specific performance and injunctive and other equitable relief, including declaratory relief, in addition to any other remedy to which it may be entitled, at law or in equity; and the Sponsor hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

    Section 15.08 COUNTERPARTS. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and the Sponsor to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

    Section 15.09 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Trustees, the Sponsor, and the Litigation Trust hereby consent to (i) the non-exclusive jurisdiction of the Courts of the State of

                                     B-2-32

Delaware and any Federal Court sitting in Wilmington, Delaware, and
(ii) service of process by mail at their last known address.

    Section 15.10 DEFAULT RULES. Regardless of whether this Declaration specifically refers to particular Default Rules:

    (a) if any provision of this Declaration conflicts with a Default Rule, the provision of this Declaration controls and the Default Rules is modified or negated accordingly,

    (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Declaration, the Default Rule is modified or negated accordingly, and

    (c) the fact that some Default Rules are referred to herein shall not limit the application of Sections 15.10(a) or (b) in those instances where no Default Rule has been referred to herein.

    IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

    [                            ]
    as Delaware Trustee
    By:
    -------------------------------------
    Name:
    Title:

    [                            ]
    as Institutional Trustee
    By:
    -------------------------------------
    Name:
    Title:

---------------------------------
          , as Litigation Trustee

---------------------------------
          , as Litigation Trustee

    BANK UNITED CORP.,
    as Sponsor
    By:
    -------------------------------------
    Name:
    Title:

                                     B-2-33

                                                                      APPENDIX C

                              COMMITMENT AGREEMENT

    This Commitment Agreement, dated as of             , 2000 (this
"Agreement"), by and among Bank United Corp., a Delaware corporation ("Bank United Corp."), Bank United ("Bank United"), a federally chartered savings bank, the Bank United Corp. Litigation Contingent Payment Right Trust (the "Litigation Trust"), a Delaware business trust and the Bank United Corp. Litigation Payment Trust (the "Payment Trust"), a Delaware business trust.

                                    RECITALS

    WHEREAS, Bank United Corp. has entered into an Agreement and Plan of Merger, dated as of August 18, 2000 (the "Merger Agreement"), with Washington
Mutual, Inc., a Washington corporation, pursuant to which Bank United Corp. would merge with and into Washington Mutual, Inc. (the "Merger"); and

    WHEREAS, pursuant to the Merger Agreement, Bank United Corp. and Bank United have agreed to enter into this Agreement;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein the parties agree as follows:

                                   ARTICLE I.
                              CERTAIN DEFINITIONS

    1.01 Certain Definitions.

    (a) The following terms are used in this Agreement with the meanings set forth below:

        "Accountant" has the meaning set forth in Section 2.02 hereof.

        "Assumed Tax Benefit" means an amount equal to the tax benefit that would be allowed to the Bank United Group under Section 483(a) and
    Section 83(*) computed as set forth in Section 2.03 hereof.

        "Assumed Tax Liability" means an amount equal to the income (including franchise) tax liability of the Bank United Group (not giving effect to any deductions attributable to payments of the Commitment Amount) attributable to the receipt of the Litigation Proceeds computed as set forth in
    Section 2.03 hereof.

        "Bank United" means Bank United and its successors (including without limitation, after the Merger, Washington Mutual Bank, FA or any other subsidiary of Washington Mutual, Inc. into which Bank United is merged).

        "Bank United Corp." means Bank United Corp. and its successors (including Washington Mutual, Inc. upon and after the Merger).

        "Bank United Certificate" has the meaning set forth in Section 2.02 hereof.

        "Bank United Group" means Bank United Corp., Bank United, their respective successors, their subsidiaries and affiliates and the subsidiaries and affiliates of their respective successors, including without limitation Washington Mutual, Inc. and its affiliates and subsidiaries after the Merger, provided that Hyperion shall not be deemed to be a member of the Bank United Group.

        "Bank United Indemnified Parties" has the meaning set forth in
    Section 2.08 hereof.

------------------------

* Provisions relating to Section 83 need to be conformed to ultimate structure in Litigation Trustee Agreements of the 75 basis point payment.

        "Cash Proceeds" means any cash payment actually received by the Bank United Group pursuant to a final, nonappealable judgment or a final settlement of the Litigation. "Cash Proceeds" shall not include any amounts paid or payable to Hyperion pursuant to the Recovery Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitment Amount" means the Litigation Proceeds minus the Reimbursements plus the Assumed Tax Benefit.

        "Controlled Subsidiary" means any person at least 80% of the outstanding shares of Voting Stock (except for directors' qualifying shares) of which is at the time owned directly or indirectly by Bank United Corp.

        "CPR Calculation Certificate" has the meaning set forth in Section 2.02 hereof.

        "Damages" has the meaning set forth in Section 2.07 hereof.

        "Determination" means (a) a determination that Litigation Proceeds are, in whole or in part, not includible in gross income or (b) a determination that no deduction is allowed (or that any allowed deduction is limited) in respect of payments of the Commitment Amount under Section 483(a) in whole or in part. With respect to clause (a), no such Determination shall be deemed to be made unless it is made prior to the earlier of (x) thirty days before the date of filing by the Bank United Group of the federal tax return for the taxable year in which the Litigation Proceeds are assumed to be includible in gross income or (y) the receipt by the Bank United Group of the Litigation Proceeds. With respect to clause (b), no such Determination shall be deemed to be made with respect to any payment of the Commitment Amount unless such Determination is made prior to (a) the end of the 30th day following the delivery to the Litigation Trust of the Bank United Certificate with respect to such payment of the Commitment Amount, if the Litigation Trust does not deliver a Notice of Objection within such 30-day period with respect to such Bank United Certificate, or (b) the Resolution with respect to such payment of the Commitment Amount, if the Litigation Trust delivers a Notice of Objection within the 30-day period referred to in clause (a) above with respect to such Bank United Certificate.

        "Due Date" has the meaning set forth in Section 2.02 hereof.

        "Expense Accountant" has the meaning set forth in Section 2.04(a) hereof.

        "FHLB" means the Federal Home Loan Bank of which Bank United is a member as of the relevant time.

        "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

        "Husky" means Washington Mutual, Inc. and its successors.

        "Hyperion" means Hyperion Partners L.P., a Delaware limited partnership.

        "IRS" means the Internal Revenue Service.

        "Litigation" means [cite litigation].

        "Litigation Expense" has the meaning set forth in Section 2.4(c) hereof.

        "Litigation Proceeds" means any and all Cash Proceeds and Non-Cash Proceeds.

        "Litigation Trust" has the meaning set forth in the preamble to this Agreement.

        "Litigation Trust Agreement" means the Declaration of Trust, dated as of
                , among the trustees named therein and the sponsor of the Litigation Trust.

        "Litigation Trustee Agreements" means the Litigation Trustee Agreement,
    dated as of             , 2000, between [      ] and Bank United Corp. and
    the Litigation Trustee Agreement, dated as of             , 2000, between
    [      ] and Bank United Corp.

        "Litigation Trust Expense Amount" has the meaning set forth in
    Section 2.04 hereof.

        "Non-Cash Proceeds" means the non-cash payments, if any, actually received by the Bank United Group pursuant to a final, non-appealable judgment or a final settlement of the Litigation. "Non-Cash Proceeds" shall not include any such amounts payable to Hyperion pursuant to the Recovery Agreement.

        "Notice of Agreement" has the meaning set forth in Section 2.02 hereof.

        "Notice of Objection" has the meaning set forth in Section 2.02 hereof.

        "Officer's Certificate" means a certificate from the chief financial officer of Bank United Corp. specifying that portion of the Litigation Proceeds that cannot be paid due to regulatory restrictions and the applicable law, regulation or other action of a regulatory authority that is the source of the regulatory restrictions described in Section 2.03 hereof.

        "Opinion of Counsel" means an opinion of outside counsel substantially to the effect that the distribution by the Bank United Group of the Litigation Proceeds or the applicable portion thereof, as the case may be, would result in the violation of the applicable law, regulation or other action of a regulatory authority that is the source of the regulatory restrictions described in Section 2.03 hereof.

        "Payment Trust" has the meaning given in the first paragraph of this Agreement.

        "Payment Trust Agreement" means the Declaration of Trust, dated as of
                , 2000, among the trustees named therein and the sponsor of the Payment Trust.

        "Payment Trust Expense Amount" has the meaning set forth in
    Section 2.04 hereof.

        "Payment Trust Expense Notice" has the meaning set forth in
    Section 2.04 hereof.

        "Proceeds Amount" means the Commitment Amount plus any interest earned thereon pursuant to Section 2.01(c).

        "Proceeds Notice" has the meaning set forth in Section 2.02 hereof.

        "Recovery Agreement" means that certain Recovery Agreement dated July 24, 1996, by and among Bank United Corp., Bank United and Hyperion.

        "Reference Rate" means the reference rate or an equivalent rate
    announced from time to time of             or any successor (or, if no
    successor remains in existence or publicly announces a rate, the commercial bank with the largest amount of deposits in the State of New York as of the most recent year end prior to the applicable date for which information is publicly available and which publicly announces such a rate, as determined in good faith by Bank United Corp.), as in effect from time to time.

        "Regulatory Document" means either (i) a copy of written documentation from the applicable regulatory authority to the effect that Bank United may not distribute the Litigation Proceeds, or any portion thereof, to either Bank United Corp. or Bank United's immediate parent company, or (ii), prior to the expiration of any applicable prior notice or application period following Bank United's submission to the applicable regulatory authority of a notice or application for approval of a distribution of the Litigation Proceeds to Bank United, an officer's certificate from the chief financial officer of Bank United certifying that Bank United has submitted such a notice or application and that Bank United has not received any written documentation from such regulatory authority to the effect that Bank United may make such distribution.

        "Reimbursements" means an amount equal to (i) the aggregate Trust Expenses paid to the Trusts pursuant to Section 2.04 (less an amount equal to the tax benefit that would be allowed to the Bank United Group with respect to such amounts computed as set forth in Section 2.03 hereof) plus
    (ii) interest on the aggregate Trust Expenses paid to the Trusts pursuant to
    Section 2.04 (less an amount equal to the tax benefit that would be allowed to the Bank United Group with respect to such amounts computed as set forth in Section 2.03 hereof) calculated from the time of any such payments at an annual interest rate equal to seven percent (7%) compounded annually plus
    (iii) the aggregate Litigation Expenses paid to the Trusts pursuant to
    Section 2.04 (less an amount equal to the tax benefit that would be allowed to the Bank United Group with respect to such amounts computed as set forth in Section 2.03 hereof), plus (iv) interest on the aggregate Litigation Expenses paid to the Trusts pursuant to Section 2.04 (less an amount equal to the tax benefit that would be allowed to the Bank United Group with respect to such amounts computed as set forth in Section 2.03 hereof) calculated from the time of any such payments at an annual interest rate equal to (A) seven percent (7%) on the amount of such aggregate Litigation Expense not exceeding $5 million, (B) fifteen percent (15%) on the amount of such aggregate Litigation Expenses greater than $5 million but not exceeding $10 million, and (C) twenty percent (20%) on the amount of such aggregate Litigation Expense greater than $10 million, plus (v) the Assumed Tax Liability, plus (vi) in the event Litigation Proceeds are required to be included in income for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash (because of either the accrual of Cash Proceeds before the payment thereof or the time required to liquidate Non-Cash Proceeds), interest on any cash payment of taxes on such income at an annual interest rate equal to fifteen percent (15%) compounded annually from the date of payment of taxes on such income to the date of receipt of cash.

        "Resolution" has the meaning set forth in Section 2.02 hereof.

        "Section 483(a)" means Section 483(a) of the Code.

        "Section 83" means Section 83 of the Code.

        "Tax Assumptions" means (i), if there is no Determination, the following assumptions or (ii), if there is a Determination, the following assumptions as modified by such Determination:

           (i) The Litigation Proceeds will be includible in gross income as ordinary income in full.

           (ii) Payments of the Commitment Amount will not be deductible except that (i) amounts paid to the Trusts pursuant to Section 2.04 will be deductible and (ii) Section 483(a) will apply to payments of the Commitment Amount, other than those allocable to CPR Certificates issued on exercise of employee options or otherwise in a transaction that is not a sale or exchange, and payments of the Commitment Amount will be deductible to the extent treated by Section 483(a) as interest expense; it being understood that it is not intended that the distribution of the CPR Certificates pursuant to the merger of a wholly owned subsidiary of Bank United Corp. with and into Bank United Corp. pursuant to the Merger Agreement (the "Sub Merger") will result in the characterization of such distribution as not constituting "a sale or exchange."

           (iii) The Bank United Group will be entitled to a deduction equal to the fair market value of the CPR Certificates issued to the Litigation Trustees pursuant to the Litigation Trustee Agreements, as of the date of such issuance, under Section 83.

           (iv) The income tax liability attributable to the assumed inclusion of all or a portion of the Litigation Proceeds in gross income as ordinary income and the benefit of any deduction assumed to be allowed under paragraphs (ii) and (iii) of these assumptions shall be (i) the product of the amount of such income or deduction and the highest statutory rate of federal income tax applicable to corporations for the year in which the income is assumed to be included or the deduction is assumed to be realized plus (ii) the product of such income or deduction and the net combined marginal rate of state and local income (or franchise) tax of the relevant member or members of the Bank United Group for the year in which the income is assumed to be included and the deduction is assumed to be realized, net of the federal income tax benefit (calculated based on the rate in clause (i)) of such state or local income (or franchise) tax. The relevant member or members of the Bank United Group shall be the member or members that is or are assumed to include the Litigation Proceeds in income or is or are assumed to be allowed a deduction under Section 483(a).

           (v) Any benefit from any deduction allowable to the Bank United Group under paragraphs (ii) through (iv) of these assumptions for payments of the Commitment Amount shall be assumed to be realized (i) when those payments are made to the extent those payments do not exceed the Litigation Proceeds included in income for the same taxable year, or
       (ii) otherwise when, taking into account other deductions or losses or credits of the Bank United Group, the deduction would reduce the tax otherwise payable or result in a refund of tax already paid.

           (vi) Bank United Corp. will be entitled to rely on a written opinion of a nationally recognized law firm with expertise in the matter on which the opinion is sought (with a copy of such opinion to the Litigation Trustees) that is selected by Bank United Corp. and (unless such law firm is principal outside tax counsel to Bank United Corp.) reasonably acceptable to the Litigation Trustees in determining whether there has been a Determination and in otherwise applying the Tax Assumptions to determine the income (including franchise) tax liability of the Bank United Group attributable to the receipt of the Litigation Proceeds and payments of the Commitment Amount and any tax benefit attributable to payments of the Commitment Amount.

           (vii) If the Assumed Tax Liability or the Assumed Tax Benefit cannot be computed at the time of the receipt of the Cash Proceeds or a payment of the Commitment Amount because of the absence of information as to tax rates and other factors described in the definition of Assumed Tax Liability or the definition of Assumed Tax Benefit, as the case may be, the Bank United Group shall compute a tentative Assumed Tax Liability or a tentative Assumed Tax Benefit, as the case may be, based on such reasonable assumptions, which are consistent with respect to the Assumed Tax Liability and the Assumed Tax Benefit, that in the reasonable opinion of the Bank United Group would protect the Bank United Group against any risk of the loss. The payment of the Commitment Amount shall be based on such tentative Assumed Tax Liability or such tentative Assumed Tax Benefit computation, as the case may be. As soon as feasible, but in no event later than 12 months after the end of the taxable year in which the Commitment Amount is paid based on the tentative Assumed Tax Liability and Assumed Tax Benefit, the Bank United Group shall recompute the Assumed Tax Liability or the Assumed Tax Benefit, as the case may be, and pay to the Payment Trust any excess of the re-computed Commitment Amount over the Commitment Amount that was initially calculated plus interest for the period over which the payment was deferred at a rate equal to Bank United Corp.'s cost of funds as submitted monthly to the FHLB.

        "Trust Expense" has the meaning set forth in Section 2.04(c) hereof.

        "Trustees" means all of the trustees of the Litigation Trust together with all of the trustees of the Payment Trust.

        "Trusts" means the Litigation Trust and the Payment Trust.

        "Voting Stock" means, with respect to any person, stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of such person, other than stock having such power only by reason of the happening of a contingency.

    (b) Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                                  ARTICLE II.
                                 THE COMMITMENT

    2.01 The Commitment.

    (a) Bank United Corp. and Bank United, as applicable, shall pay to the Payment Trust the Commitment Amount within the time specified under
Section 2.02 hereof. In the event that the Bank United Group receives the Litigation Proceeds in staggered payments, the procedures described in this
Article II with respect to the calculation and payment of the Commitment Amount will apply in full force to each such staggered payment of the Commitment Amount.

    (b) The Payment Trust shall pay to the Litigation Trust the Proceeds Amount promptly upon its receipt of the Commitment Amount; provided, however, that the Payment Trust shall not pay the Proceeds Amount to the Litigation Trust prior to the expiration of the 366 day period commencing on the date of the distribution of the CPR Certificates to the stockholders of Bank United Corp. pursuant to the Sub Merger. To the extent not inconsistent with the prior sentence, in the event that the Payment Trust receives the Commitment Amount in staggered payments, the Payment Trust will make staggered payments of the Proceeds Amount.

    (c) During any period when the Payment Trust holds the Commitment Amount, the Payment Trust shall invest the Commitment Amount in any Permitted Investment as such term is defined in the Payment Trust Agreement.

    2.02 Payment Procedures.

    (a) Proceeds Notice; Bank United Certificate. Within 10 days of the receipt by the Bank United Group of any Litigation Proceeds, Bank United Corp. will deliver to the Trustees a written notice (the "Proceeds Notice") specifying that such Litigation Proceeds have been so received and describing the type and amount of any Non-Cash Proceeds received. Within 10 days of the delivery of the Proceeds Notice, the Litigation Trustees shall deliver to Bank United Corp. written instructions to liquidate the Non-Cash Proceeds received. If so instructed, Bank United Corp. will then liquidate or cause to be liquidated the Non-Cash Proceeds in accordance with the instructions.

    As promptly as practicable but in no event later than 30 days after the later of the receipt by Bank United Corp. of such Litigation Proceeds and of the liquidation by Bank United Corp. of Non-Cash Proceeds, Bank United Corp. will deliver to the Litigation Trustees a certificate (the "Bank United Certificate") setting forth the calculation of the portion of the Commitment Amount with respect to such Litigation Proceeds. The Bank United Certificate shall set forth each of the items required under this Agreement to calculate the Commitment Amount, including the amount of Litigation Proceeds and the amount of (and calculation of) each component of the Reimbursements and the assumptions underlying the determination of each item and shall be substantially in the form of EXHIBIT A hereto, and Bank United Corp. shall attach to the Bank United Certificate financial and other documentation reasonably sufficient to support each item and assumption used to calculate the Commitment Amount. Within
30 days of delivery of the Bank United Certificate, the Litigation Trust will give written notice specifying whether it agrees or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the calculation in the Bank United Certificate of the portion of the Commitment Amount with respect to such Litigation Proceeds, and, in the case of a Notice of Objection, will specify in reasonable detail the nature of such objection. If the Litigation Trust delivers a Notice of

Agreement, Bank United Corp. will then deliver the portion of the Commitment Amount with respect to such Litigation Proceeds to the Payment Trust within 5 business days of such Notice of Agreement. If the Litigation Trust delivers a Notice of Objection within such 30-day period, Bank United Corp. and Bank United, as applicable, will deliver such portion of the Commitment Amount to the Payment Trust only upon a Resolution (as defined herein).

    (b) Dispute Resolution. If the Litigation Trust delivers a Notice of Objection within such 30-day period, the Litigation Trust shall as promptly as practicable following delivery of the Notice of Objection deliver to Bank United Corp. a certificate (the "CPR Calculation Certificate") setting forth its calculation of such portion of the Commitment Amount. The CPR Calculation Certificate shall set forth each of the items required under this Agreement to calculate such portion of the Commitment Amount, including the amount of Litigation Proceeds and the amount of (and calculation of) each component of the Reimbursements and the assumptions underlying the determination of each item and shall be substantially in the form of EXHIBIT A hereto, and the Litigation Trust shall attach to the CPR Calculation Certificate financial and other documentation reasonably sufficient to support each item and assumption used to calculate such portion of the Commitment Amount. If Bank United Corp. does not agree with the Litigation Trust's calculation of such portion of the Commitment Amount, then within 10 business days of the delivery by the Litigation Trust of the CPR Calculation Certificate, Bank United Corp. and the Litigation Trust shall submit the calculation of such portion of the Commitment Amount to a mutually agreed upon independent certified public accountant (the "Accountant"). The Accountant shall be instructed to resolve on an expedited basis in writing any and all matters which remain in dispute and were identified in the Notice of Objection. The Accountant shall recompute such portion of the Commitment Amount based upon the formulae and definitions set forth in this Agreement and the Accountant's calculation shall be binding on both parties hereto (a "Resolution"). In the event it is determined that Bank United Corp.'s calculation was incorrect, in addition to such portion of the Commitment Amount, Bank United Corp. shall pay to the Payment Trust interest on such portion of the Commitment Amount calculated from the date that the Litigation Trust delivered its Notice of Objection at an annual interest rate equal to [THE REFERENCE RATE PLUS 250 BASIS POINTS]. Bank United Corp. and the Litigation Trust shall share equally the expenses of the Accountant in connection with the performance of its duties described herein. If the Litigation Trust delivers a Notice of Objection with respect the payment of any portion of the Commitment Amount within the applicable 30-day period and prior to the Resolution there is a Determination to the effect that no deduction is allowed (or that any allowed deduction is limited) in respect of payments of the Commitment Amount under Section 483(a) in whole or in part, then Bank United Corp. shall have the right to deliver a new Bank United Certificate with a new calculation of that portion of the Commitment Amount, and the previously delivered Bank United Certificate with respect to that portion of the Commitment Amount shall be considered null and void; provided, however, that if Bank United Corp. delivers such a new Bank United Certificate, Bank United Corp. shall be required to pay interest on that portion of the Commitment Amount from the date of delivery of the first Bank United Certificate relating to such portion of the Commitment Amount to the date of delivery of the new Bank United Certificate relating to such portion of the Commitment Amount at a rate equal to Bank United Corp.'s cost of funds as submitted monthly to the FHLB. The same procedures described in this
Section 2.02(b) for the resolution of any disputes with respect to the calculation contained in a Bank United Certificate will apply equally to the calculation in the new Bank United Certificate with respect to such portion of the Commitment Amount.

    (c) Timing of Payments. Bank United Corp. and Bank United shall pay to the Payment Trust their respective portions of the Commitment Amount with respect to the relevant Litigation Proceeds (i) if the Litigation Trust does not deliver a Notice of Objection to the Bank United Certificate with respect to such portion of the Commitment Amount within the 30-day period described above, within 5 business days of the earlier of the delivery of the Notice of Agreement with respect to such Bank United Certificate or the 30th day following the delivery by Bank United Corp. of such Bank United

Certificate or (ii) if the Litigation Trust does deliver a Notice of Objection with respect to such Bank United Certificate within the 30-day period described above, within 5 business days of the Resolution with respect to such portion of the Commitment Amount (each, a "Due Date"). If Bank United Corp. or Bank United does not pay such portion of the Commitment Amount by the appropriate Due Date, Bank United Corp. and Bank United shall be obligated to pay to the Payment Trust such portion of the Commitment Amount plus interest on such portion of the Commitment Amount from the Due Date until the date such portion of the Commitment Amount is paid, calculated at an annual interest rate equal to the greater of the highest interest rate then paid by the Litigation Trust on Litigation Expenses hereunder and [THE REFERENCE RATE PLUS 250 BASIS POINTS].

    (d) Payment of Reconciliation Amount. As promptly as practicable but in no event later than 30 days after the recomputation of the Assumed Tax Liability and the Assumed Tax Benefit pursuant to paragraph (vi) of the definition of "Tax Assumptions" herein, Bank United Corp. or Bank United, as the case may be, shall pay to the Payment Trust any excess of the re-computed Commitment Amount or portion thereof over the Commitment Amount or portion thereof that was initially calculated plus interest for the period over which the payment was deferred at a rate of Bank United Corp.'s cost of funds as submitted monthly to the FHLB. Along with such payment, Bank United Corp. shall provide to the Trustees a Bank United Certificate setting forth the re-calculation of the Commitment Amount or portion thereof. The standards and procedures applicable to Bank United Certificates and the calculation of the Commitment Amount and portions thereof set forth in this Section 2.02 shall apply in full force to any Bank United Certificate delivered pursuant to this paragraph (e).

    2.03 Agreements With Respect to Federal Income Tax.

    (a) Regardless of any position taken by the Bank United Group on any tax return or in any claim for refund with respect to the receipt of the Litigation Proceeds or payments of the Commitment Amount (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Liability shall, (i) if there is no Determination, be computed based on the Tax Assumptions and (ii) if there is a Determination to the effect that Litigation Proceeds are not includible in gross income in whole or in part, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Determination.

    (b) Regardless of any position taken by the Bank United Group on any tax return or in any claim for refund with respect to the receipt of the Litigation Proceeds or payments of the Commitment Amount (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Benefit shall, (i) if there is no Determination, be computed based on the Tax Assumptions and (ii) if there is a Determination that no deduction is allowed (or that any allowed deduction is limited) with respect to payments of the Commitment Amount under Section 483(a), be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Determination.

    (c) Regardless of any position taken by the Bank United Group on any tax return or in any claim for a refund with respect to the receipt of the Litigation Proceeds, payments of the Commitment Amount or the issuance of CPR Certificates to the Litigation Trustees pursuant to the Litigation Trustee Agreements (or of the actual payment or actual receipt of any taxes with respect thereto), the tax benefit that would be allowed to the Bank United Group with respect to the amounts paid to the Trusts pursuant to Section 2.04 and the tax benefit that would be allowed to the Bank United Group with respect to the issuance of CPR Certificates to the Litigation Trustees pursuant to the Litigation Trustee Agreements shall in each case be computed based on the Tax Assumptions.

    (d) A Determination that Litigation Proceeds are not includible in gross income in whole or in part will be deemed to be made on the earlier of (i) the date of a final judicial determination to such effect, binding upon Bank United Corp. (or its successor), is made in the Litigation, (ii) the date a final agreement to which Bank United Corp. is a party with the federal government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related

IRS ruling to such effect issued to a member of the Bank United Group in connection with such agreement (it being understood that the Bank United Group shall be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Bank United Group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Bank United Corp., Bank United or Bank United Corp.'s stockholders might have been able to bring as of immediately prior to the Merger) on the Bank United Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and (iii) the effective date of a law, regulation or IRS ruling to such effect that applies to Bank United Corp. or taxpayers generally, and would be applicable to claims against the federal government arising out of capital credits affected by FIRREA. Notwithstanding the foregoing, no such Determination shall be deemed to be made unless it is made prior to the earlier of (x) thirty days before the date of filing by the Bank United Group of the federal tax return for the taxable year in which the Litigation Proceeds are assumed to be includible in gross income or (y) the receipt by the Bank United Group of the Litigation Proceeds.

    (e) A Determination with respect to the application of Section 483(a) to payments of the Commitment Amount will be deemed to be made on the earlier of
(i) the date a final judicial determination to such effect binding upon Bank United Corp. is made in the Litigation, (ii) the date a final agreement to which Bank United Corp. is a party with the federal government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related IRS ruling to such effect issued to a member of the Bank United Group in connection with such agreement (it being understood that the Bank United Group shall be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Bank United Group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Bank United Corp. or Bank United or Bank United Corp.'s stockholders might have been able to bring as of immediately prior to the Merger) on the Bank United Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and (iii) the effective date of a law, regulation or IRS ruling or a judicial decision to such effect that applies to Bank United Corp. or taxpayers generally. For all purposes under this Agreement, a deduction shall be considered allowed under Section 483(a) to the extent that a deduction is allowed, in an amount up to the deduction calculated under Section 483(a), under another provision of the Code treating a portion of the Commitment Amount as interest expense (including original issue discount). Notwithstanding the foregoing, no such Determination shall be deemed to be made with respect to any payment of the Commitment Amount unless such Determination is made prior to (a) the end of the 30th day following the delivery to the Litigation Trust of the Bank United Certificate with respect to such payment of the Commitment Amount, if the Litigation Trust does not deliver a Notice of Objection within such 30-day period with respect to such Bank United Certificate, or (b) the Resolution with respect to such payment of the Commitment Amount, if the Litigation Trust delivers a Notice of Objection within such 30-day period with respect to such Bank United Certificate. Subject to a Determination, the parties intend to treat a portion of each payment of the Commitment Amount as interest to the extent such payment is treated as interest under Section 483(a).

    2.04 Payment of Expense Amounts.

    (a) The "Litigation Trust Expense Amount" means the estimated unpaid expenses of the Litigation Trust (including without limitation the management fees and expenses of the Litigation Trustees (as defined in the Litigation Trust Agreement), the fees for the other trustees of the Litigation Trust, and expenses relating to the Litigation) minus any amounts previously provided by Bank United Corp. pursuant to Section 2.04 in excess of the actual expenses of the Litigation Trust. From time to time, but no more often than quarterly, the Litigation Trust shall submit to Bank United Corp. a written notice (the "Litigation Expense Notice") detailing the Litigation Trust Expense Amount. Bank United Corp. may object to the Litigation Trust's calculation of the Litigation Trust Expense Amount by delivering a written objection to the Litigation Trust within 10 days of its receipt of the Litigation Expense Notice, which notice shall specify in reasonable detail the nature of such objection. If Bank United Corp. so objects, and the parties cannot mutually resolve the dispute, then within 5 days of receipt of Bank United Corp.'s notice of objection, Bank United Corp. and the Litigation Trust shall submit the Litigation Expense Notice, along with any supporting documentation provided by either party, to a mutually agreed upon independent certified public accountant (the "Expense Accountant"). The Accountant shall be instructed to determine as soon as is practicable whether the Litigation Trust Expense Amount as estimated by the Litigation Trust is reasonable. If the Accountant determines (a) that the Litigation Trust Expense Amount as estimated by the Litigation Trust is reasonable then the Litigation Trust's estimate shall be binding on the parties hereto or (b) that the Litigation Trust Expense Amount as estimated by the Litigation Trust is not reasonable then the Expense Accountant shall estimate the Litigation Trust Expense Amount and the Expense Accountant's estimate shall be binding on the parties hereto. Bank United Corp. and the Litigation Trust shall bear equally the expenses of the Expense Accountant in connection with the performance of its duties described herein. Lewis and Clark shall deposit the Litigation Trust Expense Amount in an interest bearing demand-deposit account as specified by the Litigation Trustees in the name of the Litigation Trust at Bank United Corp. promptly upon the resolution of any dispute pursuant to this paragraph, if any.

    (b) The "Payment Trust Expense Amount" means the estimated unpaid expenses of the Payment Trust (including without limitation the fees for the trustees of the Payment Trust) minus any amounts previously provided by Bank United Corp. in excess of the actual expenses of the Payment Trust. From time to time but no more often than monthly, the Payment Trust shall submit to Bank United Corp. a written notice (the "Payment Trust Expense Notice") detailing the Payment Trust Expense Amount. Bank United Corp. may object to the Litigation Trust's calculation of the Payment Trust Expense Amount in the same manner described in
Section 2.04(b) and the parties will resolve the dispute and Bank United Corp. shall pay the Payment Trust Expense Amount in the manner described in
Section 2.04(b).

    (c) Notwithstanding the foregoing, the aggregate amount which Bank United Corp. shall be obligated to pay under Section 2.04(a) and 2.04(b) with respect to any expenses directly relating to the Litigation for the life of the Trusts (the "Litigation Expenses") shall not exceed $15 million. The other costs and expenses relating to the Trusts, including without limitation the management fee and expenses of the Litigation Trustees but excluding any amounts payable under
Section 3(b) of the Litigation Trustee Agreement of Jonathan C. Heffron, and the operating costs of the Trusts (collectively, the "Trust Expenses"), shall not be subject to this limitation.

    2.05 Ranking. This Agreement shall rank PARI PASSU with other senior indebtedness of Bank United Corp.

    2.06 Restrictions on Sale or Pledge of Stock of Bank United.

    (a) Bank United (i) shall not (a) sell, transfer or otherwise dispose of any shares of any series of Voting Stock of Bank United or (b) permit Bank United to issue, sell or otherwise dispose of shares of its Voting Stock unless in either case Bank United remains a Controlled Subsidiary, and (ii) shall not permit Bank United to (a) merge or consolidate unless the surviving entity is Bank United or a Controlled Subsidiary or (b) convey or transfer its properties and assets substantially as an entirety to any person, except to Bank United or a Controlled Subsidiary.

    (b) Bank United shall not create, assume, incur or suffer to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance, lien or charge of any kind upon the Voting Stock of Bank United (other than directors' qualifying shares) without effectively providing that the CPR Certificates shall be secured equally and ratably with (or prior to) such indebtedness; provided, however, that Bank United may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance, lien or charge without regard to the foregoing provisions so long as after giving effect thereto Bank United will own directly or indirectly at least 80% of the Voting Stock of Bank United then issued and outstanding, free and clear of any such mortgage, pledge, encumbrance, lien or charge.

    (c) Notwithstanding the foregoing, Bank United may avoid the restrictions described in the previous two paragraphs if prior to any such transaction Bank United shall have unconditionally guaranteed payment when due of the Commitment Amount, if any, Bank United shall have obtained all regulatory approvals, if any, required to permit the guarantee of the payment of the Commitment Amount, and Bank United shall have delivered to the institutional trustee for the Litigation Trust an opinion of counsel stating that the guarantee of the payment of the Commitment Amount by Bank United has been duly authorized, executed and delivered and constitutes a valid, legally binding and enforceable obligation of Bank United.

    2.07 No Assignment of Claim. Bank United will not, and will not permit Bank United to, "assign" (within the meaning of 31 U.S.C. Sec. 3727) any interest in the Litigation. The parties intend and acknowledge that any merger of Bank United or Bank United with any other party shall not be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. Sec. 3727) of the Litigation.

    2.08 Return of Unused Funds. Each of the Trusts shall, immediately prior to its termination as provided by its governing documents and this Agreement, shall refund to Bank United any amount provided to such Trust pursuant to
Section 2.04 but not used, provided that each of the Trusts may retain a reasonable reserve of funds to pay for termination expenses.

                                  ARTICLE III.
                                 MISCELLANEOUS

    3.01 Waiver; Amendment. Any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement.

    3.02 Counterparts. This Commitment may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

    3.03 Governing Law. This Commitment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

    3.04 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to Bank United at its address set forth in the Merger Agreement with a copy sent to Husky at its address set forth in the Merger Agreement or to the Trusts their addresses set forth below or such other address as such party may specify by notice to the other parties hereto.

    If to the Litigation Trust to:

           Attention:

           Facsimile:

    With copies to:

           Attention:

           Facsimile:

    If to the Payment Trust to:

           Attention:

           Facsimile:

    With copies to:

           Attention:

           Facsimile:

    3.05 Entire Understanding. This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made except for the Merger Agreement.

    3.06 No Third-Party Beneficiaries; Limitation on Liability. Except as provided below, nothing in this Agreement expressed or implied is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The holders of the CPR Certificates, the Trusts and Trustees shall have no rights to enforce, institute or maintain any suit, action or proceeding against Bank United, Bank United, its affiliates, officers, directors, employees or agents relating to the entering into of this Agreement, the distribution of the CPR Certificates, the Litigation or the performance by the Trustees of their duties as Trustees. Notwithstanding the foregoing, each of the Trusts (or the Trustees on behalf of the each of the Trusts) may enforce, institute or maintain a suit, action or proceeding against (i) Bank United for breach of this Agreement, the Litigation Trust Agreement, [the Payment Trust Agreement,] or any Litigation Trustee Agreement, (ii) Bank United for failure to deliver any CPR Certificate when due or to return to the Litigation Trust for cancellation of any CPR Certificate required to be returned pursuant to the Merger Agreement when so required, (iii) Bank United for failure to deposit from time to time the amounts required pursuant to Section 2.04, or (v) Bank United for breach of this Agreement or any depository relationship obligations it may have with respect to the amounts paid by Bank United pursuant to Section 2.04.

    3.07 No Other Obligations. Except as set forth in the Litigation Trust Agreement, [the Payment Trust Agreement,] the Litigation Trustee Agreements, the Merger Agreement or in this Agreement, Bank United shall have no other obligations to the either of the Trusts, the Trustees or the holders of CPR Certificates. Without limiting the generality of the foregoing and except as provided in the Merger Agreement, the Litigation Trust Agreement, [the Payment Trust Agreement,] the Litigation Trustee Agreements or this Agreement, Bank United shall have no obligation to advance funds to either of the Trusts, the Trustees or the holders of CPR Certificates. Each of the Trusts hereby acknowledge that it has no interest in any Litigation Proceeds received by the Bank United Group except to the extent of the obligation of Bank United and Bank United hereunder to pay to the Litigation Trust or the Payment Trust, as the case may be, the Commitment Amount.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                                      BANK UNITED

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:

                                                      BANK UNITED

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:

                                                      BANK UNITED LITIGATION CONTINGENT PAYMENT RIGHTS
                                                      TRUST

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:  Litigation Trustee

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:  Litigation Trustee

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:  Institutional Trustee

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:  Delaware Trustee

                                                      BANK UNITED LITIGATION PAYMENT TRUST

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:  Title: Trustee

                                                      ------------------------------------------------
                                                      Name:
                                                      Title:  Title: Trustee

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES

    Section 3817 of the Delaware Business Trust Act and the declaration of trust for the contingent payment rights trust will provide for indemnification of the trustees of the trusts. Section 3817 of the Delaware Business Trust Act generally provides that subject to any standards or restrictions set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee from and against any and all claims whatsoever. The declaration of trust for the contingent payment trust, which will be entered into prior to the Bank United Corp. reorganization, will provide that the trusts will indemnify various entities and individuals, including the institutional trustee, the Delaware trustee and the litigation trustees. The declaration of trust for the contingent payment trust will also provide that the contingent payment rights trust will obtain liability insurance to cover its indemnification obligations and other liabilities of the litigation trustees. These provisions of the declarations of trust are described in Part I of the prospectus under "Description of the CPR Certificates--Indemnification and Related Obligations; Liability."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         3.1            Declaration of Trust of the Registrant
         3.2            Certificate of Trust of the Registrant
         4.1            Form of Amended and Restated Declaration of Trust of the
                        Registrant to be entered into among Bank United Corp. as
                        Sponsor, [              ] as institutional trustee,
                        [              ] as Delaware trustee, and [              ]
                        as litigation trustees (included as Appendix B-1 to the
                        prospectus)
         5.1            Opinion of Potter Anderson & Corroon LLP*
         8.1            Tax Opinion of Wachtell, Lipton, Rosen & Katz*
        10.1            Form of Commitment to be entered into between the contingent payment rights trust and Bank United Corp. (included as
                        Appendix C to the prospectus)
        23.1            Consent of Potter Anderson & Corroon LLP (included in
                        Exhibit 5.1)
        23.2            Consent of Wachtell, Lipton, Rosen & Katz (included in
                        Exhibit 8.1)
        24.1            Power of Attorney (included on the signature page hereto)
        99.1            Certificate of Trust of the Payment Trust*
        99.2            Form of Declaration of Trust of the Payment Trust to be
                        entered into among Bank United Corp., as Sponsor,
                        [                            ] as institutional trustee,
                        [                            ] as Delaware trustee, and
                        [                            ] as litigation trustees
                        (included as Appendix B-2 to the prospectus)

------------------------

*   To be filed by amendment

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 20), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of November, 2000.

                                                       BANK UNITED CORP. LITIGATION CONTINGENT
                                                       PAYMENT RIGHTS TRUST

                                                       By Bank United Corp., as Sponsor

                                                       By:  /s/ BARRY C. BURKHOLDER
                                                            -----------------------------------------
                                                            Name: Barry C. Burkholder
                                                            Title:  President and Chief Executive
                                                            Officer

    Each person whose signature appears below hereby constitutes and appoints the President and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, the Executive Vice President, Chief Operating Officer and General Counsel, and the Secretary, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this registration statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the registration statement as said officer or officers so acting deem(s) advisable.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
Principal Executive Officer:

                                                       President and Chief
               /s/ BARRY C. BURKHOLDER                   Executive Officer
     -------------------------------------------         Principal Financial and    November 2, 2000
                 Barry C. Burkholder                     Accounting Officer:

Principal Financial and Accounting Officer:

               /s/ ANTHONY J. NOCELLA
     -------------------------------------------       Vice Chairman and Chief      November 2, 2000
                 Anthony J. Nocella                      Financial Officer

                /s/ LEWIS S. RANIERI
     -------------------------------------------       Chairman and Director        November 2, 2000
                  Lewis S. Ranieri

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
               /s/ BARRY C. BURKHOLDER
     -------------------------------------------       Director                     November 2, 2000
                 Barry C. Burkholder

               /s/ LAWRENCE CHIMERINE
     -------------------------------------------       Director                     November 2, 2000
              Lawrence Chimerine, Ph.D.

                 /s/ DAVID M. GOLUSH
     -------------------------------------------       Director                     November 2, 2000
                   David M. Golush

                 /s/ PAUL M. HORVITZ
     -------------------------------------------       Director                     November 2, 2000
               Paul M. Horvitz, Ph.D.

                 /s/ ALAN E. MASTER
     -------------------------------------------       Director                     November 2, 2000
                   Alan E. Master

               /s/ ANTHONY J. NOCELLA
     -------------------------------------------       Director                     November 2, 2000
                 Anthony J. Nocella

              /s/ SALVATORE A. RANIERI
     -------------------------------------------       Director                     November 2, 2000
                Salvatore A. Ranieri

                  /s/ SCOTT A. SHAY
     -------------------------------------------       Director                     November 2, 2000
                    Scott A. Shay

                /s/ PATRICIA A. SLOAN
     -------------------------------------------       Director                     November 2, 2000
                  Patricia A. Sloan

               /s/ MICHAEL S. STEVENS
     -------------------------------------------       Director                     November 2, 2000
                 Michael S. Stevens

                                 EXHIBIT INDEX

                                                                                      SEQUENTIALLY
                                                                                        NUMBERED
EXHIBIT NO.                                     DESCRIPTION                               PAGE
-----------             ------------------------------------------------------------  ------------
3.1.........            Declaration of Trust of the Registrant......................

3.2.........            Certificate of Trust of the Registrant......................

4.1.........            Form of Amended and Restated Declaration of Trust of the
                        Registrant to be entered into among Bank United Corp. as
                        Sponsor, [            ] as institutional trustee, [        ]
                        as Delaware trustee, and [            ] as litigation
                        trustees (included as Appendix B-1 to the prospectus).......

5.1.........            Opinion of Potter Anderson & Corroon LLP*...................

8.1.........            Tax Opinion of Wachtell Lipton Rosen & Katz*................

10.1........            Form of Commitment to be entered into between the contingent payment rights trust and Bank United Corp. (included as
                        Appendix C to the prospectus)...............................

23.1........            Consent of Potter Anderson & Corroon LLP (included in
                        Exhibit 5.1)................................................

23.2........            Consent of Wachtell Lipton Rosen & Katz (included in
                        Exhibit 8.1)................................................

24.1........            Power of Attorney (included on the signature page hereto)...

99.1........            Certificate of Trust of the Payment Trust*..................

99.2........            Form of Declaration of Trust of the Payment Trust to be
                        entered into among Bank United Corp., as Sponsor, [   ] as
                        institutional trustee, [   ] as Delaware trustee, and [   ]
                        as litigation trustees (included as Appendix B-2
                        prospectus).................................................

------------------------

*   To be filed by amendment